UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CC Media Holdings, Inc.
(Name of Registrant as Specified in its Charter)

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CC MEDIA HOLDINGS, INC.

200 East Basse Road
San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2011

As a stockholder of CC Media Holdings, Inc. (“CC Media” or the “Company”), you are hereby given notice of and invited to attend, in person or by proxy, the Annual Meeting of Stockholders of CC Media to be held at the corporate headquarters of CC Media, located at 200 East Basse Road, San Antonio, Texas 78209, on May 17, 2011, at 9:00 a.m. local time, for the following purposes:

1.	to elect the 12 nominees for directors named in this proxy statement;

2.	to approve an advisory resolution on executive compensation;

3.	to conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of CC Media for the year ending December 31, 2011; and

5.	to transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2011 are entitled to notice of and to vote at the annual meeting.

Two cut-out admission tickets are included on the back cover of this document and are required for admission to the annual meeting.  Please contact the Secretary of CC Media at the corporate headquarters of CC Media if you need additional tickets.  If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to stockholders and one guest per each stockholder.  Admission to the annual meeting will be on a first-come, first-served basis.  Registration and seating will begin at 8:30 a.m. local time.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.  Cameras (including cellular telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.  The annual meeting will begin promptly at 9:00 a.m. local time.

Your attention is directed to the accompanying proxy statement.  In addition, although mere attendance at the annual meeting will not revoke your proxy, if you attend the annual meeting you may revoke your proxy and vote in person.  To ensure that your shares are represented at the annual meeting, please complete, date, sign and mail the enclosed proxy card in the return envelope provided for that purpose.

  By Order of the Board of Directors

/s/ Robert H. Walls, Jr.

Robert H. Walls, Jr.
Office of the Chief Executive Officer, and
Executive Vice President, General Counsel and Secretary
San Antonio, Texas
April 8, 2011

 IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011:

The Proxy and Annual Report Materials are available at:
http://bnymellon.mobular.net/bnymellon/ccmo

2011 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of CC Media Holdings, Inc. (herein referred to as “CC Media,” “Company,” “we,” “our,” or “us”) to be held on Tuesday, May 17, 2011, beginning at 9:00 a.m. local time, at the corporate offices of CC Media located at 200 East Basse Road, San Antonio, Texas, and at any postponements or adjournments thereof.  This proxy statement is first being mailed to stockholders on or about April 18, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors of CC Media (the “Board”) is providing these proxy materials to you in connection with CC Media’s annual meeting of stockholders (the “annual meeting”), which will take place on May 17, 2011.  The Board is soliciting proxies to be used at the annual meeting.  You also are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our most highly paid executive officers and certain other required information.  Following this proxy statement are excerpts from CC Media’s 2010 Annual Report on Form 10-K, including the Consolidated Financial Statements, Notes to the Consolidated Financial Statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as certain other data.  A proxy card and a return envelope also are enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

•	the election of the 12 nominees for directors named in this proxy statement;
•	the approval of an advisory resolution on executive compensation;
•	an advisory vote on the frequency of future advisory votes on executive compensation; and
•	the ratification of the selection of Ernst & Young LLP as CC Media’s independent registered public accounting firm for the year ending December 31, 2011.

Q:	Which of my shares may I vote?

A:
Each share of Class A common stock and each share of Class B common stock owned by you as of the close of business on April 1, 2011 (the “Record Date”) may be voted by you.  These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.  Each share of your Class A common stock is entitled to one vote at the annual meeting.  Each holder of shares of Class B common stock is entitled to 107.14 votes per share, which is the number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date.  Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of CC Media.  As of the Record Date, there were 23,631,231 shares of CC Media’s Class A common stock, 555,556 shares of CC Media’s Class B common stock and 58,967,502 shares of CC Media’s Class C common stock outstanding.  All of the outstanding shares of Class B common stock and Class C common stock are held by CC IV (as defined below) and CC V (as defined below), respectively.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of CC Media hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:  If your shares are registered directly in your name with CC Media’s transfer agent, BNY Mellon Investor Services LLC (“Mellon”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Mellon on behalf of CC Media.  As the stockholder of record, you have the right to grant your voting proxy directly to CC Media or to vote in person at the annual meeting.  CC Media has enclosed a proxy card for you to use.

Beneficial Owner:  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker on how to vote and also are invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you obtain and present at the meeting a signed proxy from the record holder giving you the right to vote the shares.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	What constitutes a quorum?

A:
For purposes of electing the two directors that the holders of CC Media’s Class A common stock are entitled to elect, the presence, in person or by proxy, of the holders of outstanding shares of CC Media’s Class A common stock representing a majority of the votes entitled to be cast by holders of Class A common stock is necessary to constitute a quorum at the annual meeting.  For all other matters, including for purposes of electing the 10 other directors, the presence, in person or by proxy, of the holders of outstanding shares of CC Media’s common stock representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the annual meeting.  Votes “withheld,” abstentions and “broker non-votes” (described below) are counted as present for purposes of establishing a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Brokers will have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions.  When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote.”  If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (1) the election of directors, (2) the advisory resolution on executive compensation and (3) the advisory vote on the frequency of future advisory votes on executive compensation.  Your broker will send you directions on how you can instruct your broker to vote.

As described above, if you do not provide your broker with voting instructions and the broker is not permitted to vote your shares on a proposal, a “broker non-vote” occurs.  Broker non-votes will be counted for purposes of establishing a quorum at the annual meeting and will have no effect on the vote on any of the proposals at the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted by you in person at the annual meeting.  If you choose to vote your shares held of record in person at the annual meeting, please bring the enclosed proxy card and proof of identification.  Even if you plan to attend the annual meeting, CC Media recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting.  You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the annual meeting.  Shares held in “street name” may be voted in person by you at the annual meeting only if you obtain and present at the meeting a signed proxy from the record holder giving you the right to vote the shares.  Your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the annual meeting.

If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to stockholders and one guest per each stockholder.  Admission to the annual meeting will be on a first-come, first-served basis.  Registration and seating will begin at 8:30 a.m. local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.  Cameras (including cellular telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in “street name,” when you return your proxy card or voting instructions accompanying this proxy statement, properly signed, the shares represented will be voted in accordance with your directions.  You can specify your choices by marking the appropriate boxes on the enclosed proxy card or voting instruction card.

Q:	What if I return my proxy card without specifying my voting choices?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	What if I abstain from voting or withhold my vote on a specific proposal?

A:
If you withhold your vote on the election of directors or abstain from voting on any of the other proposals, it will have no effect on the outcome of the vote on any of the proposals at the annual meeting.  Abstentions are counted as present for purposes of determining a quorum.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	What are CC Media’s voting recommendations?

A:	The Board recommends that you vote your shares “FOR”:

•	each of the 12 nominees for directors named in this proxy statement;
•	the approval of an advisory resolution on executive compensation;
•	holding an advisory vote on executive compensation once every three years; and
•	the ratification of the selection of Ernst & Young LLP as CC Media’s independent registered public accounting firm for the year ending December 31, 2011.

Q:	What vote is required to elect the directors and approve each proposal?

A:
Holders of Class A common stock, voting as a separate class, are entitled to elect two members of our Board.  For the election of the 10 other members of our Board and all other matters submitted to a vote of the stockholders, the holders of Class A common stock and Class B common stock will vote together as a single class.  The directors will be elected by a plurality of the votes properly cast.  With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board will consider the frequency that receives the highest number of votes to be the frequency selected by our stockholders, regardless of whether that frequency receives a majority of the votes cast.   The advisory vote on executive compensation and the ratification of the selection of Ernst & Young LLP as CC Media’s independent registered public accounting firm for the year ending December 31, 2011 will be approved by the affirmative vote of a majority of the votes properly cast.

Q:	May I change my vote?

A:
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by sending the Secretary of CC Media a proxy card dated later than your last submitted proxy card, notifying the Secretary of CC Media in writing or voting in person at the annual meeting.  If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker or other nominee to change your vote.

Q:	Where can I find the voting results of the annual meeting?

A:
CC Media will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K, which we anticipate filing with the Securities and Exchange Commission (the “SEC”) by May 23, 2011.

Q:	May I access CC Media’s proxy materials from the Internet?

A:	Yes. These materials are available at http://bnymellon.mobular.net/bnymellon/ccmo.

THE BOARD OF DIRECTORS

Our Board, which consists of 12 members, is responsible for overseeing the direction of CC Media and for establishing broad corporate policies.  However, in accordance with corporate legal principles, it is not involved in day-to-day operating details.  Members of the Board are kept informed of CC Media’s business through discussions with the Chief Executive Officer, the Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS

Holders of CC Media’s Class A common stock, voting as a separate class, are entitled to elect two members of the Board.  However, since several entities controlled by Bain Capital Investors, LLC and its affiliates (collectively, “Bain Capital”) and Thomas H. Lee Partners, L.P. and its affiliates (collectively, “THL” and, together with Bain Capital, the “Sponsors”) hold a majority of the outstanding capital stock and voting power of CC Media, the holders of CC Media’s Class A common stock do not have the voting power to elect the remaining 10 members of our Board.  Pursuant to an amended and restated voting agreement (the “Voting Agreement”) entered into among B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Merger Co., Inc. (“Merger Sub”), CC Media, Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III L.P. (collectively, with Highfields Capital I LP and Highfields Capital II LP, the “Highfields Funds”), and Highfields Capital Management LP on May 13, 2008, one of the members of the Board who was to be elected by holders of CC Media’s Class A common stock was selected by Highfields Capital Management LP, which member was named to the Nominating and Corporate Governance Committee of CC Media’s Board and who the parties to the Voting Agreement agreed would be Jonathon S. Jacobson, and the other director was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP, who the parties to the Voting Agreement agreed would be David C. Abrams.  These directors are nominated to stand for reelection at the annual meeting.  Until the date that the Highfields Funds own less than five percent of the Class A common stock of CC Media, CC Media will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management LP, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP.  CC Media also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its Board, CC Media will cause at least one of the independent directors to be appointed to each of the primary standing committees of the Board and if such independent director shall cease to serve as a director of CC Media or otherwise is unable to fulfill his or her duties on any such committee, CC Media shall cause the director to be succeeded by another independent director.

BOARD MEETINGS

During 2010, the Board held six meetings.  All of CC Media’s directors, other than Ian K. Loring, attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served during 2010.

STOCKHOLDER MEETING ATTENDANCE

CC Media encourages, but does not require, directors to attend the annual meetings of stockholders.  Messrs. Mark P. Mays and Randall T. Mays attended the annual meeting of stockholders in 2010.

INDEPENDENCE OF DIRECTORS

The Board has adopted the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) for determining the independence of its members.  To be considered independent under NASDAQ rules, a director may not be employed by CC Media or engage in certain types of business dealings with CC Media.  As required, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has affirmatively determined that David C. Abrams and Jonathon S. Jacobson are independent directors under the listing standards of NASDAQ.  In making these determinations, the Board reviewed and discussed information provided by the directors and by CC Media with regard to the directors’ business and personal activities as they relate to CC Media and its affiliates.  In the ordinary course of business during 2010, we entered into purchase and sale transactions for products and services with certain entities affiliated with members of our Board, as described below, and these transactions were considered by our Board in making their independence determinations with respect to Messrs. Abrams and Jacobson:

•
Funds managed by Mr. Abrams own approximately 13.2% of Arbitron Inc.  During 2010, we entered into a new contract with Arbitron Inc., pursuant to which we and our affiliates paid approximately $80.5 million for radio ratings information, software and market research.  Mr. Abrams did not participate in our Board’s consideration of the contract.  We and our affiliates also received approximately $182,000 from Arbitron Inc. during 2010.  During 2010, we and our affiliates also conducted a small amount of business (less than $100,000) with other entities for which Mr. Abrams serves as a director.

•	Non-profit organizations for which Mr. Jacobson or an immediate family member serves as a director or trustee paid us and our affiliates approximately $132,000 for advertising during 2010.

These payments are for ordinary course of business transactions and we generally expect transactions of a similar nature to occur during 2011.  In each case, the Board concluded that the transaction or relationship did not impair the independence of the director.

COMMITTEES OF THE BOARD

The three primary standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Each committee has a written charter, which guides its operations.  The written charters are available on CC Media’s Internet website at www.ccmediaholdings.com.  The table below sets forth the members of each of these committees.

Board Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David C. Abrams	*X	X
Irving L. Azoff
Steven W. Barnes			X
Richard J. Bressler	X	X
Charles A. Brizius		X	X
John P. Connaughton		*X
Blair E. Hendrix	X	X
Jonathon S. Jacobson		X	X
Ian K. Loring			X
Mark P. Mays
Randall T. Mays
Scott M. Sperling			*X
_______________
* = Chairman
X = Committee member

The Board also has an Operating Committee, which currently is composed of Richard J. Bressler, John P. Connaughton, Blair E. Hendrix and Scott M. Sperling.  The purpose of the Operating Committee is to actively engage with management on strategy and execution of corporate and financial plans and goals, as well as such other responsibilities and duties as may be established by the Board from time to time.

The Audit Committee

The Audit Committee assists the Board in its general oversight of CC Media’s financial reporting, internal control and audit functions.  Audit Committee member David C. Abrams has been designated by our Board as an “Audit Committee Financial Expert,” as defined by the SEC.  The Audit Committee met 11 times during 2010.  Mr. Abrams is independent as defined by the standards of the rules and regulations of the SEC and CC Media’s independence standards.

The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	select the independent registered public accounting firm;
•	approve or pre-approve all auditing and non-audit services by the independent registered public accounting firm;
•	review, evaluate and discuss reports regarding the independent registered public accounting firm’s independence;
•	review with the internal auditors and the independent registered public accounting firm the scope and plan for audits;
•
review with management, the internal auditors and the independent registered public accounting firm CC Media’s system of internal control, financial and critical accounting practices and its policies relating to risk assessment and risk management, including legal and ethical compliance programs;

•
review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and

•	review material pending legal proceedings involving the Company and other contingent liabilities.

The full text of the Audit Committee’s charter can be found on our website at www.ccmediaholdings.com.

The Compensation Committee

The Compensation Committee, together with its Executive Performance Subcommittee (the “Subcommittee”), administers CC Media’s equity plans and performance-based compensation plans, determines compensation arrangements for executive officers and makes recommendations to the Board concerning the compensation, if any, of directors of CC Media and its subsidiaries (except with respect to matters related to the compensation of the directors and certain officers of CC Media’s publicly traded indirect subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCOH”)).  The Compensation Committee met six times during 2010.  Compensation Committee members David C. Abrams and Jonathon S. Jacobson are independent as defined by CC Media’s independence standards.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees of the Compensation Committee.  In addition, the Board may form subcommittees composed solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).  In order to help it carry out its responsibilities, the Board and the Compensation Committee created the Subcommittee, which is composed of Messrs. Abrams and Jacobson.  The Subcommittee met one time during 2010.

The Compensation Committee and the Subcommittee each have the ability, under their respective charters, to select and retain, at the expense of CC Media, independent legal and financial counsel and other consultants necessary to assist them as they each may deem appropriate, in their sole discretion.  The Compensation Committee and the Subcommittee also each have the authority to select and retain any compensation consultant to be used to survey the compensation practices in CC Media’s industry and to provide advice so that CC Media can maintain its competitive ability to recruit and retain highly qualified personnel.  They have the sole authority to approve related fees and retention terms for any of their respective counsel and consultants.

The Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, are to:

•	assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans;
•
obtain through discussions with management an understanding of CC Media’s risk management practices and policies in order to appropriately evaluate whether CC Media’s compensation policies or practices create incentives that affect risk taking;

•	make recommendations to the Board regarding the adoption of new employee incentive compensation plans and equity-based plans;
•
review and discuss with management the Compensation Discussion and Analysis and, based on that review and discussion, recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement;

•	produce a Compensation Committee report on executive compensation for inclusion in the proxy statement; and
•	make recommendations to the Board regarding compensation, if any, of the Board.

The Subcommittee’s primary responsibilities, which are discussed in detail within its charter, are to:

•
review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s and other executive officers’ compensation level based on this evaluation; and

•
approve all awards under CC Media’s incentive compensation plans and equity-based plans, as well as adopt, administer, amend or terminate such plans; provided, that no adoption, amendment or termination of any compensation plan under which stock may be issued, or in which a member of the Board may be a participant, shall be effective unless the same shall be approved by the Board and, to the extent required by law or rules of any stock exchange on which CC Media’s securities are listed, by the stockholders.

The full text of the Compensation Committee’s charter and the Subcommittee’s charter can be found on our website at www.ccmediaholdings.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become Board members;
•	receive nominations for qualified individuals and review recommendations put forward by the Chief Executive Officer or recommended by stockholders; and
•	recommend to the Board the director nominees for the next annual meeting of stockholders.

The Nominating and Corporate Governance Committee did not meet in person during 2010.  Committee member Jonathan S. Jacobson is independent as defined by CC Media’s independence standards.  The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at www.ccmediaholdings.com.

Our directors play a critical role in guiding CC Media’s strategic direction and oversee the management of CC Media.  CC Media does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to recommend the nomination of directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate mix of experience, skills, and expertise to oversee CC Media’s business.  Director candidates should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated and have the time, energy, interest and willingness to serve as a member of the Board.  The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.  The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

The Board will consider as potential nominees individuals properly recommended by stockholders.  Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Secretary, CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.  Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected.  The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees.  Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our Bylaws, as described below under “Stockholder Proposals for 2012 Annual Meeting and Advance Notice Procedures.”

BOARD LEADERSHIP STRUCTURE

Since July 30, 2008, Mark P. Mays has served as both our Chief Executive Officer and our Chairman of the Board.  Mr. Mark P. Mays retired as our Chief Executive officer on March 31, 2011, but will continue to serve as our Chairman of the Board.  We have been actively searching for a replacement but, to date, have not identified a permanent successor.  On March 31, 2011, our Board (1) established a new “Office of the Chief Executive Officer” to serve the functions of the Chief Executive Officer and President until such time that a permanent replacement for Mr. Mark P. Mays is hired and (2) appointed Mr. Thomas W. Casey (our current Executive Vice President and Chief Financial Officer) and Mr. Robert H. Walls, Jr. (our current Executive Vice President, General Counsel and Secretary) to serve in the newly-created office in addition to their existing offices, which they will retain.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of CC Media to make that determination based on the position and direction of CC Media, the membership of the Board and the individuals who occupy those roles.  As our Chairman of the Board and our most recent Chief Executive Officer, Mr. Mark P. Mays will work collaboratively with the Office of the Chief Executive Officer and the new permanent Chief Executive Officer, once hired, to effect a smooth transition and will remain available to provide advice and input to them regarding long term strategy and vision.  He also will continue to provide our Board with insight into our operations and facilitate the flow of information between management and the Board.  In addition, Board members John P. Connaughton and Scott M. Sperling serve as Co-Presiding Directors of our Board, providing an additional layer of non-employee director oversight.  For the reasons described above, our Board believes that this leadership structure is appropriate for us at this time.

Our risk management philosophy strives to:

•	timely identify the material risks that CC Media faces;
•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;
•	implement appropriate and responsive risk management strategies consistent with CC Media’s risk profile; and
•	integrate risk management into CC Media’s decision-making.

The Board has designated the Audit Committee to oversee risk management.  The Audit Committee reports to the Board regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of CC Media’s risk management processes.  In addition, as our Chairman, Mr. Mark P. Mays is able to provide our Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business as our most recent Chief Executive Officer.  The Board encourages management to promote a corporate culture that incorporates risk management into CC Media’s corporate strategy and day-to-day operations.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD

Stockholders and other interested parties desiring to communicate with the Board or individual directors should do so by sending regular mail to:

Board of Directors
  CC Media Holdings, Inc.
  200 East Basse Road
  San Antonio, Texas 78209

CODE OF BUSINESS CONDUCT AND ETHICS

In 2002, Clear Channel Communications, Inc. (“Clear Channel”) adopted a Code of Business Conduct and Ethics, as amended from time to time (the “Code of Conduct”), applicable to all of its directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, which constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K.  Upon the consummation of the Merger (as defined below), Clear Channel became an indirect wholly-owned subsidiary of CC Media and certain members of Clear Channel management entered into employment agreements with, and were appointed as officers of, CC Media.  Accordingly, the Code of Conduct applies to the principal executive officer, principal financial officer and principal accounting officer of CC Media, as these individuals are the principal executive officer, principal financial officer and principal accounting officer, respectively, of Clear Channel.  The Code of Conduct is publicly available on CC Media’s Internet website at www.ccmediaholdings.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.ccmediaholdings.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of CC Media’s common stock as of April 1, 2011 for: (1) each director currently serving on the Board and each of the nominees for director; (2) each of the named executive officers; (3) the directors and executive officers as a group; and (4) each person known to CC Media to beneficially own more than 5% of CC Media’s outstanding shares of common stock.  At the close of business on April 1, 2011, there were 23,631,231 shares of CC Media’s Class A common stock, 555,556 shares of CC Media’s Class B common stock and 58,967,502 shares of CC Media’s Class C common stock outstanding.  In addition, information concerning the beneficial ownership of common stock of our indirect subsidiary, CCOH, by: (1) each director currently serving on the Board and each of the nominees for director; (2) each of the named executive officers; and (3) the directors and executive officers as a group is set forth in the footnotes to the table below.  At the close of business on April 1, 2011, there were 40,876,781 shares of CCOH’s Class A common stock outstanding and 315,000,000 shares of CCOH’s Class B common stock outstanding.  Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC (“CC IV”) and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P. (“CC V”), each of which ultimately are controlled jointly by the Sponsors.  These shares represent in the aggregate approximately 72% (whether measured by voting power or economic interest) of the equity of CC Media.

Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of CC Media, each share of Class B common stock and each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time.  Each holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date.  Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of CC Media.  Each share of common stock is entitled to share on a pro rata basis in any distributions by CC Media.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class C Common Stock		Percentage of Outstanding Common Stock on an As-Converted Basis(b)
Holders of More than 5%:
Bain Capital Investors, LLC and Related Investment Funds	—	555,556	(c)	58,967,502	(d)	71.58%
Thomas H. Lee Partners, L.P. and Related Investment Entities	—	555,556	(e)	58,967,502	(f)	71.58%
Highfields Capital Management LP and managed investment funds(g)	9,950,510	—		—		11.97%
FMR LLC and related investment funds(h)	4,287,500	—		—		5.16%
Marathon Asset Management LLP and affiliates(i)	3,110,065	—		—		3.74%
Abrams Capital Management, L.P. and affiliates(j)	2,495,506	—		—		3.00%

Named Executive Officers, Executive Officers and Directors:
David C. Abrams(j)	2,495,506	—	—	3.00%
Irving L. Azoff	—	—	—	—
Steven W. Barnes(k)	—	—	—	—
Richard J. Bressler(l)	—	—	—	—
Charles A. Brizius(l)	—	—	—	—
Thomas W. Casey(m)	62,500	—	—	*
John P. Connaughton(k)	—	—	—	—
Blair E. Hendrix(k)	—	—	—	—
John E. Hogan(n)	18,534	—	—	*
Jonathon S. Jacobson(g)	—	—	—	—
Ian K. Loring(k)	—	—	—	—
Mark P. Mays(o)	694,153	—	—	*
Randall T. Mays(p)	1,111,431	—	—	1.33%
L. Lowry Mays(q)	715,240	—	—	*
Scott M. Sperling(l)	—	—	—	—
Robert H. Walls, Jr.	—	—	—	—
All directors and executive officers as a group (18 individuals)(r)	4,423,374	—	—	5.27%
___________________
* Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d) (1) under the Securities Exchange Act.

(c)
Represents the 555,556 shares of Class B common stock of CC Media owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock.  Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV.  Each of BCI, BCP IX and Bain Fund IX expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d) (3) and Rule 13d-3 of the Securities Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.  The business address of CC IV is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(d)
Represents the 58,967,502 shares of Class C common stock of CC Media owned by CC V, which represents 100% of the outstanding shares of our Class C common stock.  BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”) and which also holds 50% of the limited liability company interests in CC Capital V Manager, LLC (“CC V Manager”). CC V Manager is the general partner of CC V.  BCI is the general partner of BCP IX, which is the general partner of each of Bain Fund IX, Bain Capital (CC) IX Coinvestment, L.P. (“Bain Coinvest IX”), Bain Capital (CC) IX Offshore, L.P. (“Bain Offshore Fund IX”), and Bain Capital (CC) IX Coinvestment Offshore, L.P. (“Bain Offshore Coinvest IX” and, together with Bain Fund IX, Bain Coinvest IX and Bain Offshore Fund IX, collectively, the “Bain Fund IX Entities”).  BCI is also the general partner of Bain Capital Partners (CC) X, L.P. (“BCP X”), which is the general partner of each of Bain Capital (CC) X, L.P. (“Bain Fund X”), Bain Capital (CC) X Coinvestment, L.P. (“Bain Coinvest X”), Bain Capital (CC) X Coinvestment Offshore, L.P. (“Bain Offshore Coinvest X”) and Bain Capital (CC) X Offshore, L.P. (“Bain Offshore Fund X” and, together with Bain Fund X, Bain Coinvest X and Bain Offshore Coinvest X, the “Bain Fund X Entities”).  BCI is also the managing partner of each of BCIP Associates – G (“BCIP Associates G”), BCIP Associates III (“BCIP Associates III”), BCIP Associates III – B (“BCIP Associates III – B”), BCIP Trust Associates III (“BCIP Trust Associates III”) and BCIP Trust Associates III-B (“BCIP Trust Associates III-B”) and BCIP Associates III is the manager and sole member of BCIP Associates III, LLC, BCIP Associates III-B is the manager and sole member of BCIP Associates III-B, LLC, BCIP Trust Associates III is the manager and sole member of BCIP T Associates III, LLC, and BCIP Trust Associates III-B is the manager and sole member of BCIP T Associates III-B, LLC.  BCIP Associates III, LLC, BCIP Associates III-B, LLC, BCIP T Associates III, LLC, BCIP T Associates III-B, LLC and BCIP Associates G are collectively referred to as the “BCIP Entities.”  Each of the Bain Fund IX Entities, the Bain Fund X Entities and the BCIP Entities hold limited partnership interests of Bain CC Investors, which holds 50% of the limited partnership interests in CC V.  Each of BCI, Bain CC Partners, Bain CC Investors, CC V Manager, BCP IX, BCP X, each of the Bain Fund IX Entities, each of the Bain Fund X Entities, BCIP Associates III, BCIP Associates III-B, BCIP Trust Associates III, BCIP Trust Associates III-B and each of the BCIP Entities expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.  The business address of CC V is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(e)
Represents the 555,556 shares of CC Media’s Class B common stock owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock.  Thomas H. Lee Advisors, LLC (“THLA”) is the general partner of Thomas H. Lee Partners, L.P. (“THLP”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of Thomas H. Lee Equity Fund VI, L.P. (the “THL Fund”), which holds 50% of the limited liability company interests in CC IV.  Each of THLA, THLP, THL Advisors and the THL Fund expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d) (3) and Rule 13d-3 of the Securities Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.  The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(f)
Represents the 58,967,502 shares of CC Media’s Class C common stock owned by CC V, which represents 100% of the outstanding shares of our Class C common stock.  THLA is the general partner of THLP, which is the sole member of THL Advisors, which is the general partner of each of the THL Fund and THL Equity Fund VI Investors (Clear Channel), L.P. (the “THL Investors Fund”).  THLP is the general partner of each of THL Coinvestment Partners, L.P. (“THL Coinvestment”) and THL Operating Partners, L.P. (“THL Operating”) and THL Advisors is the general partner of each of Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel”) and Thomas H. Lee Parallel (DT) Fund VI, L.P. (“THL Parallel DT”), each of which entities is a limited partner in the THL Investors Fund.  THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V.  The THL Fund and the THL Investors Fund collectively hold 50% of the limited partnership interests in CC V.  Each of THLA, THLP, THL Advisors, CC V Manager, the THL Fund, the THL Investors Fund, THL Coinvestment, THL Operating, THL Parallel and THL Parallel DT expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d) (3) and Rule 13d-3 of the Securities Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.  The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(g)
As reported on a Schedule 13G/A filed with respect to CC Media’s Class A common stock on February 14, 2011, Highfields Capital Management LP (“Highfields Capital Management”) is the investment manager to each of Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”).  Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management.  Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II and Highfields III.  Each of Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I, Highfields II and Highfields III disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself except to the extent of its pecuniary interest therein.  Mr. Jacobson is a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates.  Mr. Jacobson may be deemed to have voting and dispositive power with respect to all of the shares of Class A common stock held by Highfields I, Highfields II and Highfields III.  Mr. Jacobson disclaims beneficial ownership of any securities owned beneficially or of record by any other person or persons except to the extent of his pecuniary interest therein.  Mr. Jacobson has indicated that a portion or all of the securities described herein to which he has disclaimed beneficial ownership may be held in margin accounts from time to time.  The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management, LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.  The business address of Highfields III is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. The shares of CC Media’s Class A common stock reported on the Schedule 13G/A represent 42.11% of the shares of CC Media’s Class A common stock.

(h)
As reported on Schedule 13G/A filed with respect to CC Media’s Class A common stock on February 17, 2009. FMR LLC, a Delaware limited liability company, is a parent holding company in accordance with Section 240.13d-1(b)(ii)(G) of the Securities Exchange Act. Fidelity Management & Research Company, a Delaware corporation, is a wholly-owned subsidiary of FMR LLC, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and provides investment advisory services to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management & Research Company was the beneficial owner of and had sole dispositive power over 4,287,500 shares of CC Media’s Class A common stock as of December 31, 2008. Fidelity Dividend Growth Fund was the beneficial owner of 1,200,000 shares of Class A common stock as of December 31, 2008. Fidelity Equity-Income Fund was the beneficial owner of 2,159,142 shares of Class A common stock as of December 31, 2008. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, and the funds each have sole power to dispose of the 4,287,500 shares of Class A common stock owned by the funds. The business address of FMR LLC, Fidelity Management & Research Company, Fidelity Dividend Growth Fund, Fidelity Equity-Income Fund and Mr. Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.  The shares of CC Media’s Class A common stock reported on the Schedule 13G/A represent 18.14% of the shares of CC Media’s Class A common stock.

(i)
As reported on Schedule 13G filed with respect to CC Media’s Class A common stock on February 3, 2011. The shares of CC Media’s Class A common stock reported in the Schedule 13G may be deemed to be beneficially owned by one or more of the following persons: M.A.M. Investments Ltd., a Jersey corporation (“M.A.M.”), Marathon Asset Management (Services) Ltd, a UK Corporation (“Marathon Ltd”), Marathon Asset Management LLP, a limited liability partnership incorporated under the laws of England and Wales (“Marathon LLP”), William James Arah, Jeremy John Hosking and Neil Mark Ostrer.  Marathon Limited, an owner of Marathon LLP, is a wholly owned subsidiary of MAM and as such shares with MAM the voting and dispositive power as to all of the shares beneficially owned by Marathon Ltd.  Messrs. Arah, Hosking and Ostrer are directors and indirect owners of Marathon Ltd and owners and Executive Committee members of Marathon LLP.  The business address of MAM, Marathon Ltd and Marathon LLP is Orion House, 5 Upper St. Martin’s Lane, London WC2H 9EA, United Kingdom.  The shares of CC Media’s Class A common stock reported on the Schedule 13G represent 13.16% of the shares of CC Media’s Class A common stock.

(j)
As reported on Schedule 13G/A filed with respect to CC Media’s Class A common stock on February 11, 2011. The CC Media shares reported in the Schedule 13G/A for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital, LLC (“Abrams Capital”) represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner.  Shares reported in the Schedule 13G/A for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by other private investment funds for which Abrams CM LP serves as investment manager.  Abrams Capital Management, LLC is the general partner of Abrams CM LP.  The CC Media shares reported in the Schedule 13G/A for Mr. Abrams represent the above referenced CCMH shares reported for Abrams Capital and Abrams CM LLC.  Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC.  The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.  The shares of CC Media’s Class A common stock reported on the Schedule 13G/A represent 10.56% of the shares of CC Media’s Class A common stock.

As reported on Schedule 13G/A filed with respect to CCOH’s Class A common stock on February 11, 2011, ACP II and affiliates beneficially owned 3,317,090 shares of CCOH’s Class A common stock, which represented 8.11% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.  Shares reported in the Schedule 13G/A for Abrams Capital represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner.  Shares reported in the Schedule 13G/A for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager.  Shares reported in the Schedule 13G/A for Mr. Abrams with respect to CCOH shares represent the above referenced CCOH shares reported Abrams Capital and Abrams CM LLC.

(k)
Steven W. Barnes, John P. Connaughton, Blair E. Hendrix and Ian K. Loring are managing directors and members of BCI and, by virtue of this and the relationships described in footnotes (c) and (d) above, may be deemed to share voting and dispositive power with respect to all of the shares of CC Media’s Class B common stock held by CC IV and all of the shares of CC Media’s Class C common stock held by CC V.  Each of Messrs. Barnes, Connaughton, Hendrix and Loring expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein.  The business address of each of Messrs. Barnes, Connaughton, Hendrix and Loring is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(l)
Richard J. Bressler, Charles A. Brizius and Scott M. Sperling are managing directors of THLA and limited partners of THLP and, by virtue of this and the relationships described in footnotes (e) and (f) above, may be deemed to share voting and dispositive power with respect to all of the shares of CC Media’s Class B common stock held by CC IV and all of the shares of CC Media’s Class C common stock held by CC V.  Each of Messrs. Bressler, Brizius and Sperling expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein.  The business address of each of Messrs. Bressler, Brizius and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(m)	Includes vested stock options representing 62,500 shares of CC Media’s Class A common stock held by Mr. Casey. These holdings represent less than 1% of CC Media’s Class A common stock.

(n)	Includes 7,500 shares of unvested restricted CC Media Class A common stock held by Mr. Hogan. These holdings represent less than 1% of CC Media’s Class A common stock.

(o)
Includes vested stock options and stock options that will vest within 60 days after April 1, 2011 collectively representing 196,836 shares of CC Media’s Class A common stock held by Mr. Mark P. Mays, 359,834 shares of unvested restricted Class A common stock of CC Media held by Mr. Mark P. Mays and 29,970 shares of CC Media’s Class A common stock held by trusts of which Mr. Mark P. Mays is the trustee.  These holdings represent 2.91% of CC Media’s Class A common stock.

As of April 1, 2011, Mr. Mark P. Mays also held 11,398 shares of CCOH’s Class A common stock, 4,167 shares of unvested restricted Class A common stock of CCOH and stock options to purchase 150,000 shares of CCOH’s Class A common stock that are vested or that will vest within 60 days after April 1, 2011.  These holdings represented less 1% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common are converted to shares of CCOH’s Class A common stock.

(p)
Includes vested stock options representing 413,850 shares of CC Media’s Class A common stock held by Mr. Randall T. Mays, 359,834 shares of unvested restricted Class A common stock of CC Media held by Mr. Randall T. Mays and 102,168 shares of CC Media’s Class A common stock held by RTM Partners, Ltd.  Mr. Randall T. Mays controls the sole general partner of RTM Partners, Ltd. These holdings represent 4.62% of CC Media’s Class A common stock.

As of April 1, 2011,Mr. Randall T. Mays also held 16,667 shares of CCOH’s Class A common stock and stock options to purchase 150,000 shares of CCOH’s Class A common stock that are vested.  These holdings represented less than 1% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(q)
Includes vested stock options representing 102,137 shares of CC Media’s Class A common stock held by Mr. L. Lowry Mays, 13,250 shares of unvested restricted Class A common stock of CC Media held by Mr. L. Lowry Mays and 542,112 shares of CC Media’s Class A common stock held by LLM Partners, Ltd.  Mr. L. Lowry Mays shares control of the sole general partner of LLM Partners, Ltd.  These holdings represent 3.01% of CC Media’s Class A common stock.

(r)
Includes: (1) 2,495,506 shares of CC Media’s Class A common stock beneficially owned by Abrams Capital Management, L.P. and affiliates (Mr. Abrams is one of our directors and the managing member of Abrams Capital and Abrams CM LLC); (2) vested stock options and stock options that will vest within 60 days after April 1, 2011 collectively representing 714,436 shares of CC Media’s Class A common stock held by such persons; (3) 727,168 shares of unvested restricted Class A common stock of CC Media held by such persons; (4) 29,970 shares of CC Media’s Class A common stock held by a trust of which a reporting person is the trustee; and (5) 102,168 shares of CC Media’s Class A common stock held by RTM Partners, Ltd.  These holdings represent 18.17% of CC Media’s Class A common stock.

As of April 1, 2011, all of CC Media’s directors and executive officers as a group also were the beneficial owners of CCOH’s Class A common stock as follows: (1) 53,772 shares of CCOH’s Class A common stock held by such persons; (2) 4,167 shares of unvested restricted Class A common stock of CCOH held by such persons; (3) stock options to purchase 402,680 shares of CCOH’s Class A common stock that are vested or that will vest within 60 days after April 1, 2011; and (4) 3,317,090 shares of CCOH’s Class A common stock beneficially owned by Abrams Capital Management, L.P. and affiliates.  These holdings represented 9.44% of CCOH’s Class A common stock and 1.09% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the 12 persons listed as nominees below for election as directors at the annual meeting of stockholders.  Each of the directors elected at the annual meeting will serve until the next annual meeting of stockholders or until his or her successor shall have been elected and qualified, subject to earlier resignation, removal, death or disqualification.  The directors are to be elected by a plurality of the votes cast at the annual meeting by the holders of the shares of CC Media common stock represented and entitled to be voted at the annual meeting.  Holders of CC Media’s Class A common stock, voting as a separate class, are entitled to elect two members of the Board. However, since the Sponsors hold a majority of the outstanding capital stock and voting power of CC Media, the holders of CC Media Class A common stock do not have the voting power to elect the remaining 10 members of our Board.  Pursuant to the Voting Agreement, one of the members of the Board who was to be elected by holders of CC Media’s Class A common stock was selected by Highfields Capital Management LP, which member was named to the Nominating and Corporate Governance Committee and who the parties to the Voting Agreement agreed would be Jonathon S. Jacobson, and the other director was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP, who the parties to the Voting Agreement agreed would be David C. Abrams.  These directors are nominated to stand for reelection at the annual meeting.  Until the date that the Highfields Funds own less than five percent of the Class A common stock of CC Media, CC Media will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management LP, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP.  CC Media also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its Board, CC Media will cause at least one of the independent directors to be appointed to each of the primary standing committees of the Board and if such independent director shall cease to serve as a director of CC Media or otherwise is unable to fulfill his or her duties on any such committee, CC Media shall cause the director to be succeeded by another independent director.

Each of the nominees listed below currently is a director and is standing for re-election.  Each nominee has indicated a willingness to serve as director if elected.  Should any nominee become unavailable for election, discretionary authority is conferred on the proxies to vote for a substitute.  Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The following information, which is as of April 1, 2011, is furnished with respect to each of the nominees for election at our annual meeting:

Mark P. Mays, age 47, currently serves as our Chairman and a director.  He was appointed as our Chairman and Chief Executive Officer and a director in July 2008 and as our President in January 2010.  He retired as our President and Chief Executive Officer on March 31, 2011, but continues to serve as an employee and as our Chairman and a director.  We have been actively searching for a replacement but, to date, have not identified a permanent successor.  Mr. Mark P. Mays also served as President and Chief Operating Officer of Clear Channel, from February 1997 until his appointment as its President and Chief Executive Officer in October 2004.  He relinquished his duties as President of Clear Channel in February 2006 until he was reappointed as President in January 2010.  Mr. Mark P. Mays has been one of Clear Channel’s directors since May 1998 and its Chairman since July 2008.  Additionally, he serves as a director for our publicly traded subsidiary, CCOH.  Mr. Mark P. Mays retired as President and Chief Executive Officer of Clear Channel and as Chief Executive Officer of CCOH on March 31, 2011.  Mr. Mark P. Mays is the son of L. Lowry Mays, our Chairman Emeritus, and the brother of Randall T. Mays, our former President and Chief Financial Officer and current Vice Chairman and a director of ours, and of Clear Channel and CCOH.  Mr. Mark P. Mays was selected to serve as a director because of his service as our Chief Executive Officer as well as his experience in the industry.

David C. Abrams, age 50, is the managing partner of Abrams Capital, a Boston-based investment firm he founded in 1999. Abrams Capital manages in excess of $3.8 billion in assets across a wide spectrum of investments. Mr. Abrams serves on the board of directors of Crown Castle International, Inc. and several private companies and also serves as a member of The Berklee College of Music Board of Trustees and as a Trustee of the Milton Academy. Mr. Abrams previously served on the board of directors USA Mobility, Inc.  He received a B.A. from the University of Pennsylvania.  Mr. Abrams has been one of our directors since July 30, 2008.  Mr. Abrams also serves as a director of Clear Channel.  Mr. Abrams was selected to serve as a director because of his experience in acquisitions and financings gained through his work at Abrams Capital and his strategic experience gained through serving on the boards of directors of public and private companies.

Irving L. Azoff, age 63, has been a member of our Board and has served as a director of Clear Channel since September 27, 2010.  He has served as Executive Chairman and a member of the board of directors of Live Nation Entertainment, Inc. (“Live Nation”) since January 2010 and has served as Chairman and CEO of Front Line Management Group Inc. (“Front Line”) since January 2005.  Before joining Live Nation in 2010, Mr. Azoff was CEO of Ticketmaster Entertainment, Inc. since October 2008.  In addition to his day to day responsibilities at Live Nation, Mr. Azoff is the personal manager of the Eagles, who he has managed since 1974, Christina Aguilera, Neil Diamond, Van Halen and Steely Dan.  Mr. Azoff was selected to serve as a director because of his extensive experience in the entertainment industry.

Steven W. Barnes, age 50, has been associated with Bain Capital since 1988 and has been a Managing Director since 2000.  In addition to working for Bain Capital, he also held senior operating roles of several Bain Capital portfolio companies including Chief Executive Officer of Dade Behring, Inc., President of Executone Business Systems, Inc., and President of Holson Burnes Group, Inc.  Prior to 1988, he held several senior management positions in the Mergers & Acquisitions Support Group of PricewaterhouseCoopers LLP.  Mr. Barnes presently serves on the boards of directors of public and private companies, including CRC Health Corporation and Ideal Standard.  Mr. Barnes previously served as a member of the board of directors of Accellent Inc.  He also is active in numerous community activities, including being chairman of the board of directors of Make-A-Wish Foundation of Massachusetts and a member of the Trust Board of Children’s Hospital in Boston and a Trustee of Syracuse University.  He received a B.S. from Syracuse University and is a Certified Public Accountant. Mr. Barnes has been one of our directors since May 2007.  Mr. Barnes also serves as a director of Clear Channel.  Mr. Barnes was selected to serve as a director because of his operational experience gained through his work as an executive of several large organizations and his experience in acquisitions and financing gained through his work at Bain Capital and PricewaterhouseCoopers LLP.

Richard J. Bressler, age 53, is a Managing Director at THL.  Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc. (“Viacom”) from May 2001 through 2005, with responsibility for managing all strategic, financial, business development and technology functions.  Prior to that, Mr. Bressler served in various capacities with Time Warner Inc. (“Time Warner”), including as Chairman and Chief Executive Officer of Time Warner Digital Media.  He also served as Executive Vice President and Chief Financial Officer of Time Warner from March 1995 to June 1999.  Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP since 1979.  Mr. Bressler currently is a director of Clear Channel, Warner Music Group Corp., Gartner, Inc. and The Nielsen Company.  In addition, Mr. Bressler is a board observer at Univision Communications, Inc., and a member of the J.P. Morgan Chase National Advisory Board.  Mr. Bressler previously served as a member of the board of directors of American Media Operations, Inc.  Mr. Bressler holds a B.B.A. from Adelphi University. Mr. Bressler has been one of our directors since May 2007 and also serves as a director of Clear Channel.  Mr. Bressler was selected to serve as a director for his experience in and knowledge of the industry gained through his various positions with Viacom and Time Warner as well as his knowledge of finance and accounting gained from his experience at THL and Ernst & Young LLP.

Charles A. Brizius, age 42, is a Managing Director of THL.  Prior to joining THL, Mr. Brizius worked in the Corporate Finance Department at Morgan Stanley & Co. Incorporated (“Morgan Stanley”).  Mr. Brizius has also worked as a securities analyst at The Capital Group Companies, Inc. and as an accounting intern at Coopers & Lybrand.  Mr. Brizius also currently is a director of Ariel Holdings Ltd. and Clear Channel.  His prior directorships include Houghton Mifflin Company, Spectrum Brands, Inc. and Warner Music Group Corp.  Mr. Brizius holds a B.B.A., magna cum laude, in Finance and Accounting from Southern Methodist University and an M.B.A. from the Harvard Business School.  Mr. Brizius presently serves as President of the Board of Trustees of The Institute of Contemporary Art, Boston, Trustee of the Buckingham Browne & Nichols School and board member of The Steppingstone Foundation.  Mr. Brizius has been one of our directors since May 2007.  Mr. Brizius was selected to serve as a director because of his knowledge of finance and his experience in strategic acquisitions gained through his positions with THL, Morgan Stanley and The Capital Group Companies, as well as his strategic experience gained from service on a variety of boards of directors.

John P. Connaughton, age 45, has been a Managing Director of Bain Capital since 1997 and a member of the firm since 1989.  He has played a leading role in transactions in the media, technology and medical industries.  Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies.  Mr. Connaughton currently also serves as a director of Clear Channel, Warner Music Group Corp., SunGard Data Systems, Inc., Hospital Corporation of America (HCA), Quintiles Transnational Corp., Warner Chilcott plc, Air Medical Holdings, Inc. and CRC Health Corporation.  Mr. Connaughton previously served as a member of the boards of directors of AMC Entertainment Inc., Stericycle Inc. and CMP Susquehanna Holdings Corp.  He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVA McIntire Foundation Board of Trustees.  Mr. Connaughton received a B.S. in commerce from the University of Virginia and an M.B.A. from the Harvard Business School.  Mr. Connaughton has been one of our directors since May 2007.  Mr. Connaughton was selected to serve as a director because of his knowledge of and experience in the industry gained from his various positions with Bain Capital and his service on various boards of directors.

Blair E. Hendrix, age 46, is a Managing Director of Bain Capital and one of the leaders of the firm’s operationally focused Portfolio Group.  Mr. Hendrix joined Bain Capital in 2000.  Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded.  Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Oliver Wyman), a management consulting firm.  Mr. Hendrix also serves as a director of Clear Channel, CCOH and Keystone Automotive Operations, Inc., and has previously served as a director of Innophos Holdings, Inc. and SMTC Corporation.  Mr. Hendrix received a B.A. from Brown University, awarded with honors.  Mr. Hendrix has been a member of our Board since August 2008.  Mr. Hendrix was selected to serve as a director because of his operational knowledge gained through his experience with Bain Capital and in management consulting.

Jonathon S. Jacobson, age 49, founded Highfields Capital Management, a Boston-based investment firm, in July 1998.  Prior to founding Highfields, he spent eight years as a senior equity portfolio manager at Harvard Management Company, Inc. (“HMC”), which is responsible for investing Harvard University’s endowment.  At HMC, Mr. Jacobson managed both a U.S. and an emerging markets equity fund.  Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch Capital Markets.  Mr. Jacobson received an M.B.A. from the Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. Mr. Jacobson is a member of the Asset Managers’ Committee of the President’s Working Group on Financial Markets, which was formed in 2007 to foster a dialogue with the Federal Reserve Board and the Department of the Treasury on issues of significance to the investment industry.  He is the Vice Chairman of the Board of Trustees of Brandeis University, where he is a member of both the Executive and Investment Committees, and Gilman School, where he also serves on the investment committee.  He also serves on the Boards of the Birthright Israel Foundation and Facing History and Ourselves and is a past member of the Board of Dean’s Advisors at the Harvard Business School.  Mr. Jacobson has been one of our directors since July 30, 2008 and also serves as a director of Clear Channel.  Mr. Jacobson was selected to serve as a director because of his knowledge of finance and capital markets gained through his investment experience at Highfields and other investment funds as well as his work with the Federal Reserve and the Department of Treasury.

Ian K. Loring, age 47, is a Managing Director at Bain Capital.  Since joining the firm in 1996, Mr. Loring has played a leading role in prominent media, technology and telecommunications investments such as Warner Music Group Corp., Pro Seiben Sat 1 Media AG, Advertising Directory Solutions, Cumulus Media Partners, Eschelon Telecom, NXP Technologies and Therma-Wave.  Currently, Mr. Loring sits on the board of directors of Clear Channel, NXP Semiconductors N.V. and Warner Music Group Corp.  Mr. Loring previously served as a member of the board of directors of SMTC Corporation.  He also volunteers for a variety of non-profit organizations and is a director of the Linda Loring Nature Foundation.  Prior to joining Bain Capital, Mr. Loring was a Vice President of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert.  He received an M.B.A. from the Harvard Business School and a B.A. from Trinity College.  Mr. Loring has been one of our directors since May 2007.  Mr. Loring was selected as a director because of his knowledge of the industry gained through his experience at Bain Capital.

Randall T. Mays, age 45, was appointed as our Vice Chairman in January 2010 and has served as a member of our Board since July 2008.  Mr. Randall T. Mays previously served as our President and Chief Financial Officer since July 2008.  Mr. Randall T. Mays was appointed as Clear Channel’s Executive Vice President and Chief Financial Officer in February 1997 and was appointed as Clear Channel’s Secretary in April 2003.  He relinquished his duties as Secretary in 2004 and as Chief Financial Officer in January 2010.  Mr. Randall T. Mays was appointed Clear Channel’s President in February 2006 and relinquished his duties as President upon transitioning to the role of Vice Chairman in January 2010.  Mr. Randall T. Mays has been one of Clear Channel’s directors since April 1999.  Additionally, he serves as a director of CCOH and Live Nation.  Mr. Randall T. Mays is the son of L. Lowry Mays, our Chairman Emeritus, and the brother of Mark P. Mays, our Chairman and former President and Chief Executive Officer.  Mr. Randall T. Mays was selected to serve as a director because of his operational knowledge of our company as well as his experience in the industry.

Scott M. Sperling, age 53, is Co-President of THL.  Mr. Sperling’s current directorships include Thermo Fisher Scientific Inc., Warner Music Group Corp. and Clear Channel, and his prior directorships include Fisher Scientific International Inc., Houghton Mifflin Company, Vertis, Inc. and several private companies.  Prior to joining THL in 1994, Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years.  Before that he was a senior consultant with the Boston Consulting Group.  Mr. Sperling also is a director of several charitable organizations including the Brigham & Women’s / Faulkner Hospital Group, Chairman of The Citi Center for Performing Arts, The Harvard Business School’s Board of Dean’s Advisors and The Harvard Business School’s Rock Center for Entrepreneurship.  Mr. Sperling received an M.B.A. from the Harvard Business School and a B.S. from Purdue University.  Mr. Sperling has been one of our directors since May 2007.  Mr. Sperling was selected as a director because of his operational and strategic knowledge gained through his experience at THL and various directorships.

The Board recommends that you vote “For” the director nominees named above.  Properly submitted proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement.  As described below in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that compensation of our named executive officers should be directly and materially linked to operating performance.  The fundamental objective of our compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive with the various labor markets and industries in which we compete for talent and which align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

           We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 20 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 30 through 54 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at our annual meeting:

    RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

This resolution, commonly referred to as a “say-on-pay” resolution, is advisory, which means that the vote is not binding on CC Media, our Board, our Compensation Committee or our Subcommittee.  The vote on this resolution is not intended to address any specific element of compensation, but rather is related to the overall compensation of our named executive officers, as described in this proxy statement pursuant to the rules of the SEC.  Although non-binding, the Board, the Compensation Committee and the Subcommittee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board recommends that you vote “For” approval of the advisory resolution on executive compensation above.  Properly submitted proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

Pursuant to recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected above in Proposal 2 should occur every year, every two years or every three years.  Stockholders also may abstain from voting.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years (triennially).  We believe that an advisory vote on executive compensation that occurs every three years will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results, while avoiding over-emphasis on short term variations in compensation and business results.  We also believe that an advisory vote once every three years is an appropriate frequency to provide sufficient time for us to thoughtfully consider the views of our stockholders and implement any appropriate changes to our executive compensation program.  An advisory vote once every three years also will permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of the prior advisory vote on executive compensation.

The vote is advisory, which means that the vote is not binding on CC Media, our Board, our Compensation Committee or our Subcommittee.  The Board will consider the frequency that receives the highest number of votes to be the frequency selected by our stockholders, regardless of whether that frequency receives a majority of the votes cast.   However, because this vote is advisory and not binding in any way, the Board may decide that it is in the best interest of the stockholders and CC Media to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose from among four options (holding the vote every one, two or three years, or abstaining from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

The Board recommends that you vote “For” the option of once every three years as the preferred frequency for advisory votes on executive compensation.  Properly submitted proxies will be so voted unless stockholders specify otherwise.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE
John P. Connaughton, Chairman
David C. Abrams
Richard J. Bressler
Charles A. Brizius
Blair E. Hendrix
Jonathon S. Jacobson

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding company and individual performance measures and other goals.  These goals are disclosed in the limited context of CC Media’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance.  Further, the company performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in our financial statements.  Segment results are used to measure the overall financial performance of the Company’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives.  CC Media specifically cautions investors not to apply the following discussion to other contexts.

INTRODUCTION

On November 16, 2006, Clear Channel entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated April 18, 2007, Amendment No. 2, dated May 17, 2007, and Amendment No. 3, dated May 13, 2008, to effect the acquisition of Clear Channel by CC Media (the “Merger Agreement”).  On July 30, 2008, upon the satisfaction of the conditions set forth in the Merger Agreement, CC Media acquired Clear Channel (the “Merger”).  As a result of the Merger, Clear Channel became a wholly-owned subsidiary of CC Media, held indirectly through intermediate holding companies.  Upon the consummation of the Merger, Clear Channel ceased to be a public company.

In the Merger, Clear Channel’s shareholders had the option to elect to receive cash in the amount of $36.00 for each pre-merger share of Clear Channel’s outstanding common stock they owned or to exchange their pre-merger shares of Clear Channel on a one-for-one basis for shares of common stock in CC Media.  Immediately following the Merger, former Clear Channel stockholders held approximately 25% (whether measured by voting power or economic interest) of the equity of CC Media.

Several new entities controlled by the Sponsors acquired directly or indirectly through newly formed companies (each of which is ultimately controlled jointly by the Sponsors) shares of stock in CC Media.  Immediately following the Merger, those shares represented, in the aggregate, approximately 72% (whether measured by voting power or economic interest) of the equity of CC Media.  In connection with the Merger, certain members of Clear Channel’s management rolled over restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel in exchange for equity securities of CC Media.  Accordingly, the remaining approximately 3% of the equity of CC Media was held by Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain members of Clear Channel’s management.

Upon the consummation of the Merger, a new Board of CC Media was constituted, the new Compensation Committee, the new Audit Committee and the new Nominating and Corporate Governance Committee were formed and certain members of Clear Channel’s management entered into employment agreements with CC Media.

The named executive officers for fiscal year 2010 were as follows:

•
Mark P. Mays, who served as our Chairman, President and Chief Executive Officer (the Principal Executive Officer) until his retirement as our President and Chief Executive Officer on March 31, 2011 and now serves as an employee and our Chairman;

•	Thomas W. Casey, who became our Executive Vice President and Chief Financial Officer on January 4, 2010 (the Principal Financial Officer);
•
Randall T. Mays, who served as our President and Chief Financial Officer (the Principal Financial Officer) until he retired from those roles on January 4, 2010 and now serves as an employee and our Vice Chairman;

•	John E. Hogan, who serves as the President and Chief Executive Officer of Clear Channel Radio (our radio broadcasting division);
•	Robert H. Walls, Jr., who became our Executive Vice President, General Counsel and Secretary on January 1, 2010; and
•	L. Lowry Mays, who serves as our Chairman Emeritus.

OVERVIEW AND OBJECTIVES OF CC MEDIA’S COMPENSATION PROGRAM

CC Media believes that compensation of its named executive officers should be directly and materially linked to operating performance.  The fundamental objective of CC Media’s compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive with the various labor markets and industries in which CC Media competes for talent and which align the interests of CC Media’s executives with the interests of CC Media’s stockholders.

Overall, CC Media has designed its compensation program to:

•	support its business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;
•	recruit, motivate and retain executive talent; and
•	align executive performance with stockholder interests.

CC Media seeks to achieve these objectives through a variety of compensation elements:

•	annual base salary;
•	an annual incentive bonus, the amount of which is dependent on CC Media’s performance and, for certain executives, individual performance;
•
long-term incentive compensation, delivered in the form of equity awards that are awarded based on competitive pay practices and other factors described below, and that are designed to align the executives’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives; and

•	other executive benefits and perquisites.

COMPENSATION PRACTICES

The Compensation Committee, along with the Subcommittee, typically determines total compensation, as well as the individual components of such compensation, of CC Media’s named executive officers on an annual basis.  All compensation decisions are made within the scope of any employment agreement.

In making decisions with respect to each element of executive compensation, the Compensation Committee and Subcommittee consider the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation.  Multiple factors will be considered in determining the amount of total compensation (the sum of base salary, annual incentive bonus and long-term incentive compensation delivered through equity awards) to award the named executive officers.  These factors may include, among others:

•	the terms of any employment agreement;
•	the Chief Executive Officer’s recommendations (other than for himself);
•	the value of previous equity awards;
•	internal pay equity considerations; and
•	broad trends in executive compensation generally.

The goal is to award compensation that is reasonable when all elements of potential compensation are considered.

ELEMENTS OF COMPENSATION

The Compensation Committee and the Subcommittee believe that a combination of various elements of compensation best serves the interests of CC Media and its stockholders.  Having a variety of compensation elements enables CC Media to meet the requirements of the highly competitive environment in which CC Media operates while ensuring that its named executive officers are compensated in a way that advances the interests of all stockholders.  Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus.  The annual incentive bonus is based entirely on CC Media’s financial performance, individual performance, or a combination of both.  In conjunction with the annual incentive bonus awards, the Compensation Committee and the Subcommittee also may provide annual discretionary bonuses to our named executive officers, which also are based on Company financial performance, individual performance or a combination of both.  Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all of CC Media’s stockholders.

CC Media’s practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors considered in determining the amounts for each of the key elements.

Base Salary

Purpose.  The objective of base salary is to reflect job responsibilities, value to CC Media and individual performance with respect to market competitiveness.

Administration.  Base salaries for executive officers will typically be reviewed on an annual basis and at the time of promotion or other change in responsibilities.  In general, any increases in salary will be based on the subjective evaluation of such factors as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices.  All decisions regarding increasing or decreasing an executive officer’s base salary will be made within the scope of his respective employment agreement, if any.  In the case of our named executive officers, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the Compensation Committee (including the members of the Subcommittee) consider the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonus), which is tied to CC Media’s financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis.  As a result of concerns regarding the continued impact of recent global economic conditions and their effect on the business and markets of CC Media, Messrs. Mark P. Mays and Randall T. Mays voluntarily reduced their base salaries by a significant amount during 2009.  With improving economic conditions entering 2010, their salaries reverted back to their previous levels for 2010.  Mr. Mark P. Mays’ base salary returned to his $1,000,000 salary for 2010 from his reduced salary of $500,000 in 2009.  Pursuant to his amended and restated employment agreement entered into in December 2009, Mr. Randall T. Mays’ base salary increased from his reduced salary of $500,000 in 2009 to $1,000,000 while he served as our Chief Financial Officer, and was reduced to $500,000 after he ceased serving as our Chief Financial Officer on January 4, 2010.

We also hired two new named executive officers, Messrs. Casey and Walls, and amended and restated the employment agreement of another named executive officer, Mr. Hogan, during 2010.  Under their employment agreements, Mr. Casey’s annual base salary for 2010 is $750,000 and Mr. Walls’ annual base salary for 2010 is $550,000.  These individuals were offered base salaries consistent with market rates for their positions.  Pursuant to his amended and restated employment agreement, Mr. John Hogan received an annual base salary increase in November 2010 from $800,000 to $1,000,000 in recognition of his continued contribution and value to the organization.  Mr. Lowry Mays’ base salary remained unchanged for 2010.  For a more detailed description of the employment agreements for our named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Annual Incentive Bonus

Purpose.  CC Media’s executive compensation program provides for an annual incentive bonus that is performance-linked.  The objective of the annual incentive bonus compensation element is to compensate an executive based on the achievement of specific goals that are intended to correlate closely with growth of long-term stockholder value.  In conjunction with the annual incentive bonus awards, the Compensation Committee and the Subcommittee also may provide annual discretionary bonuses to our executive officers, which also are based on Company financial performance, individual performance or a combination of both.

Administration.  The named executive officers and other key executives of CC Media participate in the Clear Channel 2008 Annual Incentive Plan (the “Annual Incentive Plan”).

On July 28, 2008, CC Media’s sole stockholder at that time, Clear Channel Capital IV, LLC, approved the Annual Incentive Plan.  The Annual Incentive Plan may be administered by the Compensation Committee or the Subcommittee and is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of CC Media and to retain such executives.  Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period.  No single participant may receive more than $15,000,000 in awards in any calendar year.

The performance goals for each named executive officer are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer of CC Media in consultation with CC Media’s Board, the Chief Financial Officer of CC Media and other senior executive officers of CC Media, within any parameters specified within each executive’s employment agreement.  The Chief Executive Officer of CC Media makes recommendations as to the compensation levels and performance goals of CC Media’s named executive officers (other than his own) to the Compensation Committee or the Subcommittee for its review, consideration and approval.  The Compensation Committee or the Subcommittee has complete discretion to accept, reject, or modify the recommendations of the Chief Executive Officer.

The 2010 annual incentive bonuses were based on the following performance goals (as further described below): (1) Mr. Mark P. Mays’ performance goals were based upon achievement of a targeted OIBDAN on a company-wide basis, which we believe best reflects operating performance; (2) Mr. Thomas W. Casey’s performance goals were based on achievement of a targeted OIBDAN on a company-wide basis and certain qualitative performance objectives, which were directly relevant to his position and responsibilities; (3) Mr. John E. Hogan’s performance goals were based upon achievement of a targeted OIBDAN of the Radio division and certain qualitative performance objectives, which contribute to divisional performance; (4) Mr. Robert H. Walls Jr.’s performance goals were based upon achievement of a targeted OIBDAN on a company-wide basis and certain qualitative performance objectives, which were directly relevant to his position and responsibilities; and (5) Mr. L. Lowry Mays’ performance goals were based on achievement of a targeted OIBDAN on a company-wide basis.  Mr. Randall T. Mays did not participate in this plan for 2010 and did not receive a bonus for 2010. Messrs. Casey and Walls also received signing bonuses of $500,000 each upon joining the Company in January 2010.

The 2010 annual incentive bonus was paid in cash in March of 2011, and is reflected in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table.  The aggregate annual incentive bonus is determined according to the level of achievement of the objective performance goals and any individual performance goals, as applicable.  Below a minimum threshold level of performance, no awards may be granted pursuant to the objective performance goal, and the Compensation Committee or the Subcommittee may, in its discretion, reduce the awards pursuant to either objective or individual performance goals, as applicable.

The annual incentive bonus process for each of the named executive officers involves four basic steps:

•	at the outset of the fiscal year:

•	set performance goals for the year for CC Media and the operating divisions;
•	set individual performance goals for each participant; and
•	set a target bonus for each participant; and

•	after the end of the fiscal year, measure actual performance against the predetermined goals of CC Media and the operating divisions and any individual performance goals to determine the bonus.

In addition, for 2010, the Compensation Committee and the Subcommittee awarded discretionary bonuses to certain executive officers under the Annual Incentive Plan, using a process similar to the annual incentive bonus award process described above.  At the beginning of the performance period, the Compensation Committee and the Subcommittee established an incentive pool to be awarded for performance achieved above company-wide and operating division financial targets.  After the end of the fiscal year, the Compensation Committee and the Subcommittee members determined, in their sole discretion, the amounts of this incentive pool (if any) to award to each executive officer based on their subjective review of each executive officer’s overall performance.  Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays were not included in the pool of eligible participants considered by the Compensation Committee and the Subcommittee to receive discretionary bonus awards for 2010.  The discretionary bonus awards for 2010 were paid in cash in March of 2011, simultaneously with the annual incentive bonus awards for 2010, and are included in the Bonus column of the Summary Compensation Table.

Analysis.   In determining whether the 2010 financial performance goals were met, the Compensation Committee (including the members of the Subcommittee) considered the financial results of CC Media from January 1, 2010 to December 31, 2010.  For 2010, the performance-based goals applicable to the named executive officers are set forth below:

Mr. Mark P. Mays

As contemplated by his employment agreement, Mr. Mark P. Mays’ 2010 performance-based goal consisted of achieving a targeted OIBDAN on a company-wide basis, which is linked to a targeted bonus that may be adjusted (upward or downward) based on the percentage of the targeted OIBDAN achieved, provided that at least 90% of the targeted OIBDAN must be achieved in order to receive a bonus.  For purposes of his agreement, OIBDAN is the Company’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges and other items.  The Compensation Committee (including the Subcommittee members) believes that in the current operating environment, OIBDAN is the best measure of Mr. Mark P. Mays’ performance.  Target OIBDAN is determined by the Compensation Committee or the Subcommittee in consultation with CC Media management.  For a description of the target levels of OIBDAN necessary for Mr. Mark P. Mays to achieve the various bonus amounts for 2010, see “Executive Compensation—Employment Agreements with the Named Executive Officers.”  The 2010 achieved OIBDAN for purposes of Mr. Mays’ bonus calculation was approximately $1.7 billion, which resulted in an annual incentive bonus of $2,653,784 for 2010.

Thomas W. Casey

Pursuant to his employment agreement, Mr. Thomas W. Casey’s target bonus for 2010 was set at $1,000,000, with 70% attributed to achieving a company-wide OIBDAN target of $1.57 billion and 30% attributed to achieving the other qualitative performance objectives described below.  His maximum bonus for 2010 was set at $2,000,000.  For purposes of calculating his bonus, OIBDAN was calculated in the manner described above for Mr. Mark P. Mays.  Mr. Casey’s individual qualitative performance objectives for 2010 consisted of: (1) developing and implementing a three-year plan on capital structure; (2) developing and implementing management processes regarding Business Reviews and Board Meetings; and (3) developing a three-year strategic plan.  Our achieved OIBDAN for 2010 was approximately $1.7 billion, which exceeded the OIBDAN target and, in connection with maximum achievement of his qualitative performance objectives described above, resulted in Mr. Casey receiving an annual incentive bonus of $1,314,650.  In addition, based on the subjective review of Mr. Casey’s performance by the Compensation Committee and the Subcommittee members, Mr. Casey received an additional $150,000 discretionary bonus for 2010 as part of the incentive pool funded based on above-target financial performance as described above, for an aggregate 2010 bonus of $1,464,650.

John E. Hogan

Mr. John E. Hogan’s target bonus for 2010 was set at $1,200,000, with 75% attributed to achieving the target OIBDAN referenced below and 25% attributed to achieving the other qualitative performance objectives referenced below.  His maximum bonus for 2010 was set at $2,400,000.  For purposes of calculating his bonus, OIBDAN was calculated in the manner described above for Mr. Mark P. Mays, but with respect to the Radio division.  Mr. Hogan’s individual qualitative performance objectives for 2010 consisted of: (1) achieving a targeted OIBDAN in the Radio division of approximately $1.0 billion; (2) achieving certain cost savings initiatives; (3) achieving strategic initiatives; (4) achieving a plan to increase and maintain ratings; and (5) developing a three-year strategic plan.  The 2010 Radio division OIBDAN for 2010 was approximately $1.1 billion, which exceeded the OIBDAN target and, in connection with his performance against his qualitative performance objectives described above, resulted in Mr. Hogan receiving an annual incentive bonus of $1,648,435.  In addition, based on the subjective review of Mr. Hogan’s performance by the Compensation Committee and the Subcommittee members, Mr. Hogan received an additional $225,000 discretionary bonus for 2010 as part of the incentive pool funded based on above-target financial performance as described above, for an aggregate 2010 bonus of $1,873,435.

Robert H. Walls, Jr.

Pursuant to his employment agreement, Mr. Robert H. Walls, Jr.’s target bonus for 2010 was set at $1,000,000, with 50% attributed to achieving a company-wide OIBDAN target of $1.57 billion and 50% attributed to achieving the other qualitative performance objectives described below.  His maximum bonus was set at $2,000,000.  For purposes of calculating his bonus, OIBDAN was calculated in the manner described above for Mr. Mark P. Mays.  Mr. Walls’ individual qualitative performance objectives for 2010 consisted of: (1) maintaining or reducing “normalized” legal costs; (2) conducting an organizational assessment of the legal function and positioning legal as a high impact contributor to the organization; (3) developing and implementing a strategy to minimize the economic impact of public performance tax legislation; (4) implementing additional compliance and corporate governance policies and programs; and (5) providing assistance on the capital structure management process.  Our achieved OIBDAN for 2010 was approximately $1.7 billion, which exceeded the OIBDAN target and, in connection with maximum achievement of his qualitative performance objectives described above, resulted in Mr. Walls’ receiving an annual incentive bonus of $1,224,750.  In addition, based on the subjective review of Mr. Walls’ performance by the Compensation Committee and the Subcommittee members, Mr. Walls received an additional $100,000 discretionary bonus for 2010 as part of the incentive pool funded based on above-target financial performance as described above, for an aggregate 2010 bonus of $1,324,750.

L. Lowry Mays

Mr. L. Lowry Mays’ performance-based goal for 2010 consisted of achieving a targeted amount of OIBDAN, on a company-wide basis, as described below.  For purposes of calculating his bonus, OIBDAN was calculated in the manner described above for Mr. Mark P. Mays.  In consultation with Mr. L. Lowry Mays, the Compensation Committee and Subcommittee decided that Mr. L. Lowry's Mays’ target bonus for 2010 would be $300,000 (payable if the Company achieved a target OIBDAN of $1.57 billion) and his maximum bonus would be $600,000.  In order to achieve a bonus in excess of his $300,000 target, the Company would need to achieve a target OIBDAN of at least $1.62 billion. Accordingly, because the Company achieved OIBDAN of approximately $1.7 billion (exceeding the $1.57 billion and $1.62 billion targets mentioned above), the Compensation Committee and Subcommittee provided Mr. L. Lowry Mays with an annual incentive bonus in the amount of $398,068, reflecting the mutually agreed upon formulaic payout based upon the Company's OIBDAN results.

Long-Term Incentive Compensation

Purpose.  The long-term incentive compensation element provides an award that is performance-based.  The objective of the program is to align compensation of the executive officers over a multi-year period directly with the interests of stockholders of CC Media by motivating and rewarding creation and preservation of long-term stockholder value.  In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above.  Long-term incentive compensation may be paid in cash, stock options and/or restricted stock.  Additionally, CC Media may from time to time grant equity awards to executive officers that are not tied to predetermined performance goals.  Equity ownership is important for purposes of incentive, retention and alignment with stockholders.

Administration.  Our named executive officers participate in the 2008 Executive Incentive Plan (the “2008 Incentive Plan”), which allows for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards.  The 2008 Incentive Plan is administered by the Compensation Committee or the Subcommittee.  See “Executive Compensation—Grants of Plan-Based Awards” for a more detailed description of the 2008 Incentive Plan.  As of April 1, 2011, there were approximately 145 employees holding outstanding stock incentive awards under the 2008 Incentive Plan.

Stock Options.  Long-term incentive compensation may be granted to our named executive officers in the form of stock options, with exercise prices of not less than fair market value of CC Media stock on the date of grant.  CC Media typically defines fair market value as the closing price on the date of grant; however, in certain cases, the Subcommittee has determined an alternative fair market value in excess of the closing price on the date of grant, as described below.  Vesting schedules are set by the Compensation Committee or the Subcommittee in their discretion and vary per named executive officer, as further described below.  All vesting is contingent on continued employment, with rare exceptions made by the Compensation Committee or the Subcommittee.  See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ stock option awards upon termination or change in control.  All decisions to award the named executive officers stock options are in the sole discretion of the Compensation Committee or the Subcommittee.

Restricted Stock Awards.  Long-term incentive compensation also may be granted to our named executive officers in the form of restricted stock awards.  Vesting schedules are set by the Compensation Committee or the Subcommittee in their discretion and vary per named executive officer, as further described below.  All vesting is contingent on continued employment, with rare exceptions made by the Compensation Committee or the Subcommittee.  See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ restricted stock awards upon termination or change in control.  All decisions to award the named executive officers restricted stock are in the sole discretion of the Compensation Committee or the Subcommittee.

Analysis.  Restricted stock awards were not provided to named executive officers during 2010.  Awards of stock options representing a total of 720,000 shares were made to our named executive officers in 2010.  Pursuant to the terms of their employment agreements, Messrs. Casey and Walls each received stock option awards on December 31, 2010.  The amount of stock option awards to Messrs. Casey and Walls was determined through the negotiation of their employment agreements.  Mr. Casey’s stock option grant vested 25% immediately, in recognition of his contributions to the Company during his first year of service.  Mr. Hogan received a stock option award in December 2010, in conjunction with the other equity awards that were contemplated to occur at year end.  The amount of stock option awards to Mr. Hogan in 2010 was based upon: (1) general performance; (2) internal pay equity relative to other key employees of CC Media; and (3) the value of equity awards granted in prior years.

As mentioned above, the Committee and Subcommittee typically consider internal pay equity when determining the amount of stock options to grant to our named executive officers.  However, they do so broadly and do not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives of CC Media.  For further information about the stock options awarded during 2010, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation” heading in this proxy statement.

On February 18, 2011, we commenced an offer to exchange certain outstanding options to purchase shares of our Class A common stock, par value $0.001 per share, granted under the 2008 Incentive Plan pursuant to either the Senior Management Option Agreement under the 2008 Incentive Plan or the Executive Option Agreement under the 2008 Incentive Plan that had a per share exercise price equal to $36.00 and an expiration date on or prior to September 10, 2019 (the “Eligible Options”) for new options to purchase one-half of the number shares underlying the Eligible Options at an exercise price equal to $10.00 (the “Replacement Options”) and different vesting schedule and performance conditions, pursuant to an Offer to Exchange dated as of February 18, 2011.  Although we continue to believe that stock options are an important component of our compensation program, we believe that options with an exercise price equal to $36.00 were perceived by their holders as having a reduced incentive and retention value due to the difference between the exercise prices and the then-current market price of our Class A common stock.  As a result, we believed that the Eligible Options were not providing the incentives and retention value that our Board believes are necessary to our future success and growth in the value of our shares.  Mr. Hogan, one of our named executive officers, was eligible to participate in and participated in the exchange program and exchanged options to purchase 162,445 shares of Class A common stock at an exercise price of $36.00 per share for options to purchase 81,223 shares of Class A common stock at an exercise price of $10.00 per share.

Equity Award Grant Timing Practices

Employee New Hires/Promotions Grant Dates.  Grants of stock options, if any, to newly-hired or newly promoted employees generally are made at the regularly scheduled meeting of the Compensation Committee or Subcommittee immediately following the hire or promotion. However, timing may vary as provided in a particular employee’s employment agreement or to accommodate the Compensation Committee or the Subcommittee.

Initial Equity Award Grant Dates for Newly-Elected Independent Directors.  Grants of stock options, if any, to newly-elected independent members of the Board would be made at the regularly scheduled meeting of the Board immediately following his or her election.  If an independent member of the Board is appointed between regularly scheduled meetings, then grants of stock options, if any, would be made at the first meeting in attendance after such appointment, and the first meeting after election thereafter. However, due to the ownership structure of CC Media and the representation on the Board of designees of the Sponsors and two other large stockholders, CC Media historically has not provided compensation, including any stock option awards, to any members of the Board for their service as directors.

Timing of Equity Awards.  CC Media does not have a formal policy on timing equity awards in connection with the release of material non-public information to affect the value of compensation.  In the event that material non-public information becomes known to the Compensation Committee or the Subcommittee, as applicable, prior to granting equity awards, the Compensation Committee or the Subcommittee will take the existence of such information under advisement and make an assessment in its business judgment regarding whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

Each of the named executive officers are entitled to participate in all pension, profit sharing and other retirement plans, and all group health, hospitalization, disability and other insurance and employee welfare benefit plans in which other similarly situated employees of CC Media may participate.  CC Media also provides certain other perquisites to the named executive officers.

Security/Aircraft Benefits.  As a result of Clear Channel’s high public profile and due in part to threats against Clear Channel, its operations and management, Clear Channel engaged an outside security consultant to assess security risks to Clear Channel’s physical plant and operations, as well as its employees, including executive management.  Based upon the findings and recommendation of this security consultant, Clear Channel implemented, and management and the Board of CC Media intend to continue the implementation of, numerous security measures for CC Media’s operations and employees.  As provided in their employment agreements and, for security purposes and at the direction of the Board of CC Media,  Messrs. Mark P. Mays, Randall T. Mays, and L. Lowry Mays use company-owned aircraft for all business and personal air travel in accordance with Clear Channel policy.  Under his employment agreement, Mr. Mark P. Mays also has a right of first refusal to purchase a specified company-owned aircraft if during the term of his agreement CC Media receives a bona fide offer to purchase the aircraft and, at the end of his employment term, to purchase the aircraft at fair market value.  Under his employment agreement, Mr. L. Lowry Mays has the right to use company-provided aircraft for personal travel for a period of 10 years after the Merger, regardless of whether he remains an employee for that period of time.  With the approval of Mr. Mark P. Mays, other executive officers and members of management are permitted limited personal use of company-owned aircraft.

Other Mays’ Employment Agreement Benefits.  Although Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays each are entitled under the terms of their respective employment agreements to the use of a company-owned automobile, only L. Lowry Mays uses a company-owned automobile.   Messrs. Mark P. Mays and L. Lowry Mays are reimbursed for the annual dues for memberships in two social dining clubs and Mr. Mark P. Mays is reimbursed for the annual dues for membership at a health and fitness club.  In addition, CC Media pays for certain personal accounting and tax services for Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays.  In connection with the June 2010 amendment and restatement of Mr. Mark P. Mays’ employment agreement, based upon his announced intention to retire, his outstanding put option to require CC Media to purchase certain of his CC Media shares at $36.00 per share (originally provided in connection with the Merger) was modified to provide that it would be exercisable for a 30-day period beginning August 15, 2010 with respect to a portion of the shares covered thereby, with the remainder continuing pursuant to the original terms of the put option.

Relocation and Legal Review Benefits.  Since 2009, CC Media has recruited and hired several new executive officers, such as our Chief Financial Officer, Chief Accounting Officer and General Counsel, as well as other officers and key employees.  As part of this process, the Compensation Committee considered the benefits that would be appropriate to provide to new personnel (including several of our new named executive officers) to facilitate and/or accelerate their relocation to CC Media’s headquarters in San Antonio, Texas or another corporate location.  Through the negotiation of their employment agreements, CC Media and its subsidiaries agreed to provide Messrs. Casey and Walls with certain relocation benefits, as described under “Executive Compensation—Employment Agreements with the Named Executive Officers” below.  After their experience recruiting and hiring several new executive officers and other key personnel since 2009, in October 2010 the Compensation Committee adopted a new company-wide tiered relocation policy reflecting these types of relocation benefits.  The company-wide new relocation policy applies only in the case of a company-requested relocation and provides different levels of benefits based on the employee’s level within the organization.  In the case of Mr. Walls, pursuant to his employment agreement, the Company also reimbursed his legal fees incurred in connection with the negotiation of his employment agreement.

The Compensation Committee (including the members of the Subcommittee) believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation.  In determining the named executive officers’ total compensation, the Compensation Committee and Subcommittee will consider these benefits.  However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers’ total compensation (or, in the case of benefits such as relocation benefits, are not intended to occur frequently for each named executive officer), it is unlikely that they will materially influence their decision in setting such named executive officers’ total compensation.  For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this proxy statement, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table.  For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of our named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control.  For further discussion of these payments and benefits, see “Executive Compensation—Potential Post-Employment Payments” set forth below in this proxy statement.

Roles and Responsibilities

Role of the Compensation Committee and the Subcommittee.  The Compensation Committee and the Subcommittee, as applicable, are primarily responsible for conducting reviews of CC Media’s executive compensation policies and strategies and overseeing and evaluating CC Media’s overall compensation structure and programs.  As described above under “The Board of Directors—Committees of the Board,” their responsibilities include, but are not limited to:

•
evaluating and approving goals and objectives relevant to the compensation of the Chief Executive Officer and the other named executive officers, and evaluating the performance of the named executive officers in light of those goals and objectives;

•	determining and approving the compensation level for the Chief Executive Officer;
•	evaluating and approving compensation levels of the other named executive officers;
•	evaluating and approving any grants of equity-based compensation to the named executive officers; and
•
reviewing performance-based and equity-based incentive plans for the Chief Executive Officer and the other named executive officers and reviewing other benefit programs presented to the Compensation Committee by the Chief Executive Officer.

Role of Chief Executive Officer.  The Chief Executive Officer provides reviews and recommendations for the Compensation Committee’s and the Subcommittee’s consideration regarding CC Media’s executive compensation programs, policies and governance.  His responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including their level of competitiveness and their alignment with CC Media’s objectives;
•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and
•	recommending pay levels, payout and awards for the named executive officers other than himself.

As described above under “The Board of Directors—Committees of the Board,” the Compensation Committee and the Board have the ability to delegate to the Subcommittee certain responsibilities, including responsibilities in administrating performance awards under the Annual Incentive Plan.  These delegated duties may include, among other things, setting the performance period, setting the performance goals, and certifying the achievement of the predetermined performance goals by each named executive officer.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Although Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held corporation may deduct for federal income tax purposes in any one year with respect to certain senior executives, in 2010, CC Media was not a “publicly held corporation” within the meaning of applicable provisions of Section 162(m) of the Code and Treasury regulations.   This is because, following the Merger, CC Media was not required to register its Class A common stock and, on December 31, 2010, CC Media would not have been subject to the reporting obligations of Section 12 of the Securities Exchange Act, had CC Media not voluntarily registered its Class A common stock by filing a registration statement on Form 8-A on July 30, 2008.  In the event that CC Media subsequently becomes a “publicly held corporation” within the meaning of Section 162(m), the Compensation Committee will consider the anticipated tax treatment to CC Media and to senior executives covered by these rules of various payments and benefits.  In that event, the Compensation Committee may consider various alternatives to preserving the deductibility of compensation and benefits to the extent reasonably practicable and consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

CC Media accounts for stock-based payments, including awards under the 2008 Executive Incentive Plan, in accordance with the requirements of ASC 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

CORPORATE SERVICES AGREEMENT

In connection with CCOH’s initial public offering, CCOH entered into a corporate services agreement with Clear Channel Management Services, L.P., now known as Clear Channel Management Services, Inc. (the “Corporate Services Agreement”), an indirect subsidiary of CC Media.  Under the terms of the agreement, Clear Channel Management Services, Inc. provides, among other things, executive officer services to CCOH.  For 2010, these executive officer services were charged to CCOH based on CCOH’s 2009 OIBDAN as a percentage of Clear Channel’s total 2009 OIBDAN.  For 2010, CCOH was allocated 41% of certain personnel costs for each of Messrs. Mark P. Mays and Thomas W. Casey.  CC Media and CCOH considered these allocations to be a reflection of the utilization of services provided.  Please refer to footnote (f) to the Summary Compensation Table in this proxy statement for the allocations for 2010, 2009 and 2008.  For additional information regarding the Corporate Services Agreement, see “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the years ended December 31, 2010, 2009 and 2008 for the principal executive officer (“PEO”), principal financial officers (“PFO”) serving during 2010 and each of the three next most highly compensated executive officers of CC Media for services rendered in all capacities (collectively, the “named executive officers”).  All data presented below for the period from January 1, 2008 through July 30, 2008 represents compensation paid by Clear Channel.

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)		Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation(d) ($)	Total ($)
Mark P. Mays – Chairman (PEO)(e)	2010	1,006,907	(f) (g)	—		5,970,000	—		2,653,784	(f)	1,419,058	11,049,749
	2009	549,171	(f) (g)	—		—	—		236,670	(f)	107,491	893,332
	2008	912,976	(f) (g)	—		20,000,016	23,635,424	(h)	4,500,000	(f)	260,695	49,309,111

Thomas W. Casey – Executive Vice President and Chief Financial Officer (PFO)(i)	2010	750,000	(f)	650,000	(f)	—	1,169,350		1,314,650	(f)	1,150,391	5,034,391

Randall T. Mays – Vice Chairman (former PFO)(j)	2010	500,000		—		—	—		—		158,237	658,237
	2009	531,250	(f)	—		—	—		236,670	(f)	162,491	930,411
	2008	875,000	(f)	—		20,000,016	23,635,424	(h)	4,500,000	(f)	340,811	49,351,251

John E. Hogan – President and Chief Executive Officer – Clear Channel Radio	2010	825,758		225,000		—	831,385		1,648,435		51,203	3,581,781
	2009	775,000		—		—	—		350,000		8,850	1,133,850
	2008	772,917		—		—	1,154,977	(k)	232,000		65,502	2,225,396

Robert H. Walls, Jr. – Executive Vice President, General Counsel & Secretary(l)	2010	547,917		600,000		—	489,050		1,224,750		123,331	2,985,048

L. Lowry Mays – Chairman Emeritus(m)	2010	250,000		—		—	—		398,068		222,862	870,930
	2009	287,083		—		—	—		—		163,809	450,892
	2008	695,000		—		—	—		452,500		187,550	1,335,050

____________________
(a)
The amounts reflect cash payments for 2010 as discretionary bonus awards under CC Media’s 2008 Incentive Plan and, in the case of Messrs. Casey and Walls, a $500,000 signing bonus that each of Messrs. Casey and Walls received upon joining CC Media.  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)
The amounts shown in the Stock Awards column for 2008 reflect the full grant date fair value of time-vesting restricted stock of CC Media awarded to the named executive officers in 2008, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.  CC Media did not award restricted stock to the named executive officers in 2010 or 2009.  For time-vesting restricted stock awards, the grant date fair value is based on the closing price of our Class A common stock on the date of grant.

The amount shown in the Stock Awards column for Mr. Mark P. Mays for 2010 reflects the incremental fair value of Mr. Mark P. Mays’ outstanding put option to require CC Media to purchase certain of his outstanding CC Media shares, the terms of which put option were modified on June 23, 2010 under his amended and restated employment agreement.  For a description of the modification, see “—Employment Agreements with the Named Executive Officers” below.

The amounts shown in the Option Awards column for 2010 and 2008 reflect the full grant date fair value of time-vesting CC Media stock options awarded to the named executive officers in 2010 and 2008, respectively, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.  CC Media did not award stock options to the named executive officers in 2009.

The fair value of each CC Media stock option awarded to the named executive officers in 2010 was estimated, based on several assumptions, on the date of grant using a Black-Scholes option valuation model.  The fair value and assumptions used for the stock option awards to Messrs. Casey, Hogan and Walls in 2010 are shown below:

	Casey	Hogan and Walls
Fair value per share of options granted	$4.6774	$4.8905
Fair value assumptions:
Expected volatility	0.58	0.58
Expected life, in years	5.75	6.26
Risk-free interest rate	2.30%	2.47%
Dividend yield	0.00%	0.00%

    For further discussion of the assumptions made in valuation, see also Note 13-Shareholders’ Equity beginning on page A-77 of Appendix A.

(c)
The amounts reflect cash payments for the respective fiscal year as annual incentive bonus awards under CC Media’s 2008 Annual Incentive Plan pursuant to pre-established performance goals.  For discussion of the 2010 pre-established performance goals and payments, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(d)	As described below, for 2010 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of the named executive officers;
•	club membership dues paid by us;
•	personal use of company aircraft by the named executive officers;
•	a company-purchased automobile;
•	personal accounting and tax services;
•	relocation expenses for named executive officers who joined us during 2010;
•	tax gross-ups on relocation expenses for those named executive officers who joined us during 2010;
•	fees for legal review in connection with Mr. Walls’ entry into an employment agreement with us; and
•
in the case of Mr. Mark P. Mays, the amount ($7,200,000) that we paid to repurchase 200,000 shares from him pursuant to a put option under his amended and restated employment agreement, reduced by the portion of that amount ($5,970,000) already reflected in the Stock Awards column.

	M. Mays	Casey	R. Mays	Hogan	Walls	L. Mays
401(k) plan match	$6,125	—	$6,125	$6,125	—	$6,125
Club dues	5,707	—	—	—	—	2,760
Aircraft usage	161,443	—	136,967	45,078	—	126,955
Automobile purchase	—	—	—	—	—	64,088
Accounting/tax services	15,783	—	15,145	—	—	22,934
Relocation expenses	—	$986,579	—	—	$67,096	—
Relocation tax gross-up	—	163,812	—	—	19,020	—
Legal review fees	—	—	—	—	37,215	—
Share repurchase	1,230,000	—	—	—	—	—
Total	$1,419,058	$1,150,391	$158,237	$51,203	$123,331	$222,862

As a result of Clear Channel’s high public profile and due in part to threats against Clear Channel, its operations and management, Clear Channel engaged an outside security consultant to assess security risks to Clear Channel’s physical plant and operations, as well as its employees, including executive management.  Based upon the findings and recommendation of this security consultant, Clear Channel’s management and Board of Directors implemented, and CC Media’s management and Board intends to continue the implementation of, numerous security measures for CC Media’s operations and employees.

For security purposes and at the direction of the Board of CC Media, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays utilize company-owned aircraft for all business and personal air travel.  Mr. Hogan also has used the company-owned aircraft for personal air travel, pursuant to the Company’s Aircraft Policy.

The value of personal airplane usage reported above is based on CC Media’s direct operating costs.  This methodology calculates aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel and oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs.  This methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the plane, depreciation and administrative expenses.  On certain occasions, an executive’s spouse or other family members may accompany the executive on a flight when such persons are invited to attend an event for appropriate business purposes.  No additional direct operating cost is incurred in such situations under the foregoing methodology.  The value of all other perquisites included in the All Other Compensation column is based upon CC Media’s actual costs.

For a description of the relocation expenses and related tax gross-ups, see “—Employment Agreements with the Named Executive Officers” below.

(e)
The summary compensation information presented above for Mr. Mark P. Mays reflects his service as our Chairman and Chief Executive Officer during 2010, 2009 and for the 2008 period since the closing of the Merger on July 30, 2008, and as our President during 2010, as well his service as a director of Clear Media Limited, as described in footnote (g) below.  For the 2008 period before July 30, 2008, it reflects his service as Chief Executive Officer of Clear Channel.  Mr. Mark P. Mays retired as our President and Chief Executive Officer on March 31, 2011 but continues to serve as an employee and as our Chairman.

(f)
As described above under “Compensation Discussion and Analysis—Corporate Services Agreement,” Clear Channel Management Services, Inc. provides, among other things, executive officer services to CCOH.  The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect 100% of the amounts for each of Messrs. Mark P. Mays, Thomas W. Casey and Randall T. Mays.  However, pursuant to the Corporate Services Agreement, CCOH was allocated 41% of the amounts reflected in the Salary (other than the amounts described in footnote (g) below with respect to Mr. Mark P. Mays' service as a director of Clear Media Limited), Bonus and Non-Equity Incentive Plan Compensation columns and 41% of certain of the amounts reflected in the All Other Compensation column for 2010, 2009 and 2008 for each of Messrs. Mark P. Mays and Thomas W. Casey and for 2009 and 2008 for Mr. Randall T. Mays, as shown below.  Amounts previously reported in the Summary Compensation Table for Messrs. Mark P. Mays and Randall T. Mays for 2009 and 2008 have been revised to reflect 100% of the amounts.

	Salary Allocated to CCOH
	2010	2009	2008
Mark P. Mays	$410,000	$218,496	$366,950
Thomas W. Casey	307,500	—	—
Randall T. Mays	—	217,813	358,750

	Bonus and Non-Equity Incentive Plan Compensation Allocated to CCOH
	2010	2009	2008
Mark P. Mays	$1,088,051	$97,035	$1,845,000
Thomas W. Casey	805,507	—	—
Randall T. Mays	—	97,035	1,845,000

	All Other Compensation Allocated to CCOH
	2010	2009	2008
Mark P. Mays	$11,322	$10,176	$18,330
Thomas W. Casey	471,660	—	—
Randall T. Mays	—	8,062	15,768

(g)
The amounts in the Salary column for Mr. Mark P. Mays include his base salary paid by us, as well as $6,907, $16,254 and $17,976 paid in 2010, 2009 and 2008, respectively, by our majority-owned subsidiary, Clear Media Limited, for the periods during which Mr. Mark P. Mays served as a director of Clear Media Limited.  Clear Media Limited is listed on the Hong Kong Stock Exchange.  The amounts paid by Clear Media Limited have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of HK$1=$0.1287, HK$1=$0.1290 and HK$1=$0.1284 for the years ended December 31, 2010, 2009 and 2008, respectively.  Amounts previously reported in the Salary column for Mr. Mark P. Mays have been revised to include these amounts paid by Clear Media Limited.

(h)
The amounts in the table reflect the full grant date fair market value of time-vesting stock options awarded by CC Media, as described in footnote (b) above.  In addition, in connection with the closing of the Merger during 2008 each of Messrs. Mark P. Mays and Randall T. Mays was awarded stock options to purchase 1,041,666 shares of CC Media’s Class A common stock that contain performance-based vesting conditions.  Assuming that all of the performance-based vesting conditions will be achieved, the grant date fair value of the performance-based stock options would have been $21,286,445 for each of Messrs. Mark P. Mays and Randall T. Mays.  However, on the grant date, the actual fair value of these options was $0 based on the probable outcome of the performance-based vesting conditions and, accordingly, no amount is reflected for these performance-based options in the Option Awards column.

Of the 1,041,666 performance-based stock options awarded to Mr. Mark P. Mays in 2008, 50% were cancelled on March 31, 2011 in connection with his retirement as our President and Chief Executive Officer and the remainder continue pursuant to the terms of the stock option agreements.  Similarly, 50% of the 1,041,667 time-vesting stock options to purchase CC Media Class A common stock awarded to Mr. Mays in connection with the closing of the Merger in 2008 were cancelled on March 31, 2011 in connection with his retirement as our President and Chief Executive Officer and the remainder continue pursuant to the terms of the stock option agreements.  Of the identical performance-based vesting and time-vesting stock options to purchase CC Media’s Class A common stock awarded to Mr. Randall T. Mays in connection with the closing of the Merger in 2008, 83% of them were cancelled and 17% of them vested on December 22, 2009 in connection with his January 4, 2010 change in position from our Chief Financial Officer to our Vice Chairman.

(i)
Thomas W. Casey became our Executive Vice President and Chief Financial Officer on January 4, 2010.  The summary compensation information presented above for Mr. Casey reflects his service in that capacity since January 4, 2010.

(j)
Randall T. Mays served as our President and Chief Financial Officer until January 4, 2010.  The summary compensation information presented above for Mr. Randall T. Mays reflects compensation paid to him in that capacity until January 4, 2010 and in his capacity as an employee and as our Vice Chairman for the remainder of 2010.

(k)
The amount in the table reflects the full grant date fair market value of time-vesting stock options awarded by CC Media, as described in footnote (b) above.  In addition, during 2008 Mr. Hogan received stock options to purchase 108,297 shares of CC Media’s Class A common stock that contain performance-based vesting conditions.  Assuming that all of the performance-based vesting conditions will be achieved, the grant date fair value would have been $2,213,049.  However, on the grant date, the actual fair value of these options was $0 based on the probable outcome of the performance-based vesting conditions, and, accordingly, no amount is reflected for these performance-based options in the Option Awards column.

The 108,297 performance-based stock options awarded to Mr. Hogan in 2008 were cancelled on March 21, 2011 in exchange for a grant of 54,149 new performance-based stock options pursuant to an Offer to Exchange dated February 18, 2011.  Similarly, the 54,148 time-vesting stock options to purchase CC Media Class A common stock awarded to Mr. Hogan in 2008 were cancelled on March 21, 2011 in exchange for a grant of 27,074 new time-vesting stock options pursuant to the Offer to Exchange.  See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

(l)
Robert H. Walls, Jr. became our Executive Vice President, General Counsel and Secretary on January 1, 2010.  The summary compensation information presented above for Mr. Walls reflects his service in that capacity since January 1, 2010.

(m)
L. Lowry Mays served as our Chairman until July 30, 2008.  The summary compensation information presented above for Mr. L. Lowry Mays reflects compensation paid to him in that capacity until July 30, 2008 and in his capacity as our Chairman Emeritus for the remainder of 2008 and for 2009 and 2010.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

The descriptions of the employment agreements set forth herein do not purport to be complete and are qualified in their entirety by the employment agreements.  Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under the heading “—Potential Post-Employment Payments” in this proxy statement, which descriptions are incorporated herein by reference.  For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Certain elements of the compensation of the named executive officers are determined based on their respective employment agreements.  In connection with the Merger and effective as of the consummation of the Merger, CC Media and Merger Sub entered into employment agreements with each of Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays (collectively, the “Mays executives”), each such employment agreement amending and restating in its entirety each of the Mays executives’ respective existing employment agreement with Clear Channel.  Messrs. Mark P. Mays and Randall T. Mays entered into amendments to their respective employment agreements on January 20, 2009, and entered into further amended and restated employment agreements and amendments to their respective option agreements on June 23, 2010 and December 22, 2009, respectively.  These agreements collectively are referred to as the “Mays employment agreements.”

Under the Mays employment agreements, each of the Mays executives receives compensation consisting of a base salary, incentive awards and other benefits and perquisites.  Each of the Mays executives is required to: (1) assign certain intellectual property rights to Clear Channel; (2) refrain from competing against Clear Channel for a period of six months following termination of employment (12 months in the case of L. Lowry Mays); and (3) refrain from soliciting its customers, employees and independent contractors during employment and for a period of two years following termination of employment.  Each of the Mays executives is further required to protect the secrecy of Clear Channel’s confidential information for the duration of his employment and after his employment terminates, regardless of the reason for such termination.

Clear Channel will indemnify each of the Mays executives from any losses incurred by them because they were made a party to a proceeding as a result of their being an officer of Clear Channel.  Furthermore, any expenses incurred by them in connection with any such action shall be paid by Clear Channel in advance upon request that Clear Channel pay such expenses, but only in the event that they have delivered in writing to Clear Channel (1) an undertaking to reimburse Clear Channel for such expenses with respect to which they are not entitled to indemnification and (2) an affirmation of their good faith belief that the standard of conduct necessary for indemnification by Clear Channel has been met.

Mark P. Mays

Upon the consummation of the Merger, Mr. Mark P. Mays was employed by CC Media and Clear Channel as the Chief Executive Officer of each entity, and entered into an employment agreement with a term ending July 31, 2013.  In June 2010, Mr. Mark P. Mays announced his intention to retire as our President and Chief Executive Officer and, in connection with that announcement, entered into an amended and restated employment agreement on June 23, 2010.  The new agreement provides for a term through July 31, 2013, which will be extended thereafter only by written agreement of the parties.  Upon the consummation of the Merger, the parties agreed that Mr. Mark P. Mays would receive an annual base salary of not less than $895,000.  Pursuant to the January 2009 amendment to his employment agreement, Mr. Mark P. Mays voluntarily reduced his base salary to $500,000 for 2009, which increased to not less than $1,000,000 per year thereafter.  Pursuant to his June 2010 amended and restated employment agreement, Mr. Mark P. Mays also will receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including “gross-up” payments for excise taxes that may be payable by Mr. Mark P. Mays in connection with any payments made in connection with the Merger and for additional taxes that may be payable by Mr. Mark P. Mays under Section 409A of the Internal Revenue Code).  In addition, during the term of his agreement, Mr. Mark P. Mays is entitled, at Company expense to use Company-provided aircraft for personal travel, in accordance with the Company’s Aircraft Benefit Policy.  Mr. Mark P. Mays also has a right of first refusal to purchase a specified Company-owned aircraft during the term of his agreement if the Company receives a bona fide offer to purchase the aircraft and, at the end of his employment term, to purchase the aircraft at fair market value.

Pursuant to his amended and restated employment agreement, for 2010, Mr. Mark P. Mays is entitled to receive an annual bonus of between $0 and $4,000,000 based on the percentage of target OIBDAN that is achieved, as set forth in the table below.

Achieved OIBDAN/Target OIBDAN (expressed as a percentage)	Performance Bonus
90% or less	$0
100%	$2,000,000
120% or more	$4,000,000

For purposes of calculating Mr. Mark P. Mays’ 2010 bonus under his amended and restated employment agreement, OIBDAN is the Company’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges and other items.  For purposes of this calculation only, Target OIBDAN to achieve 100% bonus for 2010 was $1.57 billion and Target OIBDAN to achieve a greater than 100% bonus for 2010 was $1.62 billion, with Mr. Mark P. Mays receiving a bonus of $2 million for Achieved OIBDAN between $1.57 and $1.62 billion.  For 2010, the Company achieved OIBDAN of approximately $1.7 billion and, as a result, Mr. Mark P. Mays received an annual incentive bonus of $2,653,784.  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”  For any year after 2010, Mr. Mark P. Mays’ performance bonus will be determined solely at the discretion of the Board, but shall not be less than $500,000 for any year (prorated if employment is terminated for any reason).

Pursuant to his original employment agreement with CC Media, upon the consummation of the Merger, Mr. Mark P. Mays received an equity incentive award of options to purchase 2,083,333 shares of CC Media stock (subject to performance and time vesting requirements) and was issued restricted shares of CC Media’s Class A common stock with a value equal to $20 million (subject to time vesting requirements).  Under certain circumstances, he also had a put option to require CC Media to purchase up to 555,556 of his shares at either $36 or the price on the date he notifies CC Media that he is exercising the put option, with the price varying depending on the circumstances triggering the ability to exercise the put option. Pursuant to the June 2010 amendments made to Mr. Mark P. Mays’ employment and option agreements: (1) the put option with respect to 200,000 shares became exercisable for a 30-day period beginning August 15, 2010, with the put option for the other 355,556 shares remaining subject to the original terms; and (2) upon his cessation of service as our Chief Executive Officer on March 31, 2011, one-half of his time-vesting options and one-half of his performance-vesting options granted on July 30, 2008 were cancelled, with all remaining stock options continuing pursuant to their original conditions for the remainder of the original 10-year term of the options.

Thomas W. Casey

On December 15, 2009, Mr. Thomas W. Casey entered into an employment agreement with Clear Channel. Pursuant to his agreement, Mr. Casey will serve as Chief Financial Officer until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Casey will receive compensation consisting of a base salary, incentive awards and other benefits and perquisites.  Mr. Casey’s current annual base salary is $750,000 and he will be eligible for additional annual raises commensurate with company policy.  No later than March 15 of each calendar year, Mr. Casey is eligible to receive a performance bonus.  For 2010 and each year thereafter (subject to annual increases as may be approved by Clear Channel), Mr. Casey’s target bonus will be $1,000,000, with bonus criteria being 70% company financial performance-based and 30% MBO-based.  For 2010, Mr. Casey received a bonus of $1,464,650 (including a discretionary bonus of $150,000).  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”  Mr. Casey also received a $500,000 signing bonus, half of which he would have been required to reimburse if he terminated his employment with the company within the first twelve months or the company terminated his employment for cause during that period.  He is entitled to participate in all employee welfare benefit plans in which other similarly situated employees may participate.

Mr. Casey also received certain relocation benefits in connection with his relocation to San Antonio, Texas, including a $15,000 relocation allowance, $21,678 to reimburse him for duplicate housing expenses, $82,901 for travel, temporary living and miscellaneous relocation expenses and $19,372 for closing costs related to the purchase of his new home.  We also engaged a third party relocation company, which purchased Mr. Casey’s home in Washington, with the purchase price based on appraisals obtained by the relocation company.  In addition, we paid Mr. Casey $270,000 to compensate him for losses to him on the sale of his Washington home (after the first 10% of any such losses) and $163,812 to compensate him for taxes resulting from these relocation benefits.  We bore the costs associated with the relocation company’s purchase and subsequent resale of Mr. Casey’s Washington home, as well as the costs of maintaining the home during the resale process and the loss to the relocation company on the resale of Mr. Casey’s Washington home, paying the relocation company an aggregate amount of $577,628 for these items.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Casey was granted a stock option to purchase 250,000 shares of CC Media’s Class A common stock.  See “—Grants of Plan-Based Awards” below.  If the option spread (the fair market value minus the exercise price) is less than $5,000,000 on December 31, 2013, as long as Mr. Casey is employed by Clear Channel on that date, he will receive a grant of restricted stock units on December 31, 2013 with a fair market value equal to $5,000,000 minus the option spread. Any restricted stock units so awarded would vest on December 31, 2014 as long as Mr. Casey is employed by Clear Channel on that date.

Under the employment agreement, Mr. Casey is required to protect the secrecy of Clear Channel’s confidential information and to assign certain intellectual property rights to Clear Channel.  He also is prohibited by the agreement from engaging in certain activities that compete with Clear Channel for 18 months after his employment terminates, and he is prohibited from soliciting employees for employment or clients for advertising sales which compete with Clear Channel for 18 months after termination of employment.  Clear Channel agreed to defend and indemnify Mr. Casey for acts committed in the course and scope of his employment.

Randall T. Mays

Upon the consummation of the Merger, Mr. Randall T. Mays was employed by CC Media and Clear Channel as the President and Chief Financial Officer of each entity.  Upon ceasing to serve as President and Chief Financial Officer on January 4, 2010, Mr. Randall T. Mays became Vice Chairman of CC Media.  Mr. Randall T. Mays’ employment agreement provides for a term through July 31, 2013 and will be automatically extended for consecutive one-year periods unless 12 months prior notice of non-renewal is provided by the terminating party.

Upon the consummation of the Merger, the parties agreed that Mr. Randall T. Mays would receive an annual base salary of not less than $875,000.  Pursuant to the January 2009 amendment to his employment agreement, Mr. Randall T. Mays voluntarily reduced his base salary to $500,000 for 2009.  Pursuant to his December 2009 amended and restated employment agreement, he received an annual base salary of $1,000,000 while he served as Chief Financial Officer (until January 4, 2010) and receives an annual base salary of $500,000 thereafter.  Mr. Randall T. Mays also will receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including personal use of company-owned aircraft and “gross-up” payments for excise taxes that may be payable by Mr. Randall T. Mays in connection with any payments made in connection with the Merger and for additional taxes that may be payable by Mr. Randall T. Mays under Section 409A of the Internal Revenue Code).  Pursuant to the December 2009 amended and restated employment agreement, Mr. Randall T. Mays is entitled to receive an annual bonus, to be determined at the discretion of the Board of CC Media.  For 2010, Mr. Randall T. Mays did not receive a bonus.  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

Pursuant to his original employment agreement with CC Media, upon the consummation of the Merger, Mr. Randall T. Mays received an equity incentive award of options to purchase 2,083,333 shares of CC Media stock (subject to vesting requirements) and was issued restricted shares of CC Media’s Class A common stock with a value equal to $20 million (subject to vesting requirements).  Pursuant to the December 2009 amendments made to Mr. Randall T. Mays’ employment and option agreements, two-thirds of his time-vesting and all of his performance-vesting options were cancelled and vesting of his remaining options was accelerated.

John E. Hogan

Effective June 29, 2008, subject to the consummation of the Merger, Mr. John E. Hogan entered into an employment agreement with Clear Channel Broadcasting, Inc. (“CCB”), a wholly-owned subsidiary of CC Media, with such employment agreement amending and restating in its entirety his previous employment agreement with CCB.  On November 15, 2010, Mr. Hogan entered into a new amended and restated employment agreement.  Pursuant to his agreement, Mr. Hogan will serve as President and Chief Executive Officer of the Radio division of Clear Channel through December 31, 2013, with automatic extensions from year to year thereafter unless either party gives prior notice of non-renewal.

Under his agreement, Mr. Hogan will receive compensation consisting of a base salary, incentive awards and other benefits and perquisites.  Pursuant to his November 2010 amended and restated employment agreement with CCB, Mr. Hogan’s current annual base salary is $1,000,000 and he will be eligible for additional annual raises commensurate with company policy.  No later than March 15 of each calendar year, Mr. Hogan is eligible to receive a performance bonus.  For 2010, Mr. Hogan received a bonus of $1,873,435 (including a discretionary bonus of $225,000).  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”  Mr. Hogan also is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees may participate.  He also was entitled to reimbursement of his legal expenses in connection with the negotiation of his November 2010 amended and restated employment agreement.

Under the employment agreement, Mr. Hogan is required to protect the secrecy of CCB’s confidential information and to assign certain intellectual property rights to CCB.  Mr. Hogan is prohibited by the agreement from activities that compete with CCB or its affiliates for one year after he leaves CCB, and he is prohibited from soliciting CCB’s employees for employment for 12 months after termination regardless of the reason for termination of employment.  However, after Mr. Hogan’s employment with CCB has terminated, upon receiving written permission from the Board of Directors of CCB, Mr. Hogan is permitted to engage in competing activities that would otherwise be prohibited by his employment agreement if such activities are determined in the sole discretion of the Board of Directors of CCB in good faith to be immaterial to the operations of CCB, or any subsidiary or affiliate thereof, in the location in question.  Mr. Hogan also is prohibited from using CCB’s confidential information at any time following the termination of his employment in competing, directly or indirectly, with CCB.

Mr. Hogan is entitled to reimbursement of reasonable attorneys’ fees and expenses and full indemnification from any losses related to any proceeding to which he may be made a party by reason of his being or having been an officer of CCB or any of its subsidiaries (other than any dispute, claim, or controversy arising under or relating to his employment agreement).

Robert H. Walls, Jr.

Effective January 1, 2010, Mr. Robert H. Walls, Jr. entered into an employment agreement with Clear Channel Management Services, Inc. (“CCMS”), an indirect subsidiary of CC Media.  Pursuant to his agreement, Mr. Walls will serve as Executive Vice President, General Counsel and Secretary until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Walls receives compensation consisting of a base salary, incentive awards and other benefits and perquisites.  Mr. Walls’ current annual base salary is $550,000 and he will be eligible for additional annual raises commensurate with company policy.  No later than March 15 of each calendar year, Mr. Walls is eligible to receive a performance bonus.  For 2010, Mr. Walls’ target bonus was $1,000,000, with the criteria being 50% EBITDA-based and 50% MBO-based.  For purposes of his agreement, (1) EBITDA-based means performance criteria selected by the Board with respect to the annual bonus and with target performance determined on the same basis as determined for other similarly situated employees of CCMS and its affiliates and (2) MBO-based means the subjective performance criteria agreed to on an annual basis between the Chief Executive Officer and Mr. Walls at about the same time as established for other similarly situated employees.  For 2010, Mr. Walls received a bonus of $1,324,750 (including a discretionary bonus of $100,000).  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”  For 2011, Mr. Walls’ target bonus will be no less than 100% of his base salary for 2011, with the criteria being 50% EBITDA-based and 50% MBO-based.  For 2012 and thereafter, Mr. Walls’ target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Walls.  Mr. Walls also received a $500,000 signing bonus, a prorated portion of which he would have been required to reimburse if he terminated his employment with the company without good reason within the first twelve months or the company terminated his employment for cause during that period.  He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Mr. Walls also received certain other benefits, including reimbursement of legal expenses in connection with the negotiation of his employment agreement and certain relocation benefits in connection with his relocation to San Antonio, Texas, such as reimbursement of living expenses and commuting expenses until September 1, 2010, reimbursement of taxes associated with the relocation benefits as well as other relocation benefits in accordance with company policy.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Walls was granted a stock option to purchase 100,000 shares of CC Media’s Class A common stock.  See “—Grants of Plan-Based Awards” below.

Under the employment agreement, Mr. Walls is required to protect the secrecy of confidential information of CCMS and its affiliates and to assign certain intellectual property rights.  He also is prohibited by the agreement from engaging in certain activities that compete with CCMS and its affiliates for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment for 12 months after termination of employment.  CCMS agreed to defend and indemnify Mr. Walls for acts committed in the course and scope of his employment.

L. Lowry Mays

Upon the consummation of the Merger, L. Lowry Mays was employed by CC Media and Clear Channel as the Chairman Emeritus of each entity.  Mr. L. Lowry Mays’ employment agreement provides for a term of five years and will be automatically extended for consecutive one-year periods unless terminated by either party.  Mr. L. Lowry Mays will receive an annual salary of $250,000 and benefits and perquisites consistent with his previous arrangement with Clear Channel.  Also, Mr. L. Lowry Mays is entitled to the use of company-owned aircraft for personal travel, in accordance with Clear Channel’s policy as in effect on November 16, 2006, for ten years from the date of the closing of the Merger, regardless of whether he remains employed by CC Media.  Mr. L. Lowry Mays also is eligible to receive an annual bonus in an amount to be determined by the Board of CC Media, in its sole discretion.  In 2010, Mr. L. Lowry Mays received a bonus of $398,068 for 2010.  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

GRANTS OF PLAN-BASED AWARDS

2008 Executive Incentive Plan

CC Media grants equity incentive awards to named executive officers and other eligible participants under the 2008 Executive Incentive Plan adopted in connection with, and prior to, the consummation of the Merger.  The 2008 Executive Incentive Plan is intended to advance the interests of CC Media and its affiliates by providing for the grant of stock based and other incentive awards to the key employees and directors of, and consultants and advisors to, CC Media or its affiliates who are in a position to make a significant contribution to the success of CC Media and its affiliates.

The 2008 Executive Incentive Plan allows for the issuance of restricted stock, restricted stock units, incentive and non-statutory stock options, cash awards and stock appreciation rights to eligible participants, who include the key employees of CC Media and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, CC Media or any of its affiliates in the case of other awards.

The 2008 Executive Incentive Plan is administered by the Compensation Committee or the Subcommittee.  The Compensation Committee or the Subcommittee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule.  These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 Executive Incentive Plan.  The Compensation Committee or the Subcommittee also will make all other determinations and interpretations necessary to carry out the purposes of the 2008 Executive Incentive Plan.  For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Certain key participants who receive equity awards under the 2008 Executive Incentive Plan are subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 Executive Incentive Plan.  In addition, all participants in the 2008 Executive Incentive Plan would be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 Executive Incentive Plan in connection with a public offering of CC Media’s shares on terms and conditions requested by CC Media or its underwriters.

2008 Annual Incentive Plan

As discussed above, the named executive officers also are eligible to receive awards under the 2008 Annual Incentive Plan.  See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the 2008 Annual Incentive Plan and the grant of awards to the named executive officers thereunder.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2010.

Grants of Plan-Based Awards During 2010

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date FairValue of Stock and Option Awards(a) ($)
		Threshold ($)	Target ($)	Maximum ($)
Mark P. Mays	N/A(b)	—	2,000,000	4,000,000	—	—	—	—
	06/23/10(c)	—	—	—	200,000	—	—	5,970,000

Thomas W. Casey	N/A(b)	—	1,000,000	2,000,000	—	—	—	—
	12/31/10(d)	—	—	—	—	250,000	10.00	1,169,350

Randall T. Mays	—	—	—	—	—	—	—	—

John E. Hogan	N/A(b)	—	1,200,000	2,400,000	—	—	—	—
	12/31/10(d)	—	—	—	—	170,000	10.00	831,385

Robert H. Walls, Jr.	N/A(b)	—	1,000,000	2,000,000	—	—	—	—
	12/31/10(d)	—	—	—	—	100,000	10.00	489,050

L. Lowry Mays	N/A(b)	—	300,000	600,000	—	—	—	—
_______________
(a)
Reflects the full grant date fair value computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.  For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 13-Shareholders’ Equity beginning on page A-77 of Appendix A.

(b)
Each of Messrs. Mark P. Mays, Thomas W. Casey, John E. Hogan, Robert H. Walls, Jr. and L. Lowry Mays was granted a cash incentive award under the 2008 Annual Incentive Plan based on the achievement of pre-established performance goals.  For further discussion of their 2010 cash incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(c)
On June 23, 2010, Mark P. Mays’s outstanding put option to require CC Media to purchase certain of his outstanding shares was modified as part of his amended and restated employment agreement.  The grant date fair shown in the table above reflects the incremental fair value of the put option upon modification.

(d)
On December 31, 2010, each of Messrs. Casey, Hogan and Walls were granted stock options to purchase shares of CC Media’s Class A common stock under the 2008 Executive Incentive Plan.  In the case of Mr. Casey, the options vested 25% on the grant date and 25% annually thereafter beginning on the first anniversary of the grant date.  In the case of Messrs. Hogan and Walls, the options will vest 25% annually beginning on the first anniversary of the grant date.  The per share exercise price of these options was determined by the Subcommittee to be the higher of $10.00 or the closing price on the date of grant.  The closing price on the date of grant was $9.00.  As a result, the exercise price per share is $10.00 for these options.  For further discussion of these stock option awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)
	(#) Exercisable		(#) Unexercisable
Mark P. Mays	2,851	(b)	—		—		35.06	02/19/13	—		—
	8,324	(b)	—		—		9.80	02/19/13	—		—
	3,298	(c)	—		—		30.31	01/12/15	—		—
	46,554	(c)	—		—		9.80	01/12/15	—		—
	5,601	(c)	—		—		9.80	02/16/15	—		—
	100,000	(d)	—		—		18.00	11/11/15	—		—
	37,500	(e)	12,500	(e)	—		29.03	05/23/17	—		—
	—		1,041,667	(f)	1,041,666	(g)	36.00	07/30/18	—		—
	—		—		—		—	—	359,834	(h)	3,238,506
	—		—		—		—	—	4,167	(i)	58,505

Thomas W. Casey	62,500	(j)	187,500	(j)	—		10.00	12/31/20	—		—

Randall T. Mays	2,851	(b)	—		—		35.06	02/19/13	—		—
	8,324	(b)	—		—		9.80	02/19/13	—		—
	3,298	(c)	—		—		30.31	01/12/15	—		—
	46,554	(c)	—		—		9.80	01/12/15	—		—
	5,601	(c)	—		—		9.80	02/16/15	—		—
	100,000	(k)	—		—		18.00	11/11/15	—		—
	50,000	(k)	—		—		29.03	05/23/17	—		—
	347,222	(l)	—		—		36.00	07/30/18	—		—
	—		—		—		—	—	359,834	(h)	3,238,506

John E. Hogan	21,659	(m)	32,489	(n)	108,297	(o)	36.00	07/30/18	—		—
	—		170,000	(p)	—		10.00	12/31/20	—		—
	—		—		—		—	—	7,500	(q)	67,500

Robert H. Walls, Jr.	—		100,000	(p)	—		10.00	12/31/20	—		—

L. Lowry Mays	8,426	(r)	—		—		9.80	02/19/13	—		—
	47,270	(s)	—		—		9.80	01/12/15	—		—
	5,601	(t)	—		—		9.80	02/16/15	—		—
	40,840	(u)	—		—		9.80	12/22/15	—		—
	—		—		—		—	—	13,250	(q)	119,250
_______________
(a)	This value is based upon the closing sale price of CC Media’s Class A common stock on December 31, 2010 of $9.00.

(b)	Options to purchase CC Media’s Class A common stock became exercisable on February 19, 2008.

(c)	Options to purchase CC Media’s Class A common stock became exercisable on July 30, 2008.

(d)	Options to purchase CCOH Class A common stock became exercisable on November 11, 2010.

(e)	These options to purchase CCOH Class A common stock vest in four equal annual installments beginning May 23, 2008.

(f)
As a result of Mr. Mark P. Mays’ retirement as our President and Chief Executive Officer, half of these stock options to purchase CC Media’s Class A common stock were cancelled on March 31, 2011. Of the remaining stock options (representing 520,834 shares of CC Media’s Class A common stock), options representing 130,208 shares will vest and become exercisable on May 13, 2011, options representing 130,208 shares will vest and become exercisable on May 13, 2012 and options representing 260,418 shares will vest and become exercisable on May 13, 2013.

(g)
As a result of Mr. Mark P. Mays’ retirement as our President and Chief Executive Officer, half of these stock options to purchase CC Media’s Class A common stock were cancelled on March 31, 2011. The remaining options will vest only if certain predetermined performance and market targets are met.  Of the remaining stock options (representing 520,834 shares of CC Media’s Class A common stock), options representing 260,417 shares will vest fully upon the Sponsors’ receiving a 200% return on their investment in CC Media in the form of cash returns and options representing an additional 260,417 shares will vest fully upon the Sponsors’ receiving a 250% return on their investment in CC Media in the form of cash returns.

(h)
Restricted stock awards representing 26,500 shares of CC Media’s Class A common stock will vest on May 22, 2011 and restricted stock awards representing 333,334 shares of CC Media’s Class A common stock will vest in three equal annual installments as follows: 111,111 shares will vest on July 30, 2011; 111,111 shares will vest on July 30, 2012; and 111,112 shares will vest on July 30, 2013.

(i)	Restricted stock awards representing 4,167 shares of CCOH’s Class A common stock will vest on May 23, 2011.

(j)
Options representing 62,500 shares of CC Media’s Class A common stock vested on December 31, 2010. The remaining options vest and become exercisable in three equal annual installments, beginning on December 31, 2011.

(k)	These options to purchase CCOH’s Class A common stock vested and became exercisable on December 22, 2009 in connection with the amendments made to Mr. Randall T. Mays’ employment agreement.

(l)	These options to purchase CC Media’s Class A common stock vested and became exercisable on December 22, 2009 in connection with the amendments made to Mr. Randall T. Mays’ employment agreement.

(m)
These options to purchase 21,659 shares of CC Media’s Class A common stock became exercisable in two equal annual installments on July 30, 2009 and July 30, 2010.  These options representing 21,659 shares, together with the unvested options described in footnote (n) below representing 32,489 shares, were cancelled on March 21, 2011 in exchange for a grant of new time-vesting stock options representing 27,074 shares pursuant to the Offer to Exchange described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”  The new time-vesting stock options will vest in four equal installments, beginning on February 17, 2012.

(n)
These options to purchase 32,489 shares of CC Media’s Class A common stock would have vested in three equal annual installments, beginning on July 30, 2011.  These options representing 32,489 shares, together with the vested options described in footnote (m) above representing 21,659 shares, were cancelled on March 21, 2011 in exchange for a grant of new time-vesting stock options representing 27,074 shares pursuant to the Offer to Exchange described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”  The new time-vesting stock options will vest in four equal installments, beginning on February 17, 2012.

(o)
These options to purchase 108,297 shares of CC Media’s Class A common stock would have vested only if certain predetermined performance and market targets were met.  As awarded on July 30, 2008, (1) stock options representing 54,148 shares of CC Media’s Class A common stock would have been available to vest in five equal annual installments beginning on July 30, 2009 and would only have vested if the Sponsors received at least 200% return on their investment in CC Media in the form of cash returns by such dates and (2) stock options representing an additional 54,149 shares of CC Media’s Class A common stock would have been available to vest in five equal annual installments beginning on July 30, 2009 and would only have vested if the Sponsors received at least a 250% return on their investment in CC Media in the form of cash returns by such time.

These options representing 108,297 shares were cancelled on March 21, 2011 in exchange for a grant of new performance-based vesting stock options representing 54,149 shares pursuant to the Offer to Exchange described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”  Under the new award, (1) stock options representing 27,074 shares of CC Media’s Class A common stock will be available to vest in four equal annual installments beginning on February 17, 2012 and will only vest if the Sponsors receive at least a 50% return on their investment in CC Media in the form of cash returns by such time and (2) stock options representing 27,075 shares of CC Media’s Class A common stock will be available to vest in four equal annual installments beginning on February 17, 2012 and will only vest if the Sponsors receive at least a 200% return on their investment in CC Media in the form of cash returns by such time.

(p)	Options to purchase CC Media’s Class A common stock will vest and become exercisable in four equal annual installments, beginning on December 31, 2011.

(q)	Restricted stock awards representing shares of CC Media’s Class A common stock will vest on May 22, 2011.

(r)	Options to purchase CC Media’s Class A common stock became exercisable on February 19, 2003.

(s)	Options to purchase CC Media’s Class A common stock became exercisable on January 12, 2005.

(t)	Options to purchase CC Media’s Class A common stock became exercisable on February 16, 2005.

(u)	Options to purchase CC Media’s Class A common stock became exercisable on December 22, 2005.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2010.

Option Exercises and Stock Vested During 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)
Mark P. Mays(c)	—	—	137,611	987,222
Thomas W. Casey	—	—	—	—
Randall T. Mays	—	—	137,611	987,222
John E. Hogan	—	—	7,500	75,000
Robert H. Walls, Jr.	—	—	—	—
L. Lowry Mays	—	—	13,250	132,500
_______________
(a)	Represents the gross number of shares acquired upon vesting of restricted stock, without taking into account any shares withheld to satisfy applicable tax obligations.

(b)
Represents the value of the vested restricted stock, calculated by multiplying (1) the number of vested shares of restricted stock by (2) the closing price on the vesting date or, if the vesting date is not a trading day, the previous trading day.

(c)
On August 23, 2010, Mark P. Mays tendered 200,000 shares of CC Media Class A common stock to CC Media for purchase at $36.00 per share pursuant to a put option under his amended and restated employment agreement.  See footnote (d) to the Summary Compensation Table above.

PENSION BENEFITS

Neither CC Media nor Clear Channel has any pension plans applicable to the named executive officers.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

CC Media offers a non-qualified deferred compensation plan for its highly compensated executives, under which its named executive officers are able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes.  Matching credits on amounts deferred may be made in CC Media’s sole discretion and CC Media retains ownership of all assets until distributed.  Participants in the plan have the opportunity to allocate their deferrals and any CC Media matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan.

Payments under the plan must begin upon separation from service, death, disability or change in control; however, key employees generally must wait six months after separation from service for distributions to begin.  Payments will be made in accordance with the participant’s elections if the participant reaches retirement under the plan (age 65, or age 55 and 10 years of service) and has an account balance of $25,000 or more.  If a participant terminates and does not meet both of these criteria, the participant’s account balance will be distributed on the 10th of the month on or following 60 days after termination.   Distributions due to financial hardship (as determined by the Compensation Committee) are permitted, but other unscheduled withdrawals are not allowed.    In the event of a change in control, all deferral account balances will be distributed in a lump sum as soon as administratively feasible.

The following table sets forth certain information for the named executive officers with respect to the nonqualified deferred compensation plan for the year ended December 31, 2010.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2010(a) ($)	Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2010(b) ($)
Mark P. Mays	—	—	—	—	—
Thomas W. Casey	—	—	—	—	—
Randall T. Mays	—	—	—	—	—
John E. Hogan	35,000	—	17,250	—	216,674
Robert H. Walls, Jr.	—	—	—	—	—
L. Lowry Mays	—	—	—	—	—
__________
(a)	All executive contributions during 2010 are included in the Non-Equity Incentive Plan Compensation column for 2010 in the Summary Compensation Table.

(b)	Of the $216,674 shown in the Aggregate Balance at December 31, 2010 column, $167,992 was reported for Mr. Hogan in the Summary Compensation Table for 2010 and prior years.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our named executive officers, using an assumed December 31, 2010 trigger event for each scenario.  In addition, for Mr. Mark P. Mays, the narrative below describes the actual modifications to his outstanding equity awards in connection with his March 31, 2011 retirement as our President and Chief Executive Officer.  Mr. Mays remains an employee and the Chairman of our Board.

Mark P. Mays

Termination by CC Media for Cause, by Mr. Mays without Good Reason or Upon Expiration of Term.  Mr. Mark P. Mays’ amended and restated employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Mark P. Mays without “Good Reason” or due to the expiration of the term of his agreement.

Under the agreement, “Cause” is defined as Mr. Mark P. Mays’: (1) willful or intentional material misconduct that causes material and demonstrable injury, monetarily or otherwise, to CC Media, the Sponsors or any of their respective affiliates; (2) conviction of, or plea of nolo contendere to, a felony or any misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to CC Media; (3) committing any act of fraud, embezzlement, or theft against CC Media or its affiliates, that causes material and demonstrable injury, monetarily or otherwise, to CC Media; or (4) breach of any of the restrictive covenants in the employment agreement that causes material and demonstrable injury, monetarily or otherwise, to CC Media.

The term “Good Reason” includes, subject to certain exceptions: (1) a reduction in Mr. Mark P. Mays’ base pay or a breach of the section of the agreement providing for reimbursement of expenses; (2) a substantial diminution of his title, duties and responsibilities; (3) a failure to provide him with the use of a company-provided aircraft for personal travel; or (4) a transfer of his primary workplace outside the city limits of San Antonio, Texas.  An isolated, insubstantial and inadvertent action that is not taken in bad faith and which is remedied by CC Media within 10 business days after receipt of notice thereof from Mr. Mark P. Mays will not constitute “Good Reason.”

If Mr. Mark P. Mays is terminated by CC Media for Cause, he resigns without Good Reason or the term of his agreement expires, he will receive a lump-sum cash payment equal to his base salary, bonus and unused vacation accrued but unpaid through the date of termination.  If the term of Mr. Mark P. Mays’ agreement expires, he also has the right to purchase a specified Company-owned aircraft at fair market value.

In addition, if Mr. Mark P. Mays is terminated by CC Media for Cause, he resigns without Good Reason or the term of his agreement expires, all of his stock options would continue pursuant to their original conditions for the remainder of their original 10-year term.  Any remaining unvested restricted stock would be forfeited.

Termination by CC Media without Cause, by Mr. Mays for Good Reason or Upon Change in Control.  If Mr. Mark P. Mays is terminated by CC Media without Cause or if Mr. Mark P. Mays resigns for Good Reason: (1) he will receive a lump-sum cash payment equal to his base salary, bonus and unused vacation accrued but unpaid through the date of termination; (2) if termination is before he receives his bonus for 2010, he will be eligible to receive his 2010 bonus as if he was employed through December 31, 2010; (3) provided he signs and returns a release of claims in the time period required, (a) he will receive a lump sum cash payment equal to $4,500,000 and (b) CC Media will maintain in full force and effect, for the continued benefit of him and his eligible dependents for a period of three years following the date of termination, the medical and hospitalization insurance programs in which he and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by him for such benefits) as existed immediately prior to the date of termination.  However, if he or his dependents cannot continue to participate in our programs providing such benefits, CC Media will arrange to provide him and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs.  The aggregate value of these continued benefits is capped at $50,000, even if the cap is reached before the end of the three-year period.

Furthermore, in the event that Mr. Mark P. Mays’ employment is terminated by CC Media without Cause or by him for Good Reason, Mr. Mark P. Mays would be entitled to require CC Media to purchase all or a portion of 355,556 shares of the CC Media restricted stock granted to him in connection with the closing of the Merger at a price equal to $36.00 per share.  In addition, all of his CC Media stock options granted to him in connection with the Merger would vest and remain exercisable for the remainder of their original 10-year term, any remaining unvested CC Media restricted stock would vest, his unvested CCOH stock options would be cancelled and any vested CCOH stock options would remain exercisable for 90 days after termination.  Any unvested CCOH restricted stock would be forfeited.

Mr. Mark P. Mays’ employment agreement does not provide for payments or benefits upon a change in control.  Accordingly, if he were terminated without Cause after a change in control, Mr. Mark P. Mays would be entitled to the benefits described for a termination without Cause.  Any unvested stock options and restricted stock would vest upon change in control, with or without termination.

Termination due to Disability.  During any period in which he fails to perform his duties under his employment agreement as a result of incapacity due to physical or mental illness, Mr. Mark P. Mays will continue to receive his full base salary until his employment is terminated.  If, as a result of his incapacity due to physical or mental illness, he has been substantially unable to perform his duties under his employment agreement for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, he has not returned to the substantial performance of his duties on a full-time basis, CC Media will have the right to terminate his employment for disability.  In the event his employment is terminated for disability, CC Media will pay to him his base salary, bonus and unused vacation accrued but unpaid through the date of termination.

Furthermore, Mr. Mark P. Mays would be entitled to require CC Media to purchase all or a portion of 355,556 shares of the CC Media restricted stock granted to him in connection with the closing of the Merger at a price equal to $36.00 per share.  In addition, any of his CC Media stock options granted to him in connection with the Merger that would have vested on the next anniversary would vest as if he were employed on that date and remain exercisable for the remainder of their original 10-year term, and any remaining unvested CC Media restricted stock would vest.  Any CCOH stock options would continue to vest and remain exercisable for the shorter of five years or the remainder of the original 10-year term.  Any remaining unvested CCOH restricted stock would continue to vest as if he remained employed.

Termination due to Death.  If Mr. Mark P. Mays’ employment is terminated by his death, CC Media will pay in a lump sum to his beneficiary, legal representatives, or estate, as the case may be, his base salary, bonus and unused vacation accrued but unpaid through the date of his death. Furthermore, his beneficiary, legal representatives, or estate, as the case may be, would be entitled to require CC Media to purchase all or a portion of 355,556 shares of the CC Media restricted stock granted to him in connection with the closing of the Merger at a price equal to $36.00 per share.  In addition, any of his CC Media stock options granted to him in connection with the Merger that would have vested on the next anniversary would vest as if he were employed on that date and remain exercisable for the remainder of their original 10-year term, and any remaining unvested CC Media restricted stock would vest.  Any unvested CCOH stock options would vest and be exercisable for the shorter of one year or the remainder of the original 10-year term, and any remaining unvested CCOH restricted stock would vest.

Gross-Up.  If it is determined that any payment, award, benefit or distribution pursuant to the employment agreement or otherwise would be subject to (1) an additional tax under Section 409A of the Code or (2) an excise tax under Section 4999 of the Code as a result of the Merger, CC Media also is obligated to pay to Mr. Mark P. Mays a tax gross-up payment to cover any taxes, interest or penalties imposed by those sections of the Code.

March 31, 2011 Retirement as President and Chief Executive Officer.  On March 31, 2011, Mr. Mark P. Mays retired as our President and Chief Executive Officer.  He remains an employee and our Chairman.  Pursuant to his amended and restated employment agreement, upon his cessation of service as our Chief Executive Officer on March 31, 2011, one-half of his time-vesting options and one-half of his performance-vesting options granted on July 30, 2008 were cancelled, with all remaining stock options continuing pursuant to their original conditions for the remainder of their original 10-year term.

Thomas W. Casey

Termination by Clear Channel for Cause or by Mr. Casey without Good Reason.  Mr. Casey’s employment agreement provides for the following payments and benefits upon termination by Clear Channel for “Cause” or by Mr. Casey without “Good Reason.”

Under the agreement, “Cause” is defined as Mr. Casey’s: (1) willful and continued failure to perform substantially his duties with us (other than due to disability or following his notice to us of termination for Good Reason), after a demand for substantial performance is delivered by our Board or the Compensation Committee specifically identifying the manner in which he has not performed; (2) willful material misconduct that causes material and demonstrable injury, monetarily or otherwise, to Clear Channel; (3) willful disregard or violation of published company policies and procedures or codes of ethics; (4) fraud, dishonesty, breach of fiduciary duty, misappropriations, embezzlement or gross misfeasance of duty; or (5) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude. In the case of (1), (2) or (3), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Casey has previously been provided notice, those acts will not constitute Cause unless the Board provides Mr. Casey with notice specifying (a) the conduct qualifying for Cause, (b) reasonable action that would remedy it and (c) a reasonable time (not less than 30 days) within which Mr. Casey can take the remedial action, and Mr. Casey fails to take the remedial action within the specified time.

The term “Good Reason” includes, subject to certain exceptions: (1) Clear Channel’s repeated failure to comply with a material term of the agreement after written notice from Mr. Casey specifying the failure; (2) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation; or (3) a substantial and unusual reduction in responsibilities or authority.  To terminate for Good Reason, Mr. Casey must provide Clear Channel with 30 days notice, after which Clear Channel has 30 days to cure.

If Mr. Casey is terminated for Cause, he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination.  If Mr. Casey resigns without Good Reason, he would receive his base salary for the 90-day notice period and any accrued but unpaid base salary and prior year bonus.  If he is terminated for Cause or if he resigns without Good Reason, his stock options would be cancelled.

Termination by Clear Channel without Cause, by Mr. Casey for Good Reason or Upon Change in Control.  If Mr. Casey is terminated by Clear Channel without Cause or if Mr. Casey resigns for Good Reason: (1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) provided he signs and returns a release of claims in the time period required, (a) he will receive a lump sum cash payment equal to any earned but unpaid bonus with respect to the year prior to his termination, (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity been based on Clear Channel’s financial performance criteria and based on Clear Channel’s actual performance against those criteria as of the end of the performance period, (c) an “equity value preservation payment” equal to $1,250,000 for a termination that occurs in 2010 (with amounts varying for terminations occurring in other years), and (d) a severance payment paid over 18 months in an amount equal to 1.5 times the sum of (i) his annual base salary at the termination date and (ii) his target bonus for the year that includes the termination.  However, if Mr. Casey violates the non-compete provisions of his agreement during the 18-month period above, Clear Channel may cease the severance payment referred to in (d) above.

Furthermore, in the event that Mr. Casey’s employment is terminated by Clear Channel without Cause, his vested stock options would continue to be exercisable for the shorter of 90 days or the remaining 10-year term of the options. Mr. Casey’s employment agreement does not provide for payments or benefits upon a change in control.  Accordingly, if he were terminated without Cause after a change in control, Mr. Casey would be entitled to the benefits described for a termination without Cause.  Mr. Casey’s unvested stock options would vest upon a change in control, with or without termination.

Termination due to Disability.  If Mr. Casey is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Clear Channel may terminate his employment.  If Mr. Casey’s employment is terminated: (1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) provided he signs and returns a release of claims in the time period required, (a) he will receive a lump sum cash payment equal to any earned but unpaid bonus with respect to the year prior to his termination and (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity been based on Clear Channel financial performance criteria and based on Clear Channel’s actual performance against those criteria as of the end of the performance period.  Furthermore, Mr. Casey’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options.

Termination due to Death.  If Mr. Casey’s employment is terminated by his death, Clear Channel will pay in a lump sum to his designee or, if no designee, to his estate, his accrued but unpaid base salary and any earned but unpaid bonus with respect to the year prior to the termination.  Furthermore, Mr. Casey’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options.

Randall T. Mays

Termination by CC Media for Cause or by Mr. Mays without Good Reason.  Mr. Randall T. Mays' amended and restated employment agreement provides for the following payments and benefits upon termination by us for “Cause” or by Mr. Randall T. Mays without “Good Reason.”

Under the employment agreement, “Cause” is defined as Mr. Randall T. Mays’: (1) conviction of, or plea of nolo contendere to, a felony that causes material and demonstrable injury, monetarily or otherwise, to CC Media; (2) committing any act of fraud, embezzlement, or other act of dishonesty against CC Media or its affiliates, that causes material and demonstrable injury, monetarily or otherwise, to CC Media; or (3) breach of any of the restrictive covenants in the employment agreement that causes material and demonstrable injury, monetarily or otherwise, to CC Media.

The term “Good Reason” includes, subject to certain exceptions: (1) a reduction in Mr. Randall T. Mays’ base salary; (2) failure to provide him with the use of a company-provided aircraft for personal travel; (3) transfer of his primary workplace outside the city limits of San Antonio, Texas; or (4) Mr. Mark P. Mays ceasing to serve as Chief Executive Officer of CC Media.  An isolated, insubstantial and inadvertent reduction in his base salary that is not taken in bad faith and which is remedied by CC Media within 10 business days after receipt of notice thereof from Mr. Randall T. Mays will not constitute “Good Reason.”  An insubstantial and inadvertent failure to provide him with the aircraft benefit that is not done in bad faith and is not reported also will not constitute “Good Reason.”

If Mr. Randall T. Mays’ employment is terminated by CC Media for Cause or by him other than for Good Reason, he will receive a lump sum cash payment equal to his base salary (with base salary, for this purpose, not being less than $1,000,000) and unused vacation accrued and unpaid through the date of termination. Any remaining unvested restricted stock would be forfeited.

Termination by CC Media without Cause, by Mr. Mays for Good Reason or Upon Change in Control.  If Mr. Randall T. Mays is terminated by CC Media without Cause or he resigns for Good Reason: (1) he will receive a lump sum cash payment equal to his base salary (with base salary, for this purpose, not being less than $1,000,000) and unused vacation accrued and unpaid through the date of termination; and (2) he will continue to receive his base salary (with base salary, for this purpose, not being less than $1,000,000) for the remainder of the original term of his agreement.  In addition, CC Media will maintain in full force and effect, for the continued benefit of him and his eligible dependents for the remainder of the original term of his agreement, the medical and hospitalization insurance programs in which he and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by him for such benefits) as existed immediately prior to the date of termination.  However, if he or his dependents cannot continue to participate in our programs providing such benefits, CC Media will arrange to provide him and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs.  The aggregate value of these continued benefits is capped at $50,000, even if the cap is reached before the end of the original term of his agreement.  Mr. Randall T. Mays also is entitled to continued personal use of the company-provided aircraft for the remainder of the original term of the agreement.

Furthermore, in the event that Mr. Randall T. Mays’ employment is terminated by CC Media without Cause or by him for Good Reason, any remaining unvested restricted stock would vest.  Mr. Randall T. Mays’ employment agreement does not provide for payments or benefits upon a change in control.  Accordingly, if he were terminated without Cause after a change in control, Mr. Randall T. Mays would be entitled to the benefits described for a termination without Cause.  Any unvested restricted stock would vest upon change in control, with or without termination.

Termination due to Disability.  During any period in which he fails to perform his duties under his employment agreement as a result of incapacity due to physical or mental illness, Mr. Randall T. Mays will continue to receive his full base salary until his employment is terminated.  If, as a result of his incapacity due to physical or mental illness, he has been substantially unable to perform his duties under his employment agreement for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, he has not returned to the substantial performance of his duties on a full-time basis, CC Media will have the right to terminate his employment for disability.  In the event his employment is terminated for disability, CC Media will pay to him a lump sum cash payment equal to his base salary (with base salary, for this purpose, not being less than $1,000,000) and unused vacation accrued and unpaid through the date of termination. Furthermore, any remaining unvested restricted stock would vest.

Termination due to Death.  If Mr. Randall T. Mays’ employment is terminated by his death, CC Media will pay in a lump sum to his beneficiary, legal representatives, or estate, as the case may be, his base salary (with base salary, for this purpose, not being less than $1,000,000) and unused vacation accrued and unpaid through the date of termination. Furthermore, any remaining unvested restricted stock would vest.

Gross-Up.  If it is determined that any payment, award, benefit or distribution pursuant to the employment agreement or otherwise would be subject to (1) an additional tax under Section 409A of the Code or (2) an excise tax under Section 4999 of the Code as a result of the Merger, CC Media also is obligated to pay to Mr. Randall T. Mays a tax gross-up payment to cover any taxes, interest or penalties imposed by those sections of the Code.

John E. Hogan

Termination by CCB for Cause or by Mr. John E. Hogan without Good Cause.  Mr. Hogan’s employment agreement provides for the following payments and benefits upon termination by CCB for “Cause” or by Mr. Hogan without “Good Cause.”

A termination for “Cause” must be for one or more of the following reasons: (1) conduct by Mr. Hogan constituting a material act of willful misconduct in connection with the performance of his duties, including violation of CCB’s policy on sexual harassment, misappropriation of funds or property of CCB or any of its affiliates, or other willful misconduct as determined in the sole reasonable discretion of CCB; (2) continued, willful and deliberate non-performance by Mr. Hogan of his duties under his employment agreement (other than by reason of Mr. Hogan’s physical or mental illness, incapacity, or disability) where such non-performance has continued for more than 10 days following written notice of such non-performance; (3) Mr. Hogan’s refusal or failure to follow lawful directives where such refusal or failure has continued for more than 30 days following written notice of such refusal or failure; (4) a criminal or civil conviction of Mr. Hogan, a plea of nolo contendere by Mr. Hogan, or other conduct by Mr. Hogan that, as determined in the sole reasonable discretion of the Board of Directors of CCB, has resulted in, or would result in if he were retained in his position with CCB, material injury to the reputation of CCB, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude; (5) a material breach by Mr. Hogan of any of the provisions of his employment agreement;  or (6) a material violation by Mr. Hogan of CCB’s employment policies.

The term “Good Cause” includes: (1) a repeated willful failure of CCB to comply with a material term of the employment agreement following notice by Mr. Hogan of the failure; (2) a substantial and unusual change in Mr. Hogan’s position, material duties, responsibilities or authority without an offer of additional reasonable compensation; or (3) a substantial and unusual reduction in Mr. Hogan’s material duties, responsibility or authority.  To terminate for Good Reason, Mr. Hogan must provide CCB with 30 days notice, after which CCB has 30 days to cure.

If Mr. Hogan’s employment is terminated by CCB for “Cause,” CCB will pay in a lump sum to Mr. Hogan his accrued and unpaid base salary.  Furthermore, his stock options would be cancelled and any unvested restricted stock would be forfeited.

Termination by CCB without Cause, by Mr. Hogan for Good Cause, Upon Non-Renewal of the Agreement or Upon Change in Control.  If Mr. Hogan’s employment with CCB is terminated by CCB without Cause, by CCB giving notice of non-renewal or by Mr. Hogan for “Good Cause”: (1) CCB will pay Mr. Hogan his accrued and unpaid base salary; (2) provided he signs and returns a release of claims in the time period required, CCB will pay Mr. Hogan (a) over a period of three years, an amount equal to three times his average annualized salary for the current and prior full year of employment, (b) a lump sum cash payment equal to the difference between (i) two times the sum of (x) his average annualized salary for the current and prior full year of employment plus (y) 120% of his average annualized salary for the current and prior full year of employment, and (ii) three times his average annualized salary for the current and prior full year of employment, and (c) an outplacement cash lump sum benefit equal to $20,000.  In addition, provided Mr. Hogan signs and returns a release of claims in the time period required: (1) he and his dependents will be allowed to participate in CCB’s health benefit plans under which they were covered as of the date of termination for a period of three years, provided that he pays the applicable COBRA premium, which CCB will reimburse; and (2) he will have access to secretarial services, at CCB’s expense, for a period of six months after termination of employment.  In addition, if his employment is terminated by CCB without cause, by CCB giving notice of non-renewal or by Mr. Hogan for Good Cause, he will be paid a prorata performance bonus if such bonus otherwise would have been earned if employment had not been terminated.

If Mr. Hogan gives notice of non-renewal of his employment agreement, CCB will pay Mr. Hogan: (1) his accrued and unpaid base salary and (2) provided he signs and returns a release of claims in the time period required, his then current base salary for one year, payable during the one-year term of Mr. Hogan’s non-compete obligations.

Furthermore, if Mr. Hogan is terminated for without Cause, his vested options would continue to be exercisable for the shorter of 90 days or the remaining 10-year term of the options and any unvested restricted stock would be forfeited.  If he terminated his employment for Good Cause or by Non-Renewal of his agreement, his stock options would be cancelled and any unvested restricted stock would be forfeited. Mr. Hogan’s employment agreement does not provide for payments or benefits upon a change in control.  Accordingly, if he were terminated without Cause after a change in control, Mr. Hogan would be entitled to the benefits described for a termination without Cause.  In addition, any unvested restricted stock would vest upon a change in control, with or without termination.  If he is terminated without Cause within 12 months after a change in control, his stock options would vest, except that tranches 2 and 3 of his stock options granted on July 30, 2008 would only vest if the applicable return to investors is achieved on the change in control.

Termination due to Disability.  If Mr. Hogan is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, CCB may terminate his employment.  If Mr. Hogan’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination and (2) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity and based on CCB’s actual performance against those criteria as of the end of the performance period.  Furthermore, Mr. Hogan’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options and any unvested restricted stock would continue to vest as if he remained employed.

Termination due to Death.  If Mr. Hogan’s employment is terminated by his death, CCB will pay in a lump sum to his designee or, if no designee, to his estate, his accrued but unpaid base salary and prorated bonus, if any.  Furthermore, Mr. Hogan’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options and any unvested restricted stock would vest.

Termination under Key Man Provision.  If Mr. Hogan terminates his employment within 180 days after the November 15, 2010 effective date of his employment agreement or within 180 days after the appointment of a new Chief Executive Officer who succeeds Mr. Mark P. Mays in that role, CCB will pay Mr. Hogan: (1) his accrued but unpaid base salary through the date of termination and (2) provided he signs and returns a release of claims in the time period required, over a period of three years, an amount equal to three times his average annualized base salary for the current and prior full year of employment.

Robert H. Walls, Jr.

Termination by CCMS for Cause or by Mr. Walls without Good Cause.  Mr. Walls’ employment agreement provides for the following payments and benefits upon termination by CCMS for “Cause” or by Mr. Walls without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Walls’: (1) willful and material misconduct that causes material and demonstrable injury, monetarily or otherwise, to CCMS or its affiliates; (2) willful and material nonperformance of his duties (other than due to disability), willful and material failure to follow lawful directives consistent with his obligations under the agreement or other willful and material breach of the agreement, in each case after written notice specifying the failure; (3) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; (4) fraud, embezzlement, theft or other act of dishonesty that causes material and demonstrable injury, monentarily or otherwise, to CCMS or its affiliates. In the case of (1) or (2), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Walls has previously been provided notice, those acts will not constitute Cause unless Mr. Walls is provided with ten days to cure after written notice and has an opportunity to address the Board upon his written request during the cure period.

The term “Good Cause” includes, subject to certain exceptions: (1) CCMS’ material breach of the agreement after written notice from Mr. Walls specifying the failure; (2) a material diminution in Mr. Walls’ base compensation; (3) a material diminution in his authority, duties or responsibilities; (4) a material diminution in the authority, duties or responsibilities of the Chief Executive Officer; or (5) a change in the place of Mr. Walls’ performance of more than 50 miles. To terminate for Good Cause, Mr. Walls must provide CCMS with 30 days notice, after which CCMS has 30 days to cure.

If Mr. Walls is terminated for Cause, he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination.  If Mr. Walls resigns without Good Cause, he would receive his base salary for the 60-day notice period and any accrued but unpaid base salary and prior year bonus.  If he is terminated with Cause or if he resigns without Good Cause, his stock options would be cancelled.

Termination by CCMS without Cause, by Mr. Walls for Good Cause or Upon Change in Control.  If Mr. Walls is terminated by CCMS without Cause or if Mr. Walls resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary and prior year bonus; (2) provided he signs and returns a release of claims in the time period required, he will receive a lump sum cash payment equal to (a) 1.5 times the sum of his annual rate of base salary on the date of termination plus his target bonus for the year of termination and (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination.  However, if Mr. Walls violates the non-compete provisions of his agreement, he will forfeit a prorata portion of the amount described in (a) above for the amount of time remaining under the non-compete provisions.

Furthermore, in the event that Mr. Walls’ employment is terminated by CCMS without Cause, his vested stock options would continue to be exercisable for the shorter of 90 days or the remaining 10-year term of the options. Mr. Walls’ employment agreement does not provide for payments or benefits upon a change in control.  Accordingly, if he were terminated without Cause after a change in control, Mr. Walls would be entitled to the benefits described for a termination without Cause.  Mr. Walls’ unvested stock options would vest upon change in control, with or without termination.

Termination due to Disability.  If Mr. Walls is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, CCMS may terminate his employment.  If Mr. Walls’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) provided he signs and returns a release of claims in the time period required, (a) a lump sum cash payment equal to any earned but unpaid bonus with respect to the year prior to his termination and (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination.  Furthermore, Mr. Walls’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options.

Termination due to Death.  If Mr. Walls’s employment is terminated by his death, CC Media will pay in a lump sum to his designee or, if no designee, to his estate, (1) his accrued but unpaid base salary and any earned but unpaid bonus with respect to the year prior to the termination and (2) a prorated annual bonus with respect to the days he was employed in the year that includes the termination.  Furthermore, Mr. Walls’s vested stock options would continue to be exercisable for the shorter of one year or the remaining 10-year term of the options.

Limitation on Benefits.  To the extent that any of the payments and benefits under the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, then the payments will be payable either in full or as to such lesser amounts as would result in no portion of the payments being subject to an excise tax, whichever amount results in Mr. Walls’ receiving the greatest after-tax amount.

L. Lowry Mays

Under Mr. L. Lowry Mays’ amended and restated employment agreement dated as of July 28, 2008, CC Media may terminate Mr. L. Lowry Mays’ employment only for “Extraordinary Cause” or due to his death during the initial five-year term of his agreement.  Subsequent to the initial five year term, CC Media may terminate his employment with or without Extraordinary Cause.

During the Initial Term—Termination by CC Media for Extraordinary Cause or due to Death or by Mr. Mays.  Mr. L. Lowry Mays’ employment agreement provides for the following payments and benefits upon termination by us for “Extraordinary Cause,” due to Mr. L. Lowry Mays’ death or by Mr. L. Lowry Mays for any reason during the initial term.

“Extraordinary Cause” is defined as his: (1) willful misconduct that causes material and demonstrable injury to CC Media or (2) conviction of a felony or other crime involving moral turpitude.

If Mr. L. Lowry Mays’ employment is terminated by CC Media for Extraordinary Cause, by him for any reason, or due to his death during the initial term, CC Media will pay him his base salary, bonus and his accrued and unpaid vacation through the date of termination.  The bonus will be the bonus that he would have earned if he were employed for the full year, prorated with respect to the number of days he was employed.  Any remaining unvested restricted stock would vest upon termination due to death or upon his disability or resignation or upon a change in control (with or without termination in the case of change in control).

After the Initial Term—Termination by CC Media without Extraordinary Cause or due to Disability or Death.  If Mr. L. Lowry Mays is terminated by CC Media without Extraordinary Cause after the end of the initial term, he will receive: (1) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination, a prorated bonus (determined by reference to the bonus he would have earned had he remained employed for the full year in which the termination occurs) and accrued and unpaid vacation through the date of termination; and (2) provided he signs and returns a release of claims in the time period required, a lump-sum cash payment equal to the base salary and bonus to which he would otherwise have been entitled had he remained employed for the remainder of the then current one-year term.

In addition, if Mr. L. Lowry Mays is terminated by CC Media without Extraordinary Cause after the end of the initial term, CC Media will maintain in full force and effect, for the continued benefit of him and his eligible dependents for a period of five years following the date of termination, the medical and hospitalization insurance programs in which Mr. L. Lowry Mays and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by him for such benefits) as existed immediately prior to the date of termination.  However, if Mr. L. Lowry Mays or his dependents cannot continue to participate in CC Media’s programs providing such benefits, CC Media will arrange to provide him and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs.  CC Media also will make an additional cash payment to Mr. L. Lowry Mays in an amount equal to the federal, state and local taxes due in connection with these continued benefits (a “benefits gross-up payment”).  The aggregate value of these continued benefits and the benefits gross-up payments are capped at $3,000,000, even if the cap is reached prior to the end of the five-year period.

At any time following the initial five-year term of his agreement, during any period in which Mr. L. Lowry Mays fails to perform his duties under his employment agreement as a result of incapacity due to physical or mental illness, he will continue to receive his full base salary until his employment is terminated.  If, as a result of his incapacity due to physical or mental illness, Mr. L. Lowry Mays has been substantially unable to perform his duties under the employment agreement for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, he has not returned to the substantial performance of his duties on a full-time basis, CC Media will have the right to terminate his employment for disability after the initial five-year term.  In the event Mr. L. Lowry Mays’ employment is terminated for disability after the initial five-year term, CC Media will pay to him his base salary, bonus and accrued and unpaid vacation through the date of termination.  If Mr. L. Lowry Mays’ employment is terminated by his death, CC Media will pay in a lump sum to his beneficiary, legal representatives, or estate, as the case may be; his base salary, bonus and accrued and unpaid vacation through the date of his death.  Any remaining unvested restricted stock would vest upon termination due to death or upon his disability.

    Other Benefits.  Mr. L. Lowry Mays is entitled to continued personal use of the company-provided aircraft for ten years after July 30, 2008, regardless of whether he remains employed by CC Media.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of the named executive officers.  The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment.  In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from CC Media.

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination with “Cause”		Termination without “Cause”		Termination due to “Disability”		Termination due to Death		Retirement or Resignation		“Change in Control”
Mark P. Mays (b)	Cash payment	$2,653,784	(c)	$7,153,784	(d)	$2,653,784	(c)	$2,653,784	(c)	$2,653,784	(c)	—
	Value of Benefits (e)	—		33,635		—		—		—		—
	Vesting of equity awards(f)	—		—		—		58,505		—		$3,297,011
	Repurchase of Restricted stock(g)	—		12,800,016		12,800,016		12,800,016		—		—
	Other (h)	—		3,218,768		—		—		—		—
	TOTAL	$2,653,784		$23,206,203		$15,453,800		$15,512,305		$2,653,784		$3,297,011

Thomas W. Casey(b)	Cash payment	—		$5,324,500	(i)	$1,449,500	(j)	—		$184,932	(k)	—
	TOTAL	—		$5,324,500		$1,449,500		—		$184,932		—

Randall T. Mays	Cash payment	—		$2,583,333	(l)	—		—		—		—
	Value of Benefits(e)	—		28,963		—		—		—		—
	Vesting of equity awards(f)	—		3,238,506		$3,238,506		$3,238,506		—		$3,238,506
	TOTAL	—		$5,850,802		$3,238,506		$3,238,506		—		$3,238,506

John E. Hogan(m)	Cash payment	—		$2,888,325	(n)	$1,829,880	(o)	$1,873,435	(p)	$2,662,500	(q)	—
	Vesting of equity awards(f)	—		—		—		67,500		—		$67,500
	TOTAL	—		$2,888,325		$1,829,880		$1,940,935		$2,662,500		$67,500

Robert H. Walls, Jr.	Cash payment	—		$3,649,750	(r)	$1,324,750	(s)	$1,324,750	(s)	$90,411	(t)	—
	TOTAL	—		$3,649,750		$1,324,750		$1,324,750		$90,411		—

L. Lowry Mays	Cash payment	$398,068	(u)	$2,121,922	(v)	$2,121,922	(v)	$398,068	(u)	$2,121,922	(v)	—
	Value of Benefits(e)	—		18,492		18,492		—		18,492		—
	Vesting of equity awards(f)	—		—		119,250		119,250		119,250		$119,250
	Other(w)	—		450,784		450,784		—		450,784		—
	TOTAL	$398,068		$2,591,198		$2,710,448		$517,318		$2,710,448		$119,250
_______________
(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2010.

(b)
Amounts reflected in the table represent the entire portion of post-employment payments.  Pursuant to the Corporate Services Agreement, a percentage of payments made to Messrs. Mark P. Mays and Thomas W. Casey upon termination or change in control, other than “Vesting of Equity Awards” payments, would be allocated to CCOH.  For 2010, this allocation is based on CCOH’s 2009 OIBDAN as a percentage of Clear Channel’s 2009 OIBDAN.  Accordingly, 41% of any payments to Messrs. Mark P. Mays or Thomas W. Casey upon termination or change in control in 2010, other than “Vesting of Equity Awards” payments, would have been allocated to CCOH.  For a further discussion of the Corporate Services Agreement, please refer to “Compensation Discussion and Analysis—Corporate Services Agreement” or “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

(c)	Represents Mark P. Mays’ prorated annual bonus for the year ended December 31, 2010, as provided in his amended and restated employment agreement.

(d)	Represents a lump sum payment of $4,500,000 and the prorated annual bonus for Mark P. Mays for the year ended December 31, 2010, as provided in his amended and restated employment agreement.

(e)
The values associated with the continued provision of health benefits are based on the 2011 premiums for medical insurance multiplied by the amount of time the executive is entitled to those benefits pursuant to his employment agreement.

(f)
Amounts reflect the value of unvested CC Media equity awards held by the respective named executive officers on December 31, 2010 that would be subject to accelerated vesting.  This value is based upon the closing sale price of CC Media’s Class A common stock on December 31, 2010 of $9.00, but it excludes (1) stock options where the exercise price exceeds the closing sale price of CC Media’s Class A common stock on December 31, 2010 and (2) in the case of Mr. Mark P. Mays’ termination without Cause, due to disability or due to death, unvested CC Media restricted stock, the value of which is encompassed within the amount shown in the “Repurchase of Restricted Stock” row.  Also, in the case of Mr. Mark P. Mays, the amounts reflect the value of his unvested CCOH equity awards on December 31, 2010, based upon the closing sale price of CCOH’s Class A common stock on December 31, 2010 of $14.04 and excluding any stock options where the exercise price exceeds the closing sale price of CCOH’s Class A common stock on December 31, 2010.  The value of vested equity awards is not included in this table.

(g)	Represents the value of Mr. Mark P. Mays’ outstanding put option to require CC Media to purchase 355,556 shares of his CC Media’s Class A common stock at $36.00 per share.

(h)
Represents the excise tax gross up payment due to Mr. Mark P. Mays under the terms of his amended and restated employment agreement.  If Mr. Mark P. Mays were terminated by the Company without Cause on December 31, 2010, portions of the benefits he would receive in connection with the termination, along with benefits he received at the time of the Merger, may constitute excess parachute payments under Section 280G of the Code, entitling Mr. Mark P. Mays to a gross-up under the terms of his amended and restated employment agreement.

(i)
Represents (1) 1.5 times the sum of Mr. Casey’s base salary and annual bonus target, (2) $1,250,000 payable for equity value preservation and (3) a prorated annual bonus for the year ended December 31, 2010 based on company performance pursuant to Mr. Casey’s employment agreement.

(j)	Represents the prorated annual bonus for the year ended December 31, 2010 for Mr. Casey based on company performance pursuant to his employment agreement.

(k)	Represents base salary during the required 90 day notice period under Mr. Casey’s employment agreement.

(l)	Represents the remaining annual base salary due to Mr. Randall T. Mays for the remaining two years and seven months of the term of his amended and restated employment agreement.

(m)
In addition to the amounts reflected in this table, if Mr. Hogan were to provide notice of non-renewal of his employment agreement, Mr. Hogan would be entitled to receive his then current base salary for one year during the one-year period of his non-compete obligations.  His current salary is $1,000,000.  The amounts reflected in this table for Mr. Hogan do not include amounts payable to him under the non-qualified deferred compensation plan because those amounts are disclosed in the Nonqualified Deferred Compensation table above.

(n)
Reflects (1) three times the average of Mr. Hogan’s annualized base salary for 2010 and 2009, (2) a lump sum payment of $177,500, (3) an outplacement allowance of $20,000 pursuant to his Amended and Restated Employment Agreement and (4) the continuation of secretarial services for six months, to which he would be entitled upon termination by CCB without cause or CCB’s non-renewal of Mr. Hogan’s amended and restated employment agreement at the end of its term.

(o)	Reflects a prorated annual bonus based upon CCB performance for the year ended December 31, 2010 pursuant to Mr. Hogan’s amended and restated employment agreement.

(p)	Reflects a prorated annual bonus based upon CCB and individual performance for the year ended December 31, 2010 pursuant to Mr. Hogan’s amended and restated employment agreement.

(q)
Represents a lump sum payment to which Mr. Hogan is entitled upon a termination pursuant to the “key man” provision of his amended and restated employment agreement.  The lump sum payment is equal to three times the average of Mr. Hogan’s annualized base salary for 2010 and 2009 pursuant to his amended and restated employment agreement.

(r)
Represents the amount payable to Mr. Walls pursuant to his employment agreement, which includes 1.5 times the sum of his base salary and annual bonus target and a prorated annual bonus for the year ended December 31, 2010.

(s)	Represents the prorated annual bonus for the year ended December 31, 2010 for Mr. Walls pursuant to his employment agreement.

(t)	Represents base salary during the required 60 day notice period under Mr. Walls’ employment agreement.

(u)	Represents the prorated annual bonus for the year ended December 31, 2010 for Mr. L. Lowry Mays pursuant to his amended and restated employment agreement.

(v)
Represents Mr. L. Lowry Mays’ prorated annual bonus for the year ended December 31, 2010 plus the remaining annual base salary, annual bonus and vacation due to Mr. L. Lowry Mays for the remaining two years and seven months of the term of his amended and restated employment agreement. For purposes of calculating his remaining annual bonus, he was assumed to earn an amount equal to his 2010 annual bonus for the remaining term of his amended and restated employment agreement.

(w)
Under the terms of his amended and restated employment agreement, Mr. L. Lowry Mays’ employment may be terminated by CC Media only for “Extraordinary Cause” during the initial five-year term of his agreement.  Under his agreement, Mr. L. Lowry Mays is entitled to certain perquisites such as club dues, personal accounting and tax assistance and the use of a company-provided automobile.  In addition, he is entitled to the use of company-owned aircraft for personal travel, in accordance with Clear Channel’s policy as in effect on November 16, 2006, for ten years from the date of the closing of the Merger, regardless of whether he remains employed by CC Media.  See the “All Other Compensation Table” in footnote (d) to the Summary Compensation Table for the amounts related to Mr. L. Lowry Mays’ club dues, personal accounting and tax assistance, company-provided automobile and personal use of company-owned aircraft during 2010.  For purposes of this table, these amounts were projected to continue for the duration of Mr. L. Lowry Mays’ amended and restated employment agreement.  The actual cost of these perquisites will fluctuate over time.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether CC Media’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers.  This assessment included discussions with members of the corporate Human Resources, Legal, Finance, Internal Audit departments, as well as personnel in the business units, and a review of corporate and operational compensation arrangements.  The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.  Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning CC Media’s compensation policies with the long-term interests of CC Media and avoiding rewards or incentive structures that could create unnecessary risks to CC Media.

Management reported its findings to the Compensation Committee, which agreed with management's assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on CC Media.

DIRECTOR COMPENSATION

The directors of CC Media are reimbursed for their expenses associated with their service as directors of CC Media, but currently do not receive compensation for their service as directors of CC Media.  For information regarding service as directors of our majority-owned subsidiary, Clear Media Limited, see footnote (g) to the Summary Compensation Table.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires CC Media’s directors, executive officers and beneficial owners of more than 10% of any class of equity securities of CC Media to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required to furnish CC Media with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during, and Forms 5 and amendments thereto furnished to us with respect to, the fiscal year ended December 31, 2010 and prior years, and any written representations from reporting persons that no Form 5 is required, we have determined that all such Section 16(a) filing requirements were satisfied, except for: one late Form 4 with respect to one transaction for Mr. Hogan; two late Form 4s with respect to a total of two transactions for Mr. L. Lowry Mays; two late Form 4s with respect to a total of six transactions for Mr. Mark P. Mays; and two late Form 4s with respect to a total of five transactions for Mr. Randall T. Mays.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2010 and as of the date of this proxy statement.  During 2010, no member of the Compensation Committee served as an executive officer of CC Media, and no member of the Compensation Committee had any relationship with CC Media requiring disclosure under the SEC’s rules governing disclosure of transactions with related persons, other than, in the case of Messrs. Richard J. Bressler, Charles A. Brizius, John P. Connaughton and Blair E. Hendrix, the relationships with the Sponsors as disclosed under “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE MERGER AND THE MANAGEMENT AGREEMENT

In connection with the Merger, we became party to a management agreement with the Sponsors, CC Media and certain other parties thereto, pursuant to which the Sponsors provide management and financial advisory services to CC Media and its wholly-owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus expenses. We paid the Sponsors an aggregate of $17.1 million in management fees and expenses in the year ended December 31, 2010.

STOCKHOLDERS AGREEMENTS

We are party to a stockholders agreement with CC Media, CC IV, CC V, Mark P. Mays, Randall T. Mays and L. Lowry Mays. The stockholders agreement, among other things: (1) specifies how the parties vote in elections to our Board; (2) restricts the transfer of shares subject to the agreement; (3) includes the ability of CC IV to compel the parties to sell their shares in a change-of-control transaction or participate in a recapitalization of CC Media; (4) gives the parties the right to subscribe for their pro rata share of proposed future issuances of equity securities by CC Media or its subsidiaries to the Sponsors or their affiliates; (5) requires the parties to agree to customary lock-up agreements in connection with underwritten public offerings; and (6) provides the parties with customary demand and “piggy-back” registration rights. CC Media, CC IV and CC V also entered into a separate agreement with Mark P. Mays, Randall T. Mays and L. Lowry Mays that set forth terms and conditions under which certain of their shares of our common stock would be repurchased by us following the termination of their employment (through the exercise of a “call option” by us or a “put option” by Mark P. Mays, Randall T. Mays and L. Lowry Mays, as applicable). Any shares of our common stock that Mark P. Mays, Randall T. Mays, L. Lowry Mays or their estate-planning entities acquired pursuant to stock elections are not subject to the stockholders agreement.

AFFILIATE TRANSACTION AGREEMENT

The Sponsors, CC Media and Clear Channel are party to an agreement under which CC Media agreed that neither it nor any of its subsidiaries will enter into or effect any affiliate transaction between CC Media or one of its subsidiaries, on the one hand, and any Sponsor or any other private investment fund under common control with either Sponsor (collectively, the “principal investors”), on the other hand, without the prior approval of either a majority of the independent directors of CC Media or a majority of the then-outstanding shares of our Class A common stock (excluding for purposes of such calculation from both (1) the votes cast and (2) the outstanding shares of Class A common stock, all shares held at that time by any principal investor, any affiliate of a principal investor, or members of management and directors of CC Media whose beneficial ownership information is required to be disclosed in filings with the SEC pursuant to Item 403 of Regulation S-K (the “public shares”)).  That agreement expires upon the earlier of (1) an underwritten public offering and sale of our common stock which results in aggregate proceeds in excess of $250 million to us and after which our common stock is listed on NASDAQ’s National Market System or another national securities exchange (a “qualified public offering”) and (2) the consummation of a certain transaction resulting in a change of control (as defined in the agreement and summarized below) of CC Media.

The following are not deemed to be affiliate transactions for purposes of the affiliate transaction agreement: (1) any commercial transaction between CC Media or any of its subsidiaries, on the one hand, and any portfolio company in which any principal investor or any affiliate of a principal investor has a direct or indirect equity interest, on the other, so long as such transaction was entered into on an arms-length basis; (2) any purchase of bank debt or securities by a principal investor or an affiliate of a principal investor or any transaction between a principal investor or affiliate of a principal investor on the one hand, and CC Media or one of its subsidiaries, on the other hand, related to the ownership of bank debt or securities, provided such purchase or transaction is on terms (except with respect to relief from all or part of any underwriting or placement fee applicable thereto) comparable to those consummated within an offering made to unaffiliated third parties; (3) the payment by CC Media or one of its subsidiaries of up to $87.5 million in transaction fees to the principal investors or their affiliates in connection with the transactions contemplated by the Merger Agreement; (4) any payment of management, transaction, monitoring, or any other fees to the principal investors or their affiliates pursuant to an arrangement or structure whereby the holders of public shares of CC Media are made whole for the portion of such fees paid by CC Media that would otherwise be proportionate to their share holdings; and (5) any transaction to which a principal investor or an affiliate thereof is a party in its capacity as a stockholder of CC Media that is offered generally to other stockholders of CC Media (including the holders of shares of Class A common stock) on comparable or more favorable terms.

A change of control of CC Media will be deemed to have occurred upon the occurrence of any of the following: (1) any consolidation or merger of CC Media with or into any other corporation or other entity, or any other corporate reorganization or transaction (including the acquisition of stock of CC Media), in which the direct and indirect stockholders of CC Media immediately prior to such consolidation, merger, reorganization, or transaction, own stock either representing less than 50% of the economic interests in and less than 50% of the voting power of CC Media or other surviving entity immediately after such consolidation, merger, reorganization, or transaction or that does not have, through the ownership of voting securities, by agreement or otherwise, the power to elect a majority of the entire board of directors of CC Media or other surviving entity immediately after such consolidation, merger, reorganization, or transaction, excluding any bona fide primary or secondary public offering; (2) any stock sale or other transaction or series of related transactions, after giving effect to which in excess of 50% of CC Media’s voting power is owned by any person or entity and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Securities Exchange Act), other than the principal investors and their respective affiliates, excluding any bona fide primary or secondary public offering; or (3) a sale, lease, or other disposition of all or substantially all of the assets of CC Media.

The agreement described above terminates upon the earlier of a qualified public offering and the consummation of a change of control (as defined therein).  Other than as described in the prior sentence, the agreement may not be terminated, amended, supplemented, or otherwise modified without the prior written approval of either (1) a majority of the independent directors of CC Media elected by the holders of Class A common stock of CC Media or (2) a majority of the then-outstanding public shares.

CORPORATE SERVICES AGREEMENT

CCMS has entered into a Corporate Services Agreement with CCOH to provide CCOH certain administrative and support services and other assistance.  Pursuant to the Corporate Services Agreement, as long as Clear Channel continues to own greater than 50% of the total voting power of CCOH’s common stock, CCMS will provide CCOH with such services and other assistance, which CCOH must accept.  These include, among other things, the following:

•	treasury, payroll and other financial related services;
•	executive officer services;
•	human resources and employee benefits;
•	legal and related services;
•	information systems, network and related services;
•	investment services;
•	corporate services; and
•	procurement and sourcing support.

The charges for the corporate services generally are intended to allow CCMS to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service.

Under the Corporate Services Agreement, CCMS and CCOH each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements.  The agreement also provides for the lease or sublease of certain facilities used in the operation of our respective businesses and for access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the corporate services.

The Corporate Services Agreement provides that certain executive officers of Clear Channel will be made available to CCOH, and CCOH will be obligated to utilize, those executive officers to serve as CCOH’s executive officers, including the chief executive officer, the chief financial officer and the chief accounting officer.  The Corporate Services Agreement may be terminated by mutual agreement or, after the date Clear Channel owns shares of CCOH’s common stock representing less than 50% of the total voting power of CCOH’s common stock, upon six months written notice by CCOH.  CCMS charges an allocable portion of the compensation and benefits costs of such persons based on a ratio of CCOH’s financial performance to the financial performance of Clear Channel.  The compensation and benefits costs allocated to CCOH include such executives’ base salary, bonus and other standard employee benefits, but exclude equity based compensation.  See “Compensation Discussion and Analysis—Corporate Services Agreement” and footnote (f) to the Summary Compensation Table for additional information regarding the allocations.  For the year ended December 31, 2010, charges for the corporate and executive services provided to CCOH under the Corporate Services Agreement totaled $38.1 million.

POLICY ON REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review, approval, or ratification of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owner of more than 5% of any class of CC Media’s voting securities, and which may be required to be reported under the SEC disclosure rules.  Such transactions must be pre-approved by the Audit Committee of our board of directors (other than the directors involved, if any) or by a majority of disinterested directors, except that no such pre-approval shall be required for an agreement, or series of related agreements, providing solely for advertising or associated promotional events that is made on our standard terms and conditions (as reflected in our standard form of advertising agreement and standard rate sheet) where the aggregate amount to be paid to us is less than $10 million.  The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to us.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Committee’s activities regarding oversight of CC Media’s financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent CC Media specifically incorporates this Report by reference therein.

The Audit Committee is comprised three directors, and it operates under a written charter adopted by the Board of Directors.  CC Media does not have any securities listed on a national securities exchange.  Accordingly, its Audit Committee charter reflects standards set forth in SEC regulations.  In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The Committee reviews and assesses the adequacy of its charter on an annual basis.  The full text of the Audit Committee’s charter can be found on CC Media’s Internet website at www.ccmediaholdings.com.  A copy may also be obtained upon request from the Secretary of CC Media.

As set forth in more detail in the charter, the Audit Committee assists the Board of Directors in its general oversight of CC Media’s financial reporting, internal control and audit functions.  Management is responsible for the preparation, presentation and integrity of CC Media’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Ernst & Young LLP, the independent registered public accounting firm that serves as CC Media’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules.  The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of CC Media’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services.  The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace CC Media’s independent auditor.  The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of CC Media’s financial, accounting and internal controls.  Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.  In addition, the Audit Committee generally oversees CC Media’s internal compliance programs.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter.

In overseeing the preparation of CC Media’s financial statements, the Committee met with both management and CC Media’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.  The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to CC Media’s independent auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that CC Media’s audited financial statements be included in CC Media’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted,

  THE AUDIT COMMITTEE
  David C. Abrams, Chairman
  Richard J. Bressler
  Blair E. Hendrix

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by CC Media with respect to the years ended December 31, 2010 and 2009:
	Year Ended December 31,
(In thousands)	2010	2009
Audit fees (a)	$5,296	$6,627
Audit-related fees (b)	16	—
Tax fees (c)	621	938
All other fees (d)	589	75
Total fees for services	$6,522	$7,640
________________
(a)
Audit fees are for professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements.  This category also includes fees for statutory audits required domestically and internationally, comfort letters, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews, and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(b)
Audit-related fees are for assurance and related services not reported under annual audit fees that reasonably relate to the performance of the audit or review of our financial statements, including due diligence related to mergers and acquisitions, internal control reviews and attest services not required by statute or regulations.

(c)
Tax fees are for professional services rendered for tax compliance, tax advice and tax planning, except those provided in connection with the audit or quarterly reviews.  Of the $621,268 in tax fees with respect to 2010, $302,480 was related to tax compliance services.  Of the $937,733 in tax fees with respect to 2009, $348,444 was related to tax compliance services.

(d)	All other fees are the fees for products and services other than those in the above three categories. This category includes permitted corporate finance services and certain advisory services.

CC Media’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to CC Media is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for CC Media by its independent auditor.  The chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of CC Media for the year ending December 31, 2011.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or any other applicable legal requirement.  However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders.  Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2011.  Properly submitted proxies will be so voted unless stockholders specify otherwise.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2012 may do so by following the procedures prescribed in SEC Rule 14a−8.  To be eligible for inclusion, stockholder proposals must be received by the Secretary of CC Media no later than December 10, 2011, and must otherwise comply with the SEC’s rules.  Proposals should be sent to: Secretary, CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.

If you intend to present a proposal at the annual meeting of stockholders in 2012, or if you want to nominate one or more directors at the annual meeting of stockholders in 2012, you must comply with the advance notice provisions of CC Media’s Bylaws.  If you intend to present a proposal at the annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above.  Our Secretary must receive the notice not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders.  This means that, for our 2012 annual meeting, our Secretary must receive the notice no earlier than January 18, 2012 and no later than February 17, 2012.  You may contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

Neither CC Media’s management nor the Board knows of any other business to be brought before the annual meeting other than the matters described above.  If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

The cost of soliciting proxies will be borne by CC Media.  Following the original mailing of the proxy soliciting material, regular employees of CC Media or its subsidiaries may solicit proxies by mail, telephone, facsimile, e-mail and personal interview.  Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties.  CC Media expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  CC Media and some brokers household proxy materials, whereby a single proxy statement is delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to: Investor Relations, CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209 or by calling (210) 822-2828.  Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial owner at a shared address to which a single copy of the proxy statement was delivered.

An electronic copy of CC Media’s Annual Report on Form 10-K filed with the SEC on February 14, 2011 is available free of charge at CC Media’s Internet website at www.ccmediaholdings.com.  A paper copy of the Form 10-K also is available without charge to stockholders upon written request to: Investor Relations, CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.

APPENDIX A
FINANCIAL STATEMENTS, FOOTNOTES AND OTHER DATA

STOCK PERFORMANCE GRAPH

The following chart provides a comparison of the cumulative total returns, adjusted for any stock splits and dividends, for CC Media Holdings, Inc., our Radio Index and the NASDAQ Stock Market Index for the period from July 30, 2008 through December 31, 2010.

Indexed Yearly Stock Price Close
(Price Adjusted for Stock Splits and Dividends)

	7/30/08	12/31/08	12/31/09	12/31/10
CC Media Holdings, Inc.	$1,000	$63	$86	$250
Radio Index	$1,000	$542	$2,866	$4,336
NASDAQ Stock Market Index	$1,000	$681	$990	$1,170

Our Radio Index is comprised of Cumulus Media Inc., Emmis Communications Corporation, Entercom Communications Corporation, Radio One Inc. and Spanish Broadcasting Systems Inc.  We removed Cox Radio Inc. from our Radio Index because it merged with its parent entity and no longer has publicly traded equity securities.

EXCERPTS FROM THE ANNUAL REPORT ON FORM 10-K

Our Business Segments

We are a diversified media company with three reportable business segments:  Radio Broadcasting, or Radio; Americas Outdoor Advertising, or Americas outdoor; and International Outdoor Advertising, or International outdoor. Approximately half of our revenue is generated from our Radio Broadcasting segment.  The remaining half is comprised of our Americas Outdoor Advertising business segment and our International Outdoor Advertising business segment, as well as Katz Media Group (“Katz Media”), a full-service media representation firm, and other support services and initiatives.

We believe we offer advertisers a diverse platform of media assets across geographies, radio programming formats and outdoor products. We intend to continue to execute upon our long-standing radio broadcasting and outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout our businesses. Within each of our operating segments, we share best practices across our markets in an attempt to replicate our successes throughout the markets in which we operate.

Radio Broadcasting Sources of Revenue

Our Radio Broadcasting segment generated 49%, 49% and 48% of our revenue in 2010, 2009, and 2008, respectively.  The primary source of revenue in our Radio Broadcasting segment is the sale of commercial spots on our radio stations for local, regional and national advertising.  Our local advertisers cover a wide range of categories, including consumer services, retailers, entertainment, health and beauty products, telecommunications, automotive and media.  Our contracts with our advertisers generally provide for a term that extends for less than a one-year period.  We also generate additional revenues from network compensation, the Internet, air traffic, events and other miscellaneous transactions.  These other sources of revenue supplement our traditional advertising revenue without increasing on-air-commercial time.

Each radio station’s local sales staff solicits advertising directly from local advertisers or indirectly through advertising agencies.  Our ability to produce commercials that respond to the specific needs of our advertisers helps to build local direct advertising relationships.  Regional advertising sales are also generally realized by our local sales staff.  To generate national advertising sales, we engage one of our units, Katz Media, which specializes in soliciting radio advertising sales on a national level for Clear Channel Radio and other radio companies.  National sales representatives such as Katz Media obtain advertising principally from advertising agencies located outside the station’s market and receive commissions based on advertising sold.

Advertising rates are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by independent ratings services.  A station’s format can be important in determining the size and characteristics of its listening audience, and advertising rates are influenced by the station’s ability to attract and target audiences that advertisers aim to reach.  The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets.  Rates are generally highest during morning and evening commuting periods.

Americas Outdoor Advertising Sources of Revenue

Americas Outdoor Advertising generated 22%, 22% and 21% of our revenue in 2010, 2009 and 2008, respectively.  Americas Outdoor Advertising revenue is derived from the sale of advertising copy placed on our display inventory.  Our display inventory consists primarily of billboards, street furniture displays and transit displays.  The margins on our billboard contracts tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked.  Billboards comprise approximately two-thirds of our display revenues.  The following table shows the approximate percentage of revenue derived from each category for our Americas Outdoor Advertising inventory:

	Year Ended December 31,
	2010	2009	2008
Billboards
Bulletins (1)	54%	52%	51%
Posters	13%	14%	15%
Street furniture displays	6%	5%	5%
Transit displays	15%	17%	17%
Other displays (2)	12%	12%	12%
Total	100%	100%	100%
____________
(1)	Includes digital displays.

(2)	Includes spectaculars, mall displays and wallscapes.

Our Americas Outdoor Advertising segment generates revenues from local, regional and national sales.  Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points.  Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays.  The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time.  For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display.  “Reach” is the percent of a target audience exposed to an advertising message at least once during a specified period of time, typically during a period of four weeks.  “Frequency” is the average number of exposures an individual has to an advertising message during a specified period of time.  Out-of-home frequency is typically measured over a four-week period.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales.  In addition, we have long-standing relationships with a diversified group of advertising brands and agencies that allow us to diversify client accounts and establish continuing revenue streams.

International Outdoor Advertising Sources of Revenue

Our International Outdoor Advertising segment generated 25%, 26% and 27% of our revenue in 2010, 2009 and 2008, respectively.  International outdoor advertising revenue is derived from the sale of advertising copy placed on our display inventory.  Our International Outdoor display inventory consists primarily of billboards, street furniture displays, transit displays and other out-of-home advertising displays, such as neon displays.   The following table shows the approximate percentage of revenue derived from each inventory category of our International Outdoor Advertising segment:

	Year Ended December 31,
	2010	2009	2008
Billboards (1)	30%	32%	35%
Street furniture displays	42%	40%	38%
Transit displays	8%	8%	9%
Other (2)	20%	20%	18%
Total	100%	100%	100%
____________
(1)	Includes revenue from spectaculars and neon displays.

(2)
Includes advertising revenue from mall displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, operation of Smartbike schemes and production revenue.

Our International Outdoor Advertising segment generates revenues worldwide from local, regional and national sales. Similar to the Americas, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales.  Our entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

ITEM 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our Class A common shares are quoted for trading on the OTC Bulletin Board under the symbol “CCMO”.  There were 360 shareholders of record as of February 8, 2011.  This figure does not include an estimate of the indeterminate number of beneficial holders whose shares may be held of record by brokerage firms and clearing agencies.  The following quotations obtained from the OTC Bulletin Board reflect the high and low bid prices for our Class A common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Class A Common Stock Market Price			Class A Common Stock Market Price
	High	Low		High	Low
2010			2009
First Quarter	$4.95	$2.60	First Quarter	$2.45	$0.51
Second Quarter	16.00	4.20	Second Quarter	2.45	0.65
Third Quarter	8.00	5.00	Third Quarter	1.75	0.75
Fourth Quarter	11.00	6.00	Fourth Quarter	4.00	1.11

There is no established public trading market for our Class B and Class C common stock.  There were 555,556 Class B common shares and 58,967,502 Class C common shares outstanding on February 9, 2011.  All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P.

Dividend Policy

We currently do not intend to pay regular quarterly cash dividends on the shares of our common stock.  We have not declared any dividend on our common stock since our incorporation.  We are a holding company with no independent operations and no significant assets other than the stock of our subsidiaries.  We, therefore, are dependent on the receipt of dividends or other distributions from our subsidiaries to pay dividends.  In addition, Clear Channel’s debt financing arrangements include restrictions on its ability to pay dividends, which in turn affects our ability to pay dividends.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Sources of Capital.”

Sales of Unregistered Securities

On November 15, 2010, the Company issued and sold 706,215 shares of its Class A common stock to Pittman CC LLC, a Delaware limited liability company, for $5,000,000 in cash, pursuant to a Stock Purchase Agreement dated November 15, 2010 by and among the Company, Pittman CC LLC, Clear Channel Capital IV, LLC and Clear Channel Capital V, L.P. (the “Purchase Agreement”).

The shares issued in connection with the Purchase Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as the offering was not a public offering.

Purchases of Equity Securities

The following table sets forth the purchases made during the quarter ended December 31, 2010 by or on behalf of the Company or an affiliated purchaser of shares of our Class A common stock registered pursuant to Section 12 of the Exchange Act:

Period	Total Number of Shares Purchased(1)	Average Price Paid per Share (2)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Shares that May Yet Be Purchased Under the Plans or Programs
October 1 through October 31	—	—	—	(3)
November 1 through November 30	—	—	—	(3)
December 1 through December 31	2,315	$8.99	—	(3)
Total	2,315	$8.99	—	$100,000,000(3)

(1)
The shares indicated consist of shares tendered by employees to the Company during the three months ended December 31, 2010 to satisfy the employees’ tax withholding obligations in connection with the vesting and release of restricted shares, which are repurchased by the Company based on their fair market value on the date the relevant transaction occurs.

(2)	The calculation of the average price paid per share does not give effect to any fees, commissions or other costs associated with the repurchase of such shares.
(3)
On August 9, 2010, Clear Channel announced that its board of directors approved a stock purchase program under which Clear Channel or its subsidiaries may purchase up to an aggregate of $100 million of the Class A common stock of the Company and/or the Class A common stock of Clear Channel Outdoor Holdings, Inc., an indirect subsidiary of Clear Channel.  The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at Clear Channel’s discretion.  No shares were purchased under the stock purchase program during the three months ended December 31, 2010.

ITEM 6.  Selected Financial Data

The following tables set forth our summary historical consolidated financial and other data as of the dates and for the periods indicated. The summary historical financial data are derived from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected for future periods.   Acquisitions and dispositions impact the comparability of the historical consolidated financial data reflected in this schedule of Selected Financial Data.

The summary historical consolidated financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto located within Item 8 of Part II of  this Annual Report on Form 10-K.  The statement of operations for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger.  We applied purchase accounting adjustments to the opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The merger resulted in a new basis of accounting beginning on July 31, 2008.  For additional discussion regarding the pre-merger and post-merger periods, please refer to the consolidated financial statements located within Item 8 of Part II of this Annual Report on Form 10-K.

For the Years Ended December 31,

(In thousands)
	2010	2009	2008	2007 (1)	2006
	Post-Merger	Post-Merger	Combined	Pre-Merger	Pre-Merger
Results of Operations Data:
Revenue	$5,865,685	$5,551,909	$6,688,683	$6,921,202	$6,567,790
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,442,167	2,583,263	2,904,444	2,733,004	2,532,444
Selling, general and administrative expenses (excludes depreciation and amortization)	1,509,692	1,466,593	1,829,246	1,761,939	1,708,957
Corporate expenses (excludes depreciation and amortization)	284,042	253,964	227,945	181,504	196,319
Depreciation and amortization	732,869	765,474	696,830	566,627	600,294
Merger expenses	—	—	155,769	6,762	7,633
Impairment charges (2)	15,364	4,118,924	5,268,858	—	—
Other operating income (expense) – net	(16,710)	(50,837)	28,032	14,113	71,571
Operating income (loss)	864,841	(3,687,146)	(4,366,377)	1,685,479	1,593,714
Interest expense	1,533,341	1,500,866	928,978	451,870	484,063
Gain (loss) on marketable securities	(6,490)	(13,371)	(82,290)	6,742	2,306
Equity in earnings (loss) of nonconsolidated affiliates	5,702	(20,689)	100,019	35,176	37,845
Other income (expense) – net	46,455	679,716	126,393	5,326	(8,593)
Income (loss) before income taxes and discontinued operations	(622,833)	(4,542,356)	(5,151,233)	1,280,853	1,141,209
Income tax benefit (expense)	159,980	493,320	524,040	(441,148)	(470,443)
Income (loss) before discontinued operations	(462,853)	(4,049,036)	(4,627,193)	839,705	670,766
Income from discontinued operations, net (3)	—	—	638,391	145,833	52,678
Consolidated net income (loss)	(462,853)	(4,049,036)	(3,988,802)	985,538	723,444
Less amount attributable to noncontrolling interest	16,236	(14,950)	16,671	47,031	31,927
Net income (loss) attributable to the Company	$(479,089)	$(4,034,086)	$(4,005,473)	$938,507	$691,517

	Post-Merger			Pre-Merger
			For the Five	For the Seven
	For the Years Ended December 31,		Months Ended December 31,	Months Ended July 30,	For the Years Ended December 31,
	2010	2009	2008	2008	2007 (1)	2006
Net income (loss) per common share:
Basic:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80	$1.59	$1.27
Discontinued operations	—	—	(0.02)	1.29	0.30	0.11
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09	$1.89	$1.38
Diluted:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80	$1.59	$1.27
Discontinued operations	—	—	(0.02)	1.29	0.29	0.11
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09	$1.88	$1.38

Dividends declared per share	$—	$—	$—	$—	$0.75	$0.75

(In thousands)	As of December 31,
	2010	2009	2008	2007 (1)	2006
Balance Sheet Data:	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Current assets	$3,622,658	$3,658,845	$2,066,555	$2,294,583	$2,205,730
Property, plant and equipment – net, including discontinued operations	3,145,554	3,332,393	3,548,159	3,215,088	3,236,210
Total assets	17,479,867	18,047,101	21,125,463	18,805,528	18,886,455
Current liabilities	2,118,064	1,544,136	1,845,946	2,813,277	1,663,846
Long-term debt, net of current maturities	19,739,617	20,303,126	18,940,697	5,214,988	7,326,700
Shareholders’ equity (deficit)	(7,204,686)	(6,844,738)	(2,916,231)	9,233,851	8,391,733
092

(1)
Effective January 1, 2007, we adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, codified in ASC 740-10.  In accordance with the provisions of ASC 740-10, the effects of adoption were accounted for as a cumulative-effect adjustment recorded to the balance of retained earnings on the date of adoption.  The adoption of ASC 740-10 resulted in a decrease of $0.2 million to the January 1, 2007 balance of “Retained deficit”, an increase of $101.7 million in “Other long term-liabilities” for unrecognized tax benefits and a decrease of $123.0 million in “Deferred income taxes”.

(2)
We recorded non-cash impairment charges of $15.4 million during 2010.  We also recorded non-cash impairment charges of $4.1 billion in 2009 and $5.3 billion in 2008 as a result of the global economic downturn which adversely affected advertising revenues across our businesses.  Our impairment charges are discussed more fully in Item 8 of Part II of this Annual Report on Form 10-K.

(3)	Includes the results of operations of our television business, which we sold on March 14, 2008, and certain of our non-core radio stations.

ITEM 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

Executive Summary

The key highlights of our business for the year ended December 31, 2010 are summarized below:

•	Consolidated revenue increased $313.8 million for the year ended December 31, 2010 compared to 2009, primarily as a result of improved economic conditions.
•
Radio revenue increased $161.7 million for the year ended December 31, 2010 compared to 2009, primarily as a result of increased average rates per minute driven by increased demand for both national and local advertising.

•	Americas outdoor revenue increased $51.9 million for the year ended December 31, 2010 compared to 2009, driven by revenue growth across our advertising inventory, particularly digital.
•
International outdoor revenue increased $48.1 million for the year ended December 31, 2010 compared to 2009, primarily as a result of increased revenue from street furniture across most countries, partially offset by a decrease from movements in foreign exchange of $10.3 million.

•
Our subsidiary, Clear Channel Investments, Inc. (“CC Investments”), repurchased $185.2 million aggregate principal amount of Clear Channel’s senior toggle notes for $125.0 million during the year ended December 31, 2010.

•	Clear Channel repaid $240.0 million upon the maturity of its 4.50% senior notes due 2010 during the year ended December 31, 2010.
•
During 2010, Clear Channel repaid its remaining 7.65% senior notes upon maturity for $138.8 million with proceeds from its delayed draw term loan facility that was specifically designated for this purpose.

•	During 2010, we received $132.3 million in Federal income tax refunds.
•
On October 15, 2010, Clear Channel Outdoor Holdings, Inc. (“CCOH”), our subsidiary, transferred its interest in its Branded Cities operations to its joint venture partner, The Ellman Companies.  We recorded a loss of $25.3 million in “Other operating income (expense) – net” related to the transfer.

•
We performed impairment tests on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $15.4 million. Please see the notes to the consolidated financial statements included in Item 8 of Part II of this Annual Report on Form 10-K for a more complete description of the impairment charges.

The key highlights of our business for the year ended December 31, 2009 are summarized below:

•	Consolidated revenue decreased $1.14 billion for the year ended December 31, 2009 compared to 2008, primarily as a result of weakness in advertising and the global economy.
•	Radio revenue declined $557.5 million for the year ended December 31, 2009 compared to 2008, primarily as a result of decreases in local and national advertising demand.
•
Americas outdoor revenue decreased $192.1 million for the year ended December 31, 2009 compared to 2008, driven by declines in bulletin, poster and transit revenues due to cancellations and non-renewals from larger national advertisers.

•
International outdoor revenue decreased $399.2 million for the year ended December 31, 2009 compared to 2008, primarily as a result of weak advertising demand across most countries.  Also contributing to the decline was $118.5 million from movements in foreign exchange.

•
We recorded a $21.3 million impairment to taxi contract intangible assets in our Americas outdoor segment, a $55.0 million impairment primarily related to street furniture tangible assets and contract intangible assets in our International outdoor segment and an $11.3 million impairment related to corporate assets under ASC 360-10.

•
We performed impairment tests on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $4.1 billion. We had previously recorded impairment charges of $5.3 billion as of December 31, 2008. Please see the notes to the consolidated financial statements included in Item 8 of Part II of this Annual Report on Form 10-K for a more complete description of the impairment charges.

•
Our subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”), issued $500.0 million aggregate principal amount of Series A Senior Notes due 2017 and $2.0 billion aggregate principal amount of Series B Senior Notes due 2017.

•
Our wholly-owned subsidiaries, CC Finco, LLC, and Clear Channel Acquisition, LLC (previously known as CC Finco II, LLC), repurchased an aggregate $1.2 billion of our debt through open market repurchases, privately negotiated transactions and tenders.  Cash paid to repurchase the debt was $343.5 million.

•	On December 31, 2009, our subsidiary Clear Channel Outdoor, Inc. (“CCOI”) disposed of Clear Channel Taxi Media, LLC, our taxi advertising business and recorded a loss of $20.9 million.

Format of Presentation

Management’s discussion and analysis of our results of operations and financial condition should be read in conjunction with the consolidated financial statements and related footnotes.  Our discussion is presented on both a consolidated and segment basis.  Our reportable operating segments are radio broadcasting (“radio” or “radio broadcasting”), which includes our national syndication business, Americas Outdoor Advertising (“Americas outdoor” or “Americas outdoor advertising”), and International Outdoor Advertising (“International outdoor” or “International outdoor advertising”).  Included in the “other” segment are our media representation business, Katz Media, as well as other general support services and initiatives.

We manage our operating segments primarily focusing on their operating income, while Corporate expenses, Merger expenses, Impairment charges, Other operating income (expense) - net, Interest expense, Gain (loss) on marketable securities, Equity in earnings (loss) of nonconsolidated affiliates, Other income (expense) - net, Income tax benefit (expense) and Income (loss) from discontinued operations, net are managed on a total company basis and are, therefore, included only in our discussion of consolidated results.

Certain Credit Agreement EBITDA Adjustments

In the fourth quarter of 2008, we initiated a restructuring program targeting a reduction in fixed costs through renegotiations of lease agreements, workforce reductions, the elimination of overlapping functions and other cost savings initiatives (the “restructuring program”).  This restructuring program was substantially complete as of December 31, 2010.

Clear Channel’s senior secured credit facilities allow Clear Channel to adjust the calculation of consolidated EBITDA (as calculated in accordance with the senior secured credit facilities) for certain charges.  These charges include restructuring costs of $47.3 million, $164.4 million and $95.9 million for the years ended December 31, 2010, 2009 and 2008, respectively.  In addition, certain other charges, including costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, costs related to refinancing and acquisition and consulting fees incurred in connection with any of the foregoing, among other items, are also adjustments to the calculation of consolidated EBITDA.  For the year ended December 31, 2010, Clear Channel adjusted the consolidated EBITDA calculation for an additional $8.6 million.  See “Sources of Capital” below for a description of the calculation of Clear Channel’s consolidated EBITDA pursuant to the senior secured credit facilities.

Radio Broadcasting

Our revenue is derived from selling advertising time, or spots, on our radio stations, with advertising contracts typically less than one year in duration.  The programming formats of our radio stations are designed to reach audiences with targeted demographic characteristics that appeal to our advertisers.  Management monitors average advertising rates, which are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by an independent ratings service.  Also, our advertising rates are influenced by the time of day the advertisement airs, with morning and evening drive-time hours typically highest priced.  Management monitors yield per available minute in addition to average rates because yield allows management to track revenue performance across our inventory.  Yield is measured by management in a variety of ways, including revenue earned divided by minutes of advertising sold.

Management monitors macro level indicators to assess our radio operations’ performance.  Due to the geographic diversity and autonomy of our markets, we have a multitude of market specific advertising rates and audience demographics.  Therefore, management reviews average unit rates across each of our stations.

Management looks at our radio operations’ overall revenue as well as the revenue from each type of advertising, including local advertising, which is sold predominately in a station’s local market, and national advertising, which is sold across multiple markets.  Local advertising is sold by each radio station’s sales staff while national advertising is sold, for the most part, through our national representation firm.  Local advertising, which is our largest source of advertising revenue, and national advertising revenues are tracked separately because these revenue streams have different sales forces and respond differently to changes in the economic environment.  We periodically review and refine our selling structures in all markets in an effort to maximize the value of our offering to advertisers and, therefore, our revenue.

Management also looks at radio revenue by market size.  Typically, larger markets can reach larger audiences with wider demographics than smaller markets.  Additionally, management reviews our share of radio advertising revenues in markets where such information is available, as well as our share of target demographics listening to the radio in an average quarter hour.  This metric gauges how well our formats are attracting and retaining listeners.

A portion of our radio segment’s expenses vary in connection with changes in revenue.  These variable expenses primarily relate to costs in our sales department, such as commissions and bad debt.  Our programming and general and administrative departments incur most of our fixed costs, such as talent costs, rights fees, utilities and office salaries.  We incur discretionary costs in our marketing and promotions, which we primarily use in an effort to maintain and/or increase our audience share.  Lastly, we have incentive systems in each of our departments which provide for bonus payments based on specific performance metrics, including ratings, sales levels, pricing and overall profitability.

 Americas and International Outdoor Advertising

Our revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide, consisting primarily of billboards, street furniture and transit displays.  We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements.  Our advertising contracts with clients typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points.  Gross ratings points are the total number of impressions delivered by a display or group of displays, expressed as a percentage of a market population.  The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time and, in some international markets, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.  Management typically monitors our business by reviewing the average rates, average revenue per display, or yield, occupancy, and inventory levels of each of our display types by market.  In addition, because a significant portion of our advertising operations are conducted in foreign markets, primarily Europe and China, management reviews the operating results from our foreign operations on a constant dollar basis.  A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

The significant expenses associated with our operations include (i) direct production, maintenance and installation expenses, (ii) site lease expenses for land under our displays and (iii) revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts.  Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl and paper costs and the costs for cleaning and maintaining our displays.  Vinyl and paper costs vary according to the complexity of the advertising copy and the quantity of displays.  Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords.  The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

In our International business, normal market practice is to sell space on billboards and street furniture as network packages with contract terms typically ranging from one to two weeks, compared to contract terms typically ranging from four weeks to one year in the U.S.  In addition, competitive bidding for street furniture and transit display contracts, which constitute a larger portion of our International business, and a different regulatory environment for billboards, result in higher site lease cost in our International business compared to our Americas business.  As a result, our margins are typically lower in our International business than in the Americas.

Our street furniture and transit display contracts with municipal agencies, the terms of which range from three to 20 years, generally require us to make upfront investments in property, plant and equipment.  These contracts may also include upfront lease payments and/or minimum annual guaranteed lease payments.  We can give no assurance that our cash flows from operations over the terms of these contracts will exceed the upfront and minimum required payments.

THE COMPARISON OF YEAR ENDED DECEMBER 31, 2010 TO YEAR ENDED DECEMBER 31, 2009 IS AS FOLLOWS:

(In thousands)	Years ended December 31,		%
	2010	2009	Change

Revenue	$5,865,685	$5,551,909	6%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,442,167	2,583,263	(5%)
Selling, general and administrative expenses (excludes depreciation and amortization)	1,509,692	1,466,593	3%
Corporate expenses (excludes depreciation and amortization)	284,042	253,964	12%
Depreciation and amortization	732,869	765,474	(4%)
Impairment charges	15,364	4,118,924
Other operating expense – net	(16,710)	(50,837)
Operating income (loss)	864,841	(3,687,146)
Interest expense	1,533,341	1,500,866
Loss on marketable securities	(6,490)	(13,371)
Equity in earnings (loss) of nonconsolidated affiliates	5,702	(20,689)
Other income – net	46,455	679,716
Loss before income taxes	(622,833)	(4,542,356)
Income tax benefit	159,980	493,320
Consolidated net loss	(462,853)	(4,049,036)
Less amount attributable to noncontrolling interest	16,236	(14,950)
Net loss attributable to the Company	$(479,089)	$(4,034,086)

Consolidated Results of Operations

Revenue

Consolidated revenue increased $313.8 million during 2010 compared to 2009.  Our radio broadcasting revenue increased $161.7 million driven by increases in both national and local advertising from average rates per minute.  Americas outdoor revenue increased $51.9 million, driven by revenue increases across most of our advertising inventory, particularly digital.  Our International outdoor revenue increased $48.1 million, primarily due to revenue growth from street furniture across most countries, partially offset by a $10.3 million decrease from movements in foreign exchange.  Other revenue increased $61.0 million compared to the same period of 2009, primarily from stronger national advertising in our media representation business.

Direct Operating Expenses

Direct operating expenses decreased $141.1 million during 2010 compared to 2009.  Our radio broadcasting direct operating expenses decreased $81.6 million, primarily from a $29.9 million decline in expenses incurred in connection with our restructuring program from which cost savings resulted in declines of $26.7 million and $11.0 million in programming expenses and compensation expenses, respectively.  Americas outdoor direct operating expenses decreased $19.5 million, primarily as a result of the disposition of our taxi advertising business, partially offset by an increase in site lease expenses associated with the increase in revenue.  Direct operating expenses in our International outdoor segment decreased $45.6 million, primarily as a result of a $20.4 million decline in expenses incurred in connection with our restructuring program in addition to decreased site lease expenses associated with cost savings from our restructuring program, and included an $8.2 million decrease from movements in foreign exchange.

Selling, General and Administrative (“SG&A”) Expenses

Consolidated SG&A expenses increased $43.1 million during 2010 compared to 2009.  Our radio broadcasting SG&A expenses increased $47.6 million, primarily as a result of increased bonus and commission expense associated with the increase in revenue.  SG&A expenses increased $16.6 million in our Americas outdoor segment, primarily as a result of increased selling and marketing costs associated with the increase in revenue in addition to the unfavorable impact of litigation.  Our International outdoor SG&A expenses decreased $6.3 million, primarily as a result of a decrease in business tax related to a change in French tax law, and included a $2.3 million decrease from movements in foreign exchange.

Corporate Expenses

Corporate expenses increased $30.1 million during 2010 compared to 2009, primarily due to a $49.9 million increase in bonus expense from improved operating performance and a $53.8 million increase primarily related to headcount from centralization efforts and the expansion of corporate capabilities.  Partially offsetting the 2010 increase was $23.5 million related to an unfavorable outcome of litigation recorded in 2009, a $22.6 million decrease in expenses during 2010 associated with our restructuring program and an $18.6 million decrease related to various corporate accruals.

Depreciation and Amortization

Depreciation and amortization decreased $32.6 million during 2010 compared to 2009, primarily as a result of assets in our International outdoor segment that became fully amortized during 2009.  Additionally, 2009 included $8.0 million of additional amortization expense associated with the finalization of purchase price allocations to the acquired intangible assets in our Radio segment.

Impairment Charges

We performed our annual impairment test on October 1, 2010 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $15.4 million.  We also performed impairment tests on our goodwill, FCC licenses, billboard permits, and other intangible assets in 2009 and recorded impairment charges of $4.1 billion.  Please see the notes to the consolidated financial statements included in Item 8 of Part II of this Annual Report on Form 10-K for a further description of the impairment charges.

Other Operating Expense - Net

Other operating expense of $16.7 million for 2010 primarily related to a $25.3 million loss recorded as a result of the transfer of our subsidiary’s interest in its Branded Cities business, partially offset by a $6.2 million gain on the sale of representation contracts.

The $50.8 million expense for 2009 is primarily related to a $42.0 million loss on the sale and exchange of radio stations and a $20.9 million loss on the sale of our taxi advertising business.  The losses were partially offset by a $10.1 million gain on the sale of Americas and International outdoor assets.

Interest Expense

Interest expense increased $32.5 million during 2010 compared to 2009, primarily as a result of the issuance of $2.5 billion in subsidiary senior notes in December 2009.  This increase was partially offset by decreased interest expense due to maturities of the 4.5% senior notes due January 2010, repurchases of senior toggle notes during the first quarter of 2010, repurchases of senior notes during the fourth quarter of 2009 and prepayment of $2.0 billion of term loans in December 2009. Clear Channel’s weighted average cost of debt for 2010 and 2009 was 6.1% and 5.8%, respectively.

Loss on Marketable Securities

The loss on marketable securities of $6.5 million and $13.4 million in 2010 and 2009, respectively, related primarily to the impairment of Independent News & Media PLC (“INM”).  The fair value of INM was below cost for an extended period of time. As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market was less than cost and the financial condition and near-term prospects of the issuer. After this assessment, we concluded that the impairment at each date was other than temporary and recorded non-cash impairment charges to our investment in INM as noted above.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in earnings of nonconsolidated affiliates increased in 2010 and was partially offset by an $8.3 million impairment of an equity investment in our International outdoor segment.  Equity in loss of nonconsolidated affiliates for 2009 included a $22.9 million impairment of equity investments in our International outdoor segment in addition to a $4.0 million loss on the sale of a portion of our investment in Grupo ACIR Communicaciones (“Grupo ACIR”).

Other Income (Expense) – Net

Other income of $46.5 million in 2010 primarily related to an aggregate gain of $60.3 million on the repurchase of Clear Channel’s senior toggle notes partially offset by a $12.8 million foreign exchange loss on the translation of short-term intercompany notes.  Please refer to the “Debt Repurchases, Tender Offers, Maturities and Other” section within this Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for additional discussion of the repurchase.

Other income of $679.7 million in 2009 relates to an aggregate gain of $368.6 million on the repurchases of certain of Clear Channel’s senior notes and an aggregate gain of $373.7 million on the repurchases of certain of Clear Channel’s senior toggle notes and senior cash pay notes.  The gains on extinguishment of debt were partially offset by a $29.3 million loss related to loan costs associated with the $2.0 billion retirement of certain of Clear Channel’s outstanding senior secured debt.  Please refer to the “Debt Repurchases, Tender Offers, Maturities and Other” section within this MD&A for additional discussion of the repurchases and debt retirement.

Income Taxes

The effective tax rate for the year ended December 31, 2010 was 25.7% as compared to 10.9% for the year ended December 31, 2009.  The effective tax rate for 2010 was impacted by our inability to benefit from tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years.  In addition, we recorded a valuation allowance of $13.6 million in 2010 against deferred tax assets related to capital allowances in foreign jurisdictions due to the uncertainty of the ability to realize those assets in future periods.

The effective tax rate for 2009 was impacted by the goodwill impairment charges, which are not deductible for tax purposes, along with our inability to benefit from tax losses in certain foreign jurisdictions as discussed above.

Radio Broadcasting Results of Operations

Our radio broadcasting operating results were as follows:

(In thousands)	Years Ended December 31,
	2010	2009	% Change
Revenue	$2,898,087	$2,736,404	6%
Direct operating expenses	820,214	901,799	(9%)
SG&A expenses	981,094	933,505	5%
Depreciation and amortization	256,673	261,246	(2%)
Operating income	$840,106	$639,854	31%

Radio broadcasting revenue increased $161.7 million during 2010 compared to 2009, driven primarily by a $79.5 million increase in national advertising and a $51.0 million increase in local advertising.  Average rates per minute increased during 2010 compared to 2009 as a result of improved economic conditions.  Increases occurred across various advertising categories including automotive, political, food and beverage and healthcare.

Direct operating expenses during 2010 decreased $81.6 million compared to 2009, primarily from a $29.9 million decline in expenses incurred in connection with our restructuring program.  Cost savings from our restructuring program resulted in declines of $26.7 million and $11.0 million in programming expenses and compensation expenses, respectively.  Direct operating expenses declined further from the non-renewals of sports contracts, offset by the impact of $8.0 million associated with the finalization of purchase accounting during the first nine months of 2009.  SG&A expenses increased $47.6 million, primarily as a result of a $26.6 million increase in bonus and commission expense associated with the increase in revenue in addition to a $24.1 million increase in selling and marketing expenses.

Depreciation and amortization decreased $4.6 million during 2010 compared to 2009.  The 2009 results included $8.0 million of additional amortization expense associated with the finalization of purchase price allocations to the acquired intangible assets.

Americas Outdoor Advertising Results of Operations

Disposition of Taxi Business

On December 31, 2009, our subsidiary CCOI disposed of Clear Channel Taxi Media, LLC (“Taxis”), our taxi advertising business.  For the year ended December 31, 2009, Taxis contributed $41.5 million in revenue, $39.8 million in direct operating expenses and $10.5 million in SG&A expenses.

Our Americas outdoor operating results were as follows:

(In thousands)	Years Ended December 31,
	2010	2009	% Change
Revenue	$1,290,014	$1,238,171	4%
Direct operating expenses	588,592	608,078	(3%)
SG&A expenses	218,776	202,196	8%
Depreciation and amortization	209,127	210,280	(1%)
Operating income	$273,519	$217,617	26%

Americas outdoor revenue increased $51.9 million during 2010 compared to 2009 as a result of revenue growth across most of our advertising inventory, particularly digital.  The increase was driven by increases in both occupancy and rate.  Partially offsetting the revenue increase was the decrease in revenue related to the sale of Taxis.

Direct operating expenses decreased $19.5 million during 2010 compared to 2009.  The decline in direct operating expenses was due to the disposition of Taxis, partially offset by a $20.2 million increase in site-lease expenses associated with the increase in revenue.  SG&A expenses increased $16.6 million as a result of a $6.3 million increase primarily related to the unfavorable impact of litigation, a $4.7 million increase in consulting costs and a $6.2 million increase primarily due to bonus and commission expenses associated with the increase in revenue, partially offset by the disposition of Taxis.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,
	2010	2009	% Change
Revenue	$1,507,980	$1,459,853	3%
Direct operating expenses	971,380	1,017,005	(4%)
SG&A expenses	275,880	282,208	(2%)
Depreciation and amortization	204,461	229,367	(11%)
Operating income (loss)	$56,259	$(68,727)

International outdoor revenue increased $48.1 million during 2010 compared to 2009, primarily as a result of revenue growth from street furniture across most countries, partially offset by the exit from the businesses in Greece and India.  Foreign exchange movements negatively impacted revenue by $10.3 million.

Direct operating expenses decreased $45.6 million during 2010 compared to 2009, primarily as a result of a $20.4 million decrease in expenses incurred in connection with our restructuring program and a $15.6 million decline in site-lease expenses associated with cost savings from our restructuring program.  Also contributing to the decreased expenses was the exit from the businesses in Greece and India and an $8.2 million decrease from movements in foreign exchange.  SG&A expenses decreased $6.3 million during 2010 compared to 2009, primarily as a result of a $5.4 million decrease in business tax related to a change in French tax law and a $2.3 million decrease from movements in foreign exchange.

Depreciation and amortization decreased $24.9 million during 2010 compared to 2009 primarily as a result of assets that became fully amortized during 2009.

Reconciliation of Segment Operating Income (Loss) to Consolidated Operating Income (Loss)

(In thousands)	Years Ended December 31,
	2010	2009
Radio broadcasting	$840,106	$639,854
Americas outdoor advertising	273,519	217,617
International outdoor advertising	56,259	(68,727)
Other	20,716	(43,963)
Impairment charges	(15,364)	(4,118,924)
Other operating expense - net	(16,710)	(50,837)
Corporate expenses (1)	(293,685)	(262,166)
Consolidated operating income (loss)	$864,841	$(3,687,146)

(1)	Corporate expenses include expenses related to radio broadcasting, Americas outdoor, International outdoor and our other segment.

THE COMPARISON OF YEAR ENDED DECEMBER 31, 2009 TO YEAR ENDED DECEMBER 31, 2008 IS AS FOLLOWS:

We were formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of Clear Channel. The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008.

Our 2008 consolidated statements of operations and statements of cash flows are presented for two periods: post-merger and pre-merger.  The merger resulted in a new basis of accounting beginning on July 31, 2008 and the financial reporting periods are presented as follows:

•
The period from July 31 through December 31, 2008 reflect our post-merger period.  Subsequent to the acquisition, Clear Channel became an indirect, wholly-owned subsidiary of ours and our business became that of Clear Channel and its subsidiaries.

•
The period from January 1 through July 30, 2008 reflects the pre-merger period of Clear Channel.  Prior to the consummation of our acquisition of Clear Channel, we had not conducted any activities, other than activities incident to our formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition.  The consolidated financial statements for the pre-merger period were prepared using the historical basis of accounting for Clear Channel.  As a result of the merger and the associated purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

The discussion in this MD&A is presented on a combined basis of the pre-merger and post-merger periods for 2008.  The 2008 post-merger and pre-merger results are presented but are not discussed separately.  We believe that the discussion on a combined basis is more meaningful as it allows the results of operations to be analyzed to comparable periods in 2010 and 2009.

	Post-Merger		Pre-Merger	Combined
(In thousands)	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30,2008	Year ended December 31, 2008	% Change
Revenue	$5,551,909	$2,736,941	$3,951,742	$6,688,683	(17%)
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,583,263	1,198,345	1,706,099	2,904,444	(11%)
Selling, general and administrative expenses (excludes depreciation and amortization)	1,466,593	806,787	1,022,459	1,829,246	(20%)
Corporate expenses (excludes depreciation and amortization)	253,964	102,276	125,669	227,945	11%
Depreciation and amortization	765,474	348,041	348,789	696,830	10%
Merger expenses	—	68,085	87,684	155,769
Impairment charges	4,118,924	5,268,858	—	5,268,858
Other operating income (expense) – net	(50,837)	13,205	14,827	28,032
Operating income (loss)	(3,687,146)	(5,042,246)	675,869	(4,366,377)
Interest expense	1,500,866	715,768	213,210	928,978
Gain (loss) on marketable securities	(13,371)	(116,552)	34,262	(82,290)
Equity in earnings (loss) of nonconsolidated affiliates	(20,689)	5,804	94,215	100,019
Other income (expense) – net	679,716	131,505	(5,112)	126,393
Income (loss) before income taxes and discontinued operations	(4,542,356)	(5,737,257)	586,024	(5,151,233)
Income tax benefit (expense)	493,320	696,623	(172,583)	524,040
Income (loss) before discontinued operations	(4,049,036)	(5,040,634)	413,441	(4,627,193)
Income (loss) from discontinued operations, net	—	(1,845)	640,236	638,391
Consolidated net income (loss)	(4,049,036)	(5,042,479)	1,053,677	(3,988,802)
Amount attributable to noncontrolling interest	(14,950)	(481)	17,152	16,671
Net income (loss) attributable to the Company	$(4,034,086)	$(5,041,998)	$1,036,525	$(4,005,473)

Consolidated Results of Operations

Revenue

Our consolidated revenue decreased $1.14 billion during 2009 compared to 2008 as a result of the economic downturn.  Revenue declined $557.5 million during 2009 compared to 2008 from our radio business associated with decreases in both local and national advertising.   Our Americas outdoor revenue declined $192.1 million attributable to decreases in bulletin, poster and airport revenues associated with cancellations and non-renewals from larger national advertisers.  Our International outdoor revenue declined $399.2 million primarily as a result of challenging advertising climates in our markets and approximately $118.5 million from movements in foreign exchange.

Direct Operating Expenses

Our consolidated direct operating expenses decreased $321.2 million during 2009 compared to 2008 as a result of cost-cutting measures and the impact of lower revenues.  Our radio broadcasting direct operating expenses decreased $77.5 million primarily related to decreased compensation expense associated with cost savings from the restructuring program.  Our Americas outdoor direct operating expenses decreased $39.4 million driven by decreased site-lease expenses from lower revenue and cost savings from the restructuring program.  Our International outdoor business contributed $217.6 million of the overall decrease primarily from a decrease in site-lease expenses from lower revenue and cost savings from the restructuring program and $85.6 million related to movements in foreign exchange.

SG&A Expenses

Our SG&A expenses decreased $362.7 million during 2009 compared to 2008 due to lower variable expenses resulting from lower revenues, as well as cost reduction efforts.  SG&A expenses in our radio broadcasting business decreased $249.1 million primarily from decreases in commission and salary expenses and decreased marketing and promotional expenses.  Our Americas outdoor SG&A expenses decreased $50.7 million primarily related to a decline in commission expense.  Our International outdoor SG&A expenses decreased $71.3 million primarily attributable to an overall decline in compensation and administrative expenses and $23.7 million from movements in foreign exchange.

Corporate Expenses

Corporate expenses increased $26.0 million in 2009 compared to 2008 primarily as a result of a $29.3 million increase related to the restructuring program and a $23.5 million accrual related to an unfavorable outcome of litigation concerning a breach of contract regarding internet advertising and our radio stations.  The increase was partially offset by decreases of $33.3 million, including the impact of litigation settled in 2009.

Depreciation and Amortization

Depreciation and amortization expense increased $68.6 million in 2009 compared to 2008 primarily due to $139.9 million associated with the fair value adjustments to the assets acquired in the merger.  Partially offsetting the increase was a $43.2 million decrease in depreciation expense associated with the impairment of assets in our International outdoor segment during the fourth quarter of 2008 and a $20.6 million decrease from movements in foreign exchange.

Impairment Charges

We performed impairment tests on December 31, 2008 and again on June 30, 2009 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $5.3 billion and $4.1 billion, respectively.  Please see the notes to the consolidated financial statements included in Item 8 of Part II of this Annual Report on Form 10-K for a further description of the impairment charges.

A rollforward of our goodwill balance from July 30, 2008 through December 31, 2009 by reporting unit is as follows:

(In thousands)	Balances as of July 30, 2008	Acquisitions	Dispositions		Foreign Currency		Impairment	Adjustments	Balances as of December 31, 2008
United States Radio Markets	$6,691,260	$3,486	$	―	$	―	$(1,115,033)	$(523)	$5,579,190
United States Outdoor Markets	3,121,645	―		―		―	(2,296,915)	―	824,730
France	122,865	―		―		(14,747)	(23,620)	―	84,498
Switzerland	57,664	―		―		(977)	―	198	56,885
Australia	40,520	―		―		(11,813)	―	(529)	28,178
Belgium	37,982	―		―		(4,549)	(7,505)	―	25,928
Sweden	31,794	―		―		(8,118)	―	―	23,676
Norway	26,434	―		―		(7,626)	―	―	18,808
Ireland	16,224	―		―		(1,939)	―	―	14,285
United Kingdom	32,336	―		―		(10,162)	(22,174)	―	―
Italy	23,649	―		(542)		(2,808)	(20,521)	222	―
China	31,187	―		―		234	(31,421)	―	―
Spain	21,139	―		―		(2,537)	(18,602)	―	―
Turkey	17,896	―		―		―	(17,896)	―	―
Finland	13,641	―		―		(1,637)	(12,004)	―	―
Americas Outdoor – Canada	35,390	―		―		(5,783)	(24,687)	―	4,920
All Others – Americas	86,770	―		―		(23,822)	―	―	62,948
All Others – International Outdoor	54,265	―		―		3,160	(19,692)	(2,448)	35,285
Other	331,290	―		―		―	―	―	331,290
	$10,793,951	$3,486		$(542)		$(93,124)	$(3,610,070)	$(3,080)	$7,090,621

(In thousands)	Balances as of December 31, 2008	Acquisitions	Dispositions	Foreign Currency		Impairment	Adjustments	Balances as of December 31, 2009

United States Radio Markets	$5,579,190	$4,518	$(62,410)	$	―	$(2,420,897)	$46,468	$3,146,869
United States Outdoor Markets	824,730	2,250	―		―	(324,892)	69,844	571,932
Switzerland	56,885	―	―		1,276	(7,827)	―	50,334
Ireland	14,285	―	―		223	(12,591)	―	1,917
Baltics	10,629	―	―		―	(10,629)	―	―
Americas Outdoor – Mexico	8,729	―	―		7,440	(10,085)	(442)	5,642
Americas Outdoor – Chile	3,964	―	―		4,417	(8,381)	―	―
Americas Outdoor – Peru	45,284	―	―		―	(37,609)	―	7,675
Americas Outdoor – Brazil	4,971	―	―		4,436	(9,407)	―	―
Americas Outdoor – Canada	4,920	―	―		―	―	(4,920)	―
All Others – International Outdoor	205,744	110	―		15,913	(42,717)	45,042	224,092
Other	331,290	―	(2,276)		―	(211,988)	(482)	116,544
	$7,090,621	$6,878	$(64,686)		$33,705	$(3,097,023)	$155,510	$4,125,005
Other Operating Income (Expense) - Net

The $50.8 million expense for 2009 is primarily related to a $42.0 million loss on the sale and exchange of radio stations and a $20.9 million loss on the sale of our taxi advertising business.  The losses were partially offset by a $10.1 million gain on the sale of Americas and International outdoor assets.

The $28.0 million income in 2008 consists of a gain of $3.3 million from the sale of sports broadcasting rights, a $7.0 million gain on the disposition of a representation contract, a $4.0 million gain on the sale of property, plant and equipment, a $1.7 million gain on the sale of International street furniture and $9.6 million from the favorable settlement of a lawsuit.

Interest Expense

Interest expense increased $571.9 million in 2009 compared to 2008 primarily from an increase in outstanding indebtedness due to the merger.  Additionally, we borrowed approximately $1.6 billion under Clear Channel’s $2.0 billion credit facility during the first quarter of 2009 to improve our liquidity position in light of the uncertain economic environment at the time.

Gain (Loss) on Marketable Securities

The loss on marketable securities of $13.4 million in 2009 relates to the impairment of INM.  The fair value of INM was below cost for an extended period of time.  As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer.  After this assessment, we concluded that the impairment was other than temporary and recorded an $11.3 million non-cash impairment charge to our investment in INM.  In addition, we recognized a $1.8 million loss on the third quarter 2009 sale of our remaining 8.6% interest in Grupo ACIR.

During the fourth quarter of 2008, we recorded a non-cash impairment charge to INM and Sirius XM Radio.  The fair value of these available-for-sale securities was below their cost each month subsequent to the closing of the merger.  After considering the guidance in ASC 320-10-S99, we concluded that the impairment was other than temporary and recorded a $116.6 million impairment charge to our investments in INM and Sirius XM Radio.  This loss was partially offset by a net gain of $27.0 million recorded in the second quarter of 2008 on the unwinding of our secured forward exchange contracts and the sale of our American Tower Corporation (“AMT”) shares.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $20.7 million in 2009 is primarily related to a $22.9 million impairment of equity investments in our International outdoor segment in addition to a $4.0 million loss on the sale of a portion of our investment in Grupo ACIR.  Subsequent to the January 2009 sale of 57% of our remaining 20% interest in Grupo ACIR, we no longer accounted for our investment as an equity method investment and began accounting for it at cost in accordance with ASC 323.

Included in equity in earnings of nonconsolidated affiliates in 2008 is a $75.6 million gain on the sale of Clear Channel’s 50% interest in Clear Channel Independent, a South African outdoor advertising company.

Other Income (Expense) – Net

Other income of $679.7 million in 2009 relates to an aggregate gain of $368.6 million on the repurchases of certain of Clear Channel’s senior notes and an aggregate gain of $373.7 million on the repurchases of certain of Clear Channel’s senior toggle notes and senior cash pay notes.  The gains on extinguishment of debt were partially offset by a $29.3 million loss related to loan costs associated with the $2.0 billion retirement of certain of Clear Channel’s outstanding senior secured debt.  Please refer to the “Debt Repurchases, Tender Offers, Maturities and Other” section within this MD&A for additional discussion of the repurchases and debt retirement.

Other income of $126.4 million in 2008 relates to an aggregate net gain of $94.7 million on the tender of certain of Clear Channel’s outstanding notes, a $29.3 million foreign exchange gain on translating short-term intercompany notes and an $8.0 million dividend received from a cost investment, partially offset by a $4.7 million impairment of our investment in a radio partnership.

Income Taxes

The effective tax rate for the year ended December 31, 2009 was 10.9% as compared to 10.2% for the year ended December 31, 2008.  The effective tax rate for 2009 was impacted by the goodwill impairment charges, which are not deductible for tax purposes, along with our inability to benefit tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years.

The 2008 effective tax rate was impacted by the impairment charge that resulted in a $5.3 billion decrease in “Income (loss) before income taxes and discontinued operations” and tax benefits of approximately $648.2 million. Partially offsetting this decrease to the effective rate were tax benefits recorded as a result of the release of valuation allowances on the capital loss carryforwards that were used to offset the taxable gain from the disposition of Clear Channel’s investment in AMT and Grupo ACIR.  Additionally, Clear Channel sold its 50% interest in Clear Channel Independent in 2008, which was structured as a tax free disposition.  The sale resulted in a gain of $75.6 million with no current tax expense. Further, in 2008 valuation allowances were recorded on certain net operating losses generated during the period that were not able to be carried back to prior years.

Income (Loss) from Discontinued Operations

Income from discontinued operations of $638.4 million recorded during 2008 primarily relates to a gain of $631.9 million, net of tax, related to the sale of Clear Channel’s television business and the sale of radio stations.

Radio Broadcasting Results of Operations

Our radio broadcasting operating results were as follows:

(In thousands)	Years Ended December 31,
	2009	2008
	Post-Merger	Combined	% Change
Revenue	$2,736,404	$3,293,874	(17%)
Direct operating expenses	901,799	979,324	(8%)
SG&A expenses	933,505	1,182,607	(21%)
Depreciation and amortization	261,246	152,822	71%
Operating income	$639,854	$979,121	(35%)

Our radio broadcasting revenue declined approximately $557.5 million in 2009 compared to 2008, driven by decreases in local and national revenues of $388.5 million and $115.1 million, respectively.  Local and national revenue were down as a result of an overall weakness in advertising and the economy.  The decline in advertising demand led to declines in total minutes sold and average rate per minute in 2009 compared to 2008.  Our radio revenue experienced declines across markets and advertising categories.

Direct operating expenses declined $77.5 million in 2009 compared to 2008. Compensation expense declined $55.0 million primarily as a result of cost savings from the restructuring program.  Direct operating expenses further declined due to the impact of $34.2 million associated with the finalization of purchase accounting related to talent contracts.  Non-renewals of sports contracts resulted in a decrease of $9.1 million while non-cash compensation decreased $13.5 million as a result of accelerated expense taken in 2008 related to options that vested in the merger.  The declines were partially offset by an increase of $9.4 million in programming expenses primarily related to new contract talent expenses in our national syndication business and an increase of $34.1 million in expense primarily associated with involuntary termination charges related to the restructuring program.  SG&A expenses decreased $249.1 million in 2009 compared to 2008, primarily from a $122.9 million decline in commission and compensation expenses related to the decline in revenue and cost savings from the restructuring program, a $43.3 million decline in marketing and promotional expenses and an $18.3 million decline in bad debt expense.  Non-cash compensation decreased $16.0 million as a result of accelerated expense taken in 2008 on options that vested in the merger.

Depreciation and amortization increased $108.4 million in 2009 compared to 2008, primarily as a result of additional amortization associated with the purchase accounting adjustments to intangible assets acquired in the merger.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor operating results were as follows:

(In thousands)	Years Ended December 31,
	2009	2008
	Post-Merger	Combined	% Change
Revenue	$1,238,171	$1,430,258	(13%)
Direct operating expenses	608,078	647,526	(6%)
SG&A expenses	202,196	252,889	(20%)
Depreciation and amortization	210,280	207,633	1%
Operating income	$217,617	$322,210	(32%)

Our Americas outdoor revenue decreased $192.1 million in 2009 compared to 2008 primarily driven by declines in bulletin, poster and transit revenues due to cancellations and non-renewals from larger national advertisers resulting from the overall weakness in advertising and the economy.  The decline in bulletin, poster and transit revenues was also impacted by a decline in rate compared to 2008.

Our Americas outdoor direct operating expenses decreased $39.4 million in 2009 compared to 2008, primarily from a $25.3 million decrease in site-lease expenses associated with cost savings from the restructuring program and the decline in revenues.  This decrease was partially offset by $5.7 million related to the restructuring program.  Our SG&A expenses decreased $50.7 million in 2009 compared to 2008, primarily from a $26.0 million decline in compensation expense associated with the decline in revenue and cost savings from the restructuring program, and a $16.2 million decline in bad debt expense primarily as a result of receipts of previously-reserved collections and an improvement in the agings of our accounts receivable during 2009.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,
	2009	2008
	Post-Merger	Combined	% Change
Revenue	$1,459,853	$1,859,029	(21%)
Direct operating expenses	1,017,005	1,234,610	(18%)
SG&A expenses	282,208	353,481	(20%)
Depreciation and amortization	229,367	264,717	(13%)
Operating income (loss)	$(68,727)	$6,221	(1205%)

Our International outdoor revenue decreased $399.2 million in 2009 compared to 2008 as a result of the weak global economy, as well as movements in foreign exchange, which contributed $118.5 million of the decrease.  The revenue decline occurred across most countries, with the most significant decline in France of $75.5 million due to weak advertising demand.  Other countries with significant declines include the U.K. and Italy, which declined $30.4 million and $28.3 million, respectively, due to weak advertising markets.

Direct operating expenses decreased $217.6 million in our International outdoor segment in 2009 compared to 2008, in part due to a decrease of $85.6 million from movements in foreign exchange.  The remaining decrease in direct operating expenses was primarily attributable to a $146.4 million decline in site lease expenses partially attributable to cost savings from the restructuring program and partially as a result of lower revenues.   The decrease in direct operating expenses was partially offset by $12.8 million related to the restructuring program and the decline in revenue.  SG&A expenses decreased $71.3 million in 2009 compared to 2008, primarily from $23.7 million related to movements in foreign exchange, $34.3 million related to a decline in compensation expense and a $25.8 million decrease in administrative expenses, both partially attributable to cost savings from the restructuring program and the decline in revenue.

Depreciation and amortization decreased $35.4 million in our International outdoor segment in 2009 compared to 2008, primarily related to a $43.2 million decrease in depreciation expense associated with the impairment of assets during the fourth quarter of 2008 and a $20.6 million decrease from movements in foreign exchange.  The decrease was partially offset by $31.9 million related to additional amortization associated with the purchase accounting adjustments to the acquired intangible assets.

Reconciliation of Segment Operating Income (Loss) to Consolidated Operating Loss

(In thousands)	Years Ended December 31,
	2009	2008
	Post-Merger	Combined
Radio broadcasting	$639,854	$979,121
Americas outdoor advertising	217,617	322,210
International outdoor advertising	(68,727)	6,221
Other	(43,963)	(31,419)
Impairment charges	(4,118,924)	(5,268,858)
Other operating income (expense) - net	(50,837)	28,032
Merger expenses	—	(155,769)
Corporate expenses (1)	(262,166)	(245,915)
Consolidated operating loss	$(3,687,146)	$(4,366,377)

(1)	Corporate expenses include expenses related to radio broadcasting, Americas outdoor, International outdoor, and our other segment.

Share-Based Compensation

As of December 31, 2010, there was $40.6 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions.  This cost is expected to be recognized over a weighted average period of approximately two years.  In addition, as of December 31, 2010, there was $59.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions.  This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Approximately $39.2 million of share-based compensation was recognized in the 2008 pre-merger period as a result of the accelerated vesting of stock options and restricted stock awards and is included in the table below.

The following table indicates non-cash compensation costs related to share-based payments for the years ended December 31, 2010, 2009 and 2008, respectively:

(In thousands)	Years Ended December 31,
	2010 Post-Merger	2009 Post-Merger	2008 Combined
Radio broadcasting	$7,152	$8,276	$37,785
Americas outdoor advertising	9,207	7,977	8,465
International outdoor advertising	2,746	2,412	2,167
Corporate	15,141	21,121	28,941
Other	—	—	1,276
Total share-based compensation expense	$34,246	$39,786	$78,634

Additionally, we recorded compensation expense of $6.0 million in “Corporate expenses” related to shares tendered by Mark P. Mays to us on August 23, 2010 for purchase at $36.00 per share pursuant to a put option included in his amended employment agreement.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

	Post-Merger			Pre-Merger	Combined
(In thousands)	Year ended December 31,	Year ended December 31,	Period from July 31 through December 31,	Period from January 1 to July 30,	Year ended December 31,
	2010	2009	2008	2008	2008
Cash provided by (used for):
Operating activities	$582,373	$181,175	$246,026	$1,035,258	$1,281,284
Investing activities	$(240,197)	$(141,749)	$(17,711,703)	$(416,251)	$(18,127,954)
Financing activities	$(305,244)	$1,604,722	$17,554,739	$(1,646,941)	$15,907,798
Discontinued operations	$—	$—	$2,429	$1,031,141	$1,033,570

Operating Activities

2010

The increase in cash flows from operations in 2010 compared to 2009 was primarily driven by improved profitability, including a 6% increase in revenue and a 2% decrease in direct operating and SG&A expenses.  Our net loss adjusted for $792.7 million of non-cash items provided positive cash flows of $329.8 million in 2010.  We received $132.3 million in Federal income tax refunds during the third quarter of 2010.   Working capital, excluding taxes, provided $120.3 million to cash flows from operations in the current year.

2009

The decline in cash flow from operations in 2009 compared to 2008 was primarily driven by a 17% decline in consolidated revenues associated with the weak economy and challenging advertising markets and a 62% increase in interest expense to service our debt obligations.  Our net loss adjusted for non-cash items of $4.2 billion provided positive cash flows of $157.9 million.  Changes in working capital provided an additional $23.2 million in operating cash flows for 2009.

2008

In 2008, our net loss adjusted for non-cash items of $5.6 billion provided positive cash flows of $999.0 million.  Changes in working capital provided an additional $282.3 million in operating cash flows for 2008.

Investing Activities

2010

Cash used for investing activities during 2010 primarily reflected capital expenditures of $241.5 million.  We spent $35.5 million for capital expenditures in our Radio segment, $96.7 million in our Americas outdoor segment primarily related to the construction of new billboards, and $98.6 million in our International outdoor segment primarily related to new billboard and street furniture contracts and renewals of existing contracts.   In addition, we acquired representation contracts for $14.1 million and received proceeds of $28.6 million primarily related to the sale of radio stations, assets in our Americas and International outdoor segments and representation contracts.

2009

In 2009, we spent $41.9 million for capital expenditures in our Radio segment.  We spent $84.4 million in our Americas outdoor segment for the purchase of property, plant and equipment mostly related to the construction of new billboards and $91.5 million in our International outdoor segment for the purchase of property, plant and equipment related to new billboard and street furniture contracts and renewals of existing contracts.  We received proceeds of $41.6 million primarily related to the sale of our remaining investment in Grupo ACIR.  In addition, we received proceeds of $48.8 million primarily related to the disposition of radio stations and corporate assets.

2008

Cash used for investing activities during 2008 principally reflects $17.5 billion of cash used in the merger.  In 2008, Clear Channel spent $61.5 million for capital expenditures in its Radio segment.  Clear Channel spent $175.8 million in its Americas outdoor segment for the purchase of property, plant and equipment mostly related to the construction of new billboards and $182.5 million in its International segment for the purchase of property, plant and equipment related to new billboard and street furniture contracts and renewals of existing contracts.  Clear Channel spent $177.1 million primarily for the purchase of outdoor display faces and additional equity interest in international outdoor companies, representation contracts and two FCC licenses. In addition, Clear Channel received proceeds of $38.6 million primarily from the sale of radio stations, $41.5 million related to the sale of Americas and International assets and $9.6 million related to a litigation settlement.

Financing Activities

2010

During 2010, our wholly-owned subsidiary, Clear Channel Investments, Inc., repurchased $185.2 million aggregate principal amount of Clear Channel’s senior toggle notes for $125.0 million as discussed in the “Debt Repurchases, Tender Offers, Maturities and Other” section within this MD&A.  Clear Channel repaid its remaining 7.65% senior notes upon maturity for $138.8 million with proceeds from its delayed draw term loan facility that was specifically designated for this purpose.  In addition, Clear Channel repaid its remaining 4.50% senior notes upon maturity for $240.0 million with available cash on hand.

2009

Cash provided by financing activities during 2009 primarily reflected a draw of remaining availability of $1.6 billion under Clear Channel’s $2.0 billion revolving credit facility and $2.5 billion of proceeds from the issuance of subsidiary senior notes, offset by the $2.0 billion paydown of Clear Channel’s senior secured credit facilities.  Clear Channel also repaid the remaining principal amount of its 4.25% senior notes at maturity with a draw under the $500.0 million delayed draw term loan facility that was specifically designated for this purpose as discussed in the “Debt Repurchases, Tender Offers, Maturities and Other” section within this MD&A.  Our wholly-owned subsidiaries, CC Finco and Clear Channel Acquisition, LLC, together repurchased certain of Clear Channel’s outstanding senior notes for $343.5 million as discussed in the “Debt Repurchases, Tender Offers, Maturities and Other” section within this MD&A.  In addition, during 2009, our Americas Outdoor segment purchased the remaining 15% interest in our fully consolidated subsidiary, Paneles Napsa S.A., for $13.0 million and our International Outdoor segment acquired an additional 5% interest in our fully consolidated subsidiary, Clear Channel Jolly Pubblicita SPA, for $12.1 million.

2008

Cash used for financing activities during 2008 primarily reflects $15.4 billion in debt proceeds and an equity contribution of $2.1 billion used to finance the merger.  Also included in financing activities is $1.9 billion related to the repayment of Clear Channel’s 4.625% senior notes due 2008 and 6.625% senior notes due 2008 at their maturity, the repayment of and cash tender offer for AMFM Operating Inc.’s 8% senior notes due 2008, and the cash tender offer and consent solicitation for Clear Channel’s 7.65% senior notes due 2010.  In addition, $93.4 million relates to dividends paid prior to the merger.

Discontinued Operations

During 2008, we completed the sale of Clear Channel’s television business to Newport Television, LLC for $1.0 billion and completed the sales of certain radio stations for $110.5 million.  The cash received from these sales was recorded as a component of cash flows from discontinued operations during 2008.

Anticipated Cash Requirements

Our primary source of liquidity is cash on hand and cash flow from operations. We have a large amount of indebtedness, and a substantial portion of our cash flows are used to service debt.  At December 31, 2010, we had $1.9 billion of cash on our balance sheet, with $624.0 million held by our subsidiary, CCOH, and its subsidiaries.  We have debt maturities totaling $885.1 million and $292.8 million in 2011 and 2012, respectively.

Our ability to fund our working capital needs, debt service and other obligations, and to comply with the financial covenant under our financing agreements depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control.  If our future operating performance does not meet our expectations or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing.  Consequently, there can be no assurance that such financing, if permitted under the terms of Clear Channel’s financing agreements, will be available on terms acceptable to us or at all.  The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet Clear Channel’s obligations.

We frequently evaluate strategic opportunities both within and outside our existing lines of business.  We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses.  These acquisitions or dispositions could be material.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand (including amounts available under Clear Channel’s senior secured credit facilities) as well as cash flow from operations will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months.

We expect to be in compliance with the covenants contained in Clear Channel’s material financing agreements in 2011, including the maximum consolidated senior secured net debt to consolidated EBITDA limitation contained in Clear Channel’s senior secured credit facilities.  However, our anticipated results are subject to significant uncertainty and our ability to comply with this limitation may be affected by events beyond our control, including prevailing economic, financial and industry conditions.  The breach of any covenants set forth in Clear Channel’s financing agreements would result in a default thereunder.  An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity.  Moreover, the lenders under the revolving credit facility under Clear Channel’s senior secured credit facilities would have the option to terminate their commitments to make further extensions of revolving credit thereunder.  If we are unable to repay Clear Channel’s obligations under any secured credit facility, the lenders could proceed against any assets that were pledged to secure such facility.  In addition, a default or acceleration under any of Clear Channel’s material financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions.  The threshold amount for a cross-default under the senior secured credit facilities is $100.0 million.

Our and Clear Channel’s current corporate credit ratings by Standard & Poor’s Ratings Services and Moody’s Investors Service are speculative grade ratings.  Adjustments to our and Clear Channel’s ratings have no impact on Clear Channel’s borrowing costs under the credit agreements.  However, reductions in our credit ratings could increase our borrowing costs, reduce the availability of financing to us or increase the cost of doing business or otherwise negatively impact our business operations.

Sources of Capital

As of December 31, 2010 and 2009, we had the following indebtedness outstanding:

(In millions)	December 31,	December 31,
	2010	2009
Senior Secured Credit Facilities:
Term Loan A Facility	$1,127.7	$1,127.7
Term Loan B Facility	9,061.9	9,061.9
Term Loan C – Asset Sale Facility	695.9	695.9
Revolving Credit Facility	1,842.5	1,812.5
Delayed Draw Term Loan Facilities	1,013.2	874.4
Receivables Based Facility	384.2	355.7
Secured Subsidiary Debt	4.7	5.2
Total Secured Debt	14,130.1	13,933.3

Senior Cash Pay Notes	796.3	796.3
Senior Toggle Notes	829.8	915.2
Clear Channel Senior Notes (1)	2,288.1	2,479.5
Subsidiary Senior Notes	2,500.0	2,500.0
Clear Channel Subsidiary Debt	63.1	77.7
Total Debt	20,607.4	20,702.0
Less: Cash and cash equivalents	1,920.9	1,884.0
	$18,686.5	$18,818.0

(1) Includes $623.3 million and $788.1 million at December 31, 2010 and 2009, respectively, in unamortized fair value purchase accounting discounts related to the merger with Clear Channel.

We and our subsidiaries have from time to time repurchased certain debt obligations of Clear Channel and we may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of Clear Channel or its subsidiaries or our outstanding equity securities or outstanding equity securities of CCOH, in tender offers, open market purchases, privately negotiated transactions or otherwise.  We may also sell certain assets or properties and use the proceeds to reduce our indebtedness.  These purchases or sales, if any, could have a material positive or negative impact on our liquidity available to repay outstanding debt obligations or on our consolidated results of operations.  These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in our leverage or other financial ratios, which could have a material positive or negative impact on our ability to comply with the covenants contained in our debt agreements.  These transactions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.  The amounts involved may be material.

Senior Secured Credit Facilities

Borrowings under Clear Channel’s senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities and revolving credit facility are the following percentages per annum:

•	with respect to loans under the term loan A facility and the revolving credit facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans; and
•
with respect to loans under the term loan B facility, term loan C - asset sale facility and delayed draw term loan facilities, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon Clear Channel’s leverage ratio.

Clear Channel is required to pay each revolving credit lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is currently 0.50% per annum, but subject to adjustment based on Clear Channel’s leverage ratio.  The delayed draw term facilities are fully drawn, therefore there are currently no commitment fees associated with any unused commitments thereunder.

Prepayments

The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•
50% (which percentage may be reduced to 25% and to 0% based upon Clear Channel’s leverage ratio) of our annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of term loans and revolving credit loans (to the extent accompanied by a permanent reduction of the commitment) and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;
•
100% (which percentage may be reduced to 75% and 50% based upon Clear Channel’s leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions; and

•
100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under Clear Channel’s senior secured credit facilities, (ii) certain securitization financing and (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities).

The foregoing prepayments with the net cash proceeds of certain incurrences of debt and annual excess cash flow will be applied (i) first to the term loans other than the term loan C - asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C - asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity.  The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C - asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

Clear Channel may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amortization of Term Loans

Clear Channel is required to repay the loans under the term loan facilities, after giving effect to the December 2009 prepayment of $2.0 billion of term loans with proceeds from the issuance of subsidiary senior notes discussed elsewhere in this MD&A, as follows:

•
The term loan A facility amortizes in quarterly installments commencing on the third interest payment date after the fourth anniversary of the closing date of the merger, in annual amounts equal to 4.7% of the original funded principal amount of such facility in year five, 10% thereafter, with the balance being payable on the final maturity date (July 2014) of such term loans;

•	The term loan B facility and the delayed draw facilities will be payable in full on the final maturity date (January 2016) of such term loans; and
•
The term loan C – asset sale facility amortizes in quarterly installments on the first interest payment date after the third anniversary of the closing date of the merger, in annual amounts equal to 2.5% of the original funded principal amount of such facilities in years four and five and 1% thereafter, with the balance being payable on the final maturity date (January 2016) of such term loans.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the Clear Channel senior notes, and other exceptions, by:

• a lien on the capital stock of Clear Channel;
• 100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the Clear Channel senior notes;
• certain assets that do not constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes);

• certain specified assets of Clear Channel and the guarantors that constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security   under the indenture governing the Clear Channel senior notes; and

• a lien on the accounts receivable and related assets securing Clear Channel’s receivables based credit facility that is junior to the lien securing Clear Channel’s obligations under such credit facility.

The obligations of any foreign subsidiaries that are borrowers under the revolving credit facility are also guaranteed by certain of their material wholly-owned restricted subsidiaries, and secured by substantially all assets of all such borrowers and guarantors, subject to permitted liens and other exceptions.

Certain Covenants and Events of Default

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility and certain other secured subsidiary debt.  Clear Channel’s consolidated EBITDA for the preceding four quarters of $1.8 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net,  plus  non-cash compensation, and is further adjusted for certain items, including: (i) an increase for expected cost savings (limited to $100.0 million in any twelve month period) of $34.9 million; (ii) an increase of $11.1 million for cash received from nonconsolidated affiliates; (iii) an increase of $47.6 million for non-cash items; (iv) an increase of $55.9 million related to expenses incurred associated with our cost savings program; and (v) an increase of $29.4 million for various other items.  The maximum ratio under this financial covenant is currently set at 9.5:1 and becomes more restrictive over time beginning in the second quarter of 2013.  At December 31, 2010, our ratio was 6.7:1.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;
•	create liens on assets;
•	engage in mergers, consolidations, liquidations and dissolutions;
•	sell assets;
•	pay dividends and distributions or repurchase Clear Channel’s capital stock;
•	make investments, loans, or advances;
•	prepay certain junior indebtedness;
•	engage in certain transactions with affiliates;
•	amend material agreements governing certain junior indebtedness; and
•	change our lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of our subordinated debt and a change of control.  If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

As of December 31, 2010, we had a total of $384.2 million outstanding under Clear Channel’s receivables based credit facility.

The receivables based credit facility provides revolving credit of $783.5 million, subject to a borrowing base. The borrowing base at any time equals 85% of our and certain of our subsidiaries’ eligible accounts receivable. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.  The maturity of the receivables based credit facility is July 2014.

All borrowings under the receivables based credit facility are subject to the absence of any default, the accuracy of representations and warranties and compliance with the borrowing base. In addition, borrowings under the receivables based credit facility, excluding the initial borrowing, are subject to compliance with a minimum fixed charge coverage ratio of 1.0:1.0 if at any time excess availability under the receivables based credit facility is less than $50 million, or if aggregate excess availability under the receivables based credit facility and revolving credit facility is less than 10% of the borrowing base.

Clear Channel and certain subsidiary borrowers are the borrowers under the receivables based credit facility. Clear Channel has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans and letters of credit are available in U.S. dollars.

Borrowings under the receivables based credit facility bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentage applicable to the receivables based credit facility is (i) 1.40%, in the case of base rate loans and (ii) 2.40% in the case of Eurocurrency rate loans subject to adjustment if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 7 to 1.

Clear Channel is required to pay each lender a commitment fee in respect of any unused commitments under the receivables based credit facility, which is currently 0.375% per annum, subject to adjustment based on Clear Channel’s leverage ratio.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility (including the letter of credit outstanding amounts and swingline loans thereunder) exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the receivables based credit facility, Clear Channel will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess.

Clear Channel may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Collateral and Guarantees

The receivables based credit facility is guaranteed by, subject to certain exceptions, the guarantors of the senior secured credit facilities.  All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof, that is senior to the security interest of the senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing the Clear Channel senior notes, and certain exceptions.

The receivables based credit facility includes negative covenants, representations, warranties, events of default, and termination provisions substantially similar to those governing our senior secured credit facilities.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2010, we had outstanding $796.3 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $829.8 million aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

The senior cash pay notes and senior toggle notes are unsecured and are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.  The senior toggle notes mature on August 1, 2016 and may require a special redemption of up to $30.0 million on August 1, 2015.  Clear Channel may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”).  Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Clear Channel may redeem some or all of the senior cash pay notes and senior toggle notes at any time prior to August 1, 2012, at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and an “applicable premium,” as described in the indenture governing such notes. Clear Channel may redeem some or all of the senior cash pay notes and senior toggle notes at any time on or after August 1, 2012 at the redemption prices set forth in the indenture governing such notes. In addition, Clear Channel may redeem up to 40% of any series of the outstanding senior cash pay notes and senior toggle notes at any time on or prior to August 1, 2011 with the net cash proceeds raised in one or more equity offerings. If Clear Channel undergoes a change of control, sells certain of our assets, or issues certain debt, it may be required to offer to purchase the senior cash pay notes and senior toggle notes from holders.

The senior cash pay notes and senior toggle notes are senior unsecured debt and rank equal in right of payment with all of our existing and future senior debt. Guarantors of obligations under the senior secured credit facilities and the receivables based credit facility guarantee the senior cash pay notes and senior toggle notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities and the receivables based credit facility. In addition, the senior cash pay notes and senior toggle notes and the guarantees are structurally senior to the Clear Channel senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the senior cash pay notes and senior toggle notes. The senior cash pay notes and senior toggle notes and the guarantees are effectively subordinated to our existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the senior cash pay notes and senior toggle notes.

On July 16, 2010, Clear Channel made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010.  Assuming the cash interest election remains in effect for the remaining term of the notes, Clear Channel will be contractually obligated to make a payment to bondholders of $57.4 million on August 1, 2013.  This amount is included in “Interest payments on long-term debt” in the Contractual Obligations table of this MD&A.

Clear Channel Senior Notes

As of December 31, 2010, Clear Channel’s senior notes and debentures represented approximately $2.9 billion of aggregate principal amount of indebtedness outstanding (the “senior notes”).

The senior notes and debentures were the obligations of Clear Channel prior to the merger. The senior notes and debentures are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness and the guarantees of such indebtedness from our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.  The senior notes and debentures rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness. The senior notes and debentures are not guaranteed by Clear Channel’s subsidiaries.

Subsidiary Senior Notes

As of December 31, 2010, we had outstanding $2.5 billion aggregate principal amount of subsidiary senior notes, which consisted of $500.0 million aggregate principal amount of Series A Senior Notes due 2017 (the “Series A Notes”) and $2.0 billion aggregate principal amount of Series B Senior Notes due 2017 (the “Series B Notes”).  The subsidiary senior notes were issued by CCWH and are guaranteed by CCOH, CCOI and certain of CCOH’s direct and indirect subsidiaries.

    The subsidiary senior notes bear interest on a daily basis and contain customary provisions, including covenants requiring us to maintain certain levels of credit availability and limitations on incurring additional debt.

The subsidiary senior notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the subsidiary senior notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors.

The indentures governing the subsidiary senior notes require us to maintain at least $100 million in cash or other liquid assets or have cash available to be borrowed under committed credit facilities consisting of (i) $50.0 million at the issuer and guarantor entities (principally the Americas outdoor segment) and (ii) $50.0 million at the non-guarantor subsidiaries (principally the International outdoor segment) (together the “Liquidity Amount”), in each case under the sole control of the relevant entity. In the event of a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding of Clear Channel, for the period thereafter that is the shorter of such proceeding and 60 days, the Liquidity Amount shall be reduced to $50.0 million, with a $25.0 million requirement at the issuer and guarantor entities and a $25.0 million requirement at the non-guarantor subsidiaries.

In addition, interest on the subsidiary senior notes accrues daily and is payable into an account established by the trustee for the benefit of the bondholders (the “Trustee Account”). Failure to make daily payment on any day does not constitute an event of default so long as (a) no payment or other transfer by CCOH or any of its subsidiaries shall have been made on such day under the cash management sweep with Clear Channel and (b) on each semiannual interest payment date the aggregate amount of funds in the Trustee Account is equal to at least the aggregate amount of accrued and unpaid interest on the subsidiary senior notes.

The indenture governing the Series A Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel and its subsidiaries (other than CCOH) or issue certain preferred stock;
•	create liens on its restricted subsidiaries assets to secure such debt;
•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;
•	enter into certain transactions with affiliates;
•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and
•	sell certain assets, including capital stock of its subsidiaries, to persons other than Clear Channel and its subsidiaries (other than CCOH).

The indenture governing the Series A Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;
•	redeem, repurchase or retire CCOH’s subordinated debt;
•	make certain investments;
•	create liens on its or its restricted subsidiaries’ assets to secure debt;
•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the subsidiary senior notes;
•	enter into certain transactions with affiliates;
•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;
•	sell certain assets, including capital stock of its subsidiaries;
•	designate its subsidiaries as unrestricted subsidiaries;
•	pay dividends, redeem or repurchase capital stock or make other restricted payments; and
•
purchase or otherwise effectively cancel or retire any of the Series B Notes if after doing so the ratio of (a) the outstanding aggregate principal amount of the Series A Notes to (b) the outstanding aggregate principal amount of the Series B Notes shall be greater than 0.250. This stipulation ensures, among other things, that as long as the Series A Notes are outstanding, the Series B Notes are outstanding.

The Series A Notes indenture and Series B Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively.  The Series A Notes indenture does not limit CCOH’s ability to pay dividends.  The Series B Notes indenture contains certain exceptions that allow CCOH to incur additional indebtedness and pay dividends, including a $500.0 million exception for the payment of dividends.  CCOH was in compliance with these covenants as of December 31, 2010.

A portion of the proceeds of the subsidiary senior notes offering were used to (i) pay the fees and expenses of the offering, (ii) fund $50.0 million of the Liquidity Amount (the $50.0 million liquidity amount of the non-guarantor subsidiaries was satisfied) and (iii) apply $2.0 billion of the cash proceeds (which amount is equal to the aggregate principal amount of the Series B Notes) to repay an equal amount of indebtedness under Clear Channel’s senior secured credit facilities. In accordance with the senior secured credit facilities, the $2.0 billion cash proceeds were applied ratably to the term loan A, term loan B, and both delayed draw term loan facilities, and within each such class, such prepayment was applied to remaining scheduled installments of principal.

The balance of the proceeds is available to CCOI for general corporate purposes.  In this regard, all of the remaining proceeds could be used to pay dividends from CCOI to CCOH.  In turn, CCOH could declare a dividend to its shareholders of which Clear Channel would receive its proportionate share.  Payment of such dividends would not be prohibited by the terms of the subsidiary senior notes or any of the loan agreements or credit facilities of CCOI or CCOH.

Refinancing Transactions

Clear Channel announced on February 7, 2011 that it intends to offer, subject to market and customary conditions, $750 million in aggregate principal amount of priority guarantee notes due 2021 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended.  Clear Channel intends to use the proceeds of the Notes together with cash on hand to repay $500 million of the indebtedness outstanding under its senior secured credit facilities, to repay at maturity $250 million in aggregate principal amount of its 6.25% senior notes due 2011, to pay fees and expenses incurred in connection with concurrent amendments to its senior secured credit facilities and its receivables based credit facility, the receipt of which is a condition to completion of the offering, and to pay fees and expenses in connection with the offering.

The concurrent amendments to its senior secured credit facilities and its receivables based credit facility would, among other things, permit Clear Channel to request future extensions of the maturities of its senior secured credit facilities, provide Clear Channel with greater flexibility in the use of its accordion provisions, provide Clear Channel with greater flexibility to incur new debt, provided that such new debt is used to pay down senior secured credit facility indebtedness, and provide greater flexibility for Clear Channel’s indirect subsidiary, CCOH, and its subsidiaries to incur new debt (provided the incurrence of that new debt is otherwise permitted to be incurred by such subsidiaries).

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This disclosure is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering circular.

Dispositions and Other

On October 15, 2010, CCOH transferred its interest in its Branded Cities operations to its joint venture partner, The Ellman Companies.  We recognized a loss of $25.3 million in “Other operating income (expense) – net” related to this transfer.

During 2010, our International outdoor segment sold its outdoor advertising business in India, resulting in a loss of $3.7 million included in “Other operating income (expense) – net.” In addition, we sold three radio stations, donated one station, and recorded a gain of $1.3 million in “Other operating income (expense) – net.” We also sold representation contracts and recorded a gain of $6.2 million in “Other operating income (expense) – net.”

During 2009, we sold six radio stations for approximately $12.0 million and recorded a loss of $12.8 million in “Other operating income (expense) – net.”  In addition, we exchanged radio stations in our radio markets for assets located in a different market and recognized a loss of $28.0 million in “Other operating income (expense) – net.”

During 2009, we sold international assets for $11.3 million resulting in a gain of $4.4 million in “Other operating income (expense) – net.”  In addition, we sold assets for $6.8 million in our Americas outdoor segment and recorded a gain of $4.9 million in “Other operating income (expense) – net.”  We sold our taxi advertising business and recorded a loss of $20.9 million in our Americas outdoor segment included in “Other operating income (expense) –net.” We also received proceeds of $18.3 million from the sale of corporate assets during 2009 and recorded a loss of $0.7 million in “Other operating income (expense) – net.”

In addition, we sold our remaining interest in Grupo ACIR for approximately $40.5 million and recorded a loss of approximately $5.8 million during 2009.

During 2008, Clear Channel received proceeds of $110.5 million related to the sale of radio stations recorded as investing cash flows from discontinued operations and recorded a gain of $28.8 million as a component of “Income from discontinued operations, net” during 2008.  Clear Channel received proceeds of $1.0 billion related to the sale of its television business recorded as investing cash flows from discontinued operations and recorded a gain of $662.9 million as a component of “Income from discontinued operations, net”.

In addition, Clear Channel sold its 50% interest in Clear Channel Independent during 2008 and recognized a gain of $75.6 million in “Equity in earnings (loss) of nonconsolidated affiliates” based on the fair value of the equity securities received in the pre-merger period.

Clear Channel sold a portion of its investment in Grupo ACIR for approximately $47.0 million on July 1, 2008 and recorded a gain of $9.2 million in “Equity in earnings (loss) of nonconsolidated affiliates.”

Uses of Capital

Debt Repurchases, Tender Offers, Maturities and Other

Between 2008 and 2010, our indirect wholly-owned subsidiaries, CC Investments, CC Finco, LLC and Clear Channel Acquisition, LLC, repurchased certain of Clear Channel’s outstanding senior notes, senior cash pay and senior toggle notes through open market repurchases, privately negotiated transactions and tenders as shown in the table below.  Notes repurchased and held by CC Investments, CC Finco, LLC and Clear Channel Acquisition, LLC, are eliminated in consolidation.

(In thousands)	Post Merger Years Ended December 31,
	2010	2009	2008
CC Investments
Principal amount of debt repurchased	$185,185	$—	$—
Deferred loan costs and other	104	—	—
Gain recorded in “Other income (expense) – net” (2)	(60,289)	—	—
Cash paid for repurchases of long-term debt	$125,000	$—	$—

CC Finco, LLC
Principal amount of debt repurchased	$—	$801,302	$102,241
Purchase accounting adjustments (1)	—	(146,314)	(24,367)
Deferred loan costs and other	—	(1,468)	—
Gain recorded in “Other income (expense) – net” (2)	—	(368,591)	(53,449)
Cash paid for repurchases of long-term debt	$—	$284,929	$24,425

Clear Channel Acquisition, LLC
Principal amount of debt repurchased (3)	$—	$433,125	$—
Deferred loan costs and other	—	(813)	—
Gain recorded in “Other income (expense) – net” (2)	—	(373,775)	—
Cash paid for repurchases of long-term debt	$—	$58,537	$—

(1)	Represents unamortized fair value purchase accounting discounts recorded as a result of the merger.
(2)
CC Investments, CC Finco, LLC and Clear Channel Acquisition, LLC, repurchased certain of Clear Channel’s senior notes, senior cash pay notes and senior toggle notes at a discount, resulting in a gain on the extinguishment of debt.

(3)	Clear Channel Acquisition, LLC immediately cancelled these notes subsequent to the purchase.

During 2010, Clear Channel repaid its remaining 7.65% senior notes upon maturity for $138.8 million, including $5.1 million of accrued interest, with proceeds from its delayed draw term loan facility that was specifically designated for this purpose.  Also during 2010, Clear Channel repaid its remaining 4.50% senior notes upon maturity for $240.0 million with available cash on hand.

During 2009, Clear Channel repaid the remaining principal amount of its 4.25% senior notes at maturity with a draw under the $500.0 million delayed draw term loan facility that was specifically designated for this purpose.

On November 24, 2008, Clear Channel announced that it commenced a cash tender offer to purchase its outstanding 7.65% Senior Notes due 2010. The tender offer and consent payment expired on December 23, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $252.4 million. The aggregate gain on the extinguishment of debt recorded during the post-merger period as a result of the tender offer for the 7.65% senior notes due 2010 was $74.7 million.

Clear Channel repurchased $639.2 million aggregate principal amount of the AMFM Operating Inc. 8% senior notes pursuant to a tender offer and consent solicitation in connection with the merger. The remaining 8% senior notes were repaid at maturity on November 1, 2008. The aggregate loss on the extinguishment of debt recorded in 2008 as a result of the tender offer for the AMFM Operating Inc. 8% senior notes was $8.0 million.

On August 7, 2008, Clear Channel announced that it commenced a cash tender offer and consent solicitation for the outstanding $750.0 million principal amount of 7.65% senior notes due 2010. The tender offer and consent payment expired on September 9, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $363.9 million. Clear Channel recorded a $21.8 million loss in “Other income (expense) – net” during the pre-merger period as a result of the tender.

Clear Channel terminated its cross currency swaps on July 30, 2008 by paying the counterparty $196.2 million from available cash on hand.

On January 15, 2008, Clear Channel repaid its 4.625% senior notes at their maturity for $500.0 million with proceeds from its bank credit facility. On June 15, 2008, Clear Channel repaid its 6.625% senior notes at their maturity for $125.0 million with available cash on hand.

Dividends

We have never paid cash dividends on our Class A common stock, and we currently do not intend to pay cash dividends on our Class A common stock in the future.  Clear Channel’s debt financing arrangements include restrictions on its ability to pay dividends, which in turn affects our ability to pay dividends.

Prior to the merger, Clear Channel declared a $93.4 million dividend on December 3, 2007 payable to shareholders of record on December 31, 2007 and paid on January 15, 2008.

Capital Expenditures

Capital expenditures for the years ended December 31, 2010, 2009 and 2008 were as follows:

(In millions)	Year Ended December 31, 2010
	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Corporate and Other	Total

2010 capital expenditures	$35.5	$96.7	$98.6	$10.7	$241.5
2009 capital expenditures	$41.9	$84.4	$91.5	$6.0	$223.8
2008 capital expenditures	$61.5	$175.8	$182.5	$10.7	$430.5

Acquisitions

During 2009, our Americas outdoor segment paid $5.0 million primarily for the acquisition of land and buildings.

We acquired FCC licenses in our radio segment for $11.7 million in cash during 2008.  We acquired outdoor display faces and additional equity interests in international outdoor companies for $96.5 million in cash during 2008.  Our national representation business acquired representation contracts for $68.9 million in cash during 2008.

Purchases of Additional Equity Interests

During 2009, our Americas outdoor segment purchased the remaining 15% interest in our consolidated subsidiary, Paneles Napsa S.A., for $13.0 million and our International outdoor segment acquired an additional 5% interest in our consolidated subsidiary, Clear Channel Jolly Pubblicita SPA, for $12.1 million.

Certain Relationships with the Sponsors

We are party to a management agreement with certain affiliates of the Sponsors and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018.  These arrangements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year plus reimbursable expenses.  During the years ended December 31, 2010 and 2009, we recognized management fees and reimbursable expenses of $17.1 million and $20.5 million, respectively.   For the post-merger period of 2008, we recognized Sponsors’ management fees and reimbursable expenses of $6.3 million.

In connection with the merger, we paid certain affiliates of the Sponsors $87.5 million in fees and expenses for financial and structural advice and analysis, assistance with due diligence investigations and debt financing negotiations and $15.9 million for reimbursement of escrow and other out-of-pocket expenses.  This amount was allocated between merger expenses, deferred loan costs or included in the overall purchase price of the merger.

Commitments, Contingencies and Guarantees

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings.  Please see Item 3. Legal Proceedings.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five-year period.  The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to our scheduled maturities on our debt, we have future cash obligations under various types of contracts.  We lease office space, certain broadcast facilities, equipment and the majority of the land occupied by our outdoor advertising structures under long-term operating leases.  Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, trains, bus shelters and terminals.  The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment.  Also, we have non-cancelable contracts in our radio broadcasting operations related to program rights and music license fees.

In the normal course of business, our broadcasting operations have minimum future payments associated with employee and talent contracts.  These contracts typically contain cancellation provisions that allow us to cancel the contract with good cause.

The scheduled maturities of our senior secured credit facilities, receivables based facility, senior cash pay and senior toggle notes, other long-term debt outstanding, future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, payments under employment/talent contracts, capital expenditure commitments, and other long-term obligations as of December 31, 2010 are as follows:

(In thousands)	Payments due by Period
Contractual Obligations	Total	2011	2012-2013	2014-2015	Thereafter
Long-term Debt:
Secured Debt	$14,130,098	$10,769	$168,862	$3,237,877	$10,712,590
Senior Cash Pay and Senior Toggle Notes (1)	1,626,081	―	―	―	1,626,081
Clear Channel Senior Notes	2,911,393	832,978	561,960	791,455	725,000
Subsidiary Senior Notes	2,500,000	―	―	―	2,500,000
Other Long-term Debt	63,115	41,340	21,775	―	―
Interest payments on long-term debt (2)	6,338,227	1,200,334	2,343,946	1,857,669	936,278

Non-cancelable operating leases	2,809,418	369,012	608,558	506,523	1,325,325
Non-cancelable contracts	2,525,411	541,186	771,239	588,982	624,004
Employment/talent contracts	266,666	73,146	123,408	30,112	40,000
Capital expenditures	107,107	48,059	43,987	11,739	3,322
Unrecognized tax benefits (3)	304,647	35,300	―	―	269,347
Other long-term obligations (4)	143,169	2,366	9,541	3,476	127,786
Total (5)	$33,725,332	$3,154,490	$4,653,276	$7,027,833	$18,889,733

____________
(1)
 On July 16, 2010, Clear Channel made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010.  Clear Channel is deemed to have made the cash interest election for future interest periods unless and until Clear Channel elects otherwise.  Assuming the cash interest election remains in effect for the term of the notes, we are contractually obligated to make a payment of $57.4 million on August 1, 2013 which is included in “Interest payments on long-term debt” in the table above.

(2)
Interest payments on the senior secured credit facilities, other than the revolving credit facility, assume the obligations are repaid in accordance with the amortization schedule (after giving effect to the December 2009 prepayment of $2.0 billion of term loans with proceeds from the issuance of subsidiary senior notes discussed elsewhere in this MD&A) and the interest rate is held constant over the remaining term.
Interest payments related to the revolving credit facility assume the balance and interest rate as of December 31, 2010 is held constant over the remaining term.
Interest payments on $2.5 billion of the Term Loan B facility are effectively fixed at an interest rate of 4.4%, plus applicable margins, per annum, as a result of an aggregate $2.5 billion interest rate swap agreement.  On October 29, 2010, $3.5 billion notional amount of interest rate swap agreements matured with the remaining interest rate swap agreement maturing in September 2013.  Interest expense assumes the rate is fixed through maturity of the remaining swap, at which point the rate reverts back to the floating rate in effect at December 31, 2010.

(3)
The non-current portion of the unrecognized tax benefits is included in the “Thereafter” column as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time.  For additional information, see Note 12 included in Item 8 of Part II of this Annual Report on Form 10-K.

(4)
Other long-term obligations consist of $52.1 million related to asset retirement obligations recorded pursuant to ASC 410-20, which assumes the underlying assets will be removed at some period over the next 50 years.  Also included are $32.9 million of contract payments in our syndicated radio and media representation businesses and $58.2 million of various other long-term obligations.

(5)
Excluded from the table is $364.3 million related to various obligations with no specific contractual commitment or maturity, $213.1 million of which relates to the fair value of our interest rate swap agreement.

Seasonality

Typically, our Radio broadcasting, Americas outdoor and International outdoor segments experience their lowest financial performance in the first quarter of the calendar year, with International outdoor historically experiencing a loss from operations in that period. Our Radio broadcasting and Americas outdoor segments historically experience consistent performance for the remainder of the calendar year. Our International outdoor segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. We expect this trend to continue in the future.

Market Risk

Interest Rate Risk

A significant amount of our long-term debt bears interest at variable rates.  Accordingly, our earnings will be affected by changes in interest rates.  At December 31, 2010 we had an interest rate swap agreement with a $2.5 billion notional amount that effectively fixes interest rates on a portion of our floating rate debt at a rate of 4.4%, plus applicable margins, per annum.  The fair value of this agreement at December 31, 2010 was a liability of $213.1 million.  At December 31, 2010, approximately 55% of our aggregate principal amount of long-term debt, including taking into consideration debt on which we have entered into a pay-fixed-rate-receive-floating-rate swap agreement, bears interest at floating rates.

Assuming the current level of borrowings and interest rate swap contracts and assuming a 30% change in LIBOR, it is estimated that our interest expense for the year ended December 31, 2010 would have changed by approximately $9.1 million.

In the event of an adverse change in interest rates, management may take actions to further mitigate its exposure.  However, due to the uncertainty of the actions that would be taken and their possible effects, the preceding interest rate sensitivity analysis assumes no such actions.  Further, the analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

Foreign Currency Exchange Rate Risk

We have operations in countries throughout the world.  Foreign operations are measured in their local currencies.  As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations.  We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the U.S. dollar.  Our foreign operations reported a net loss of approximately $12.2 million for the year ended December 31, 2010.  We estimate a 10% change in the value of the U.S. dollar relative to foreign currencies would have adjusted our net loss for the year ended December 31, 2010 by approximately $1.2 million.

This analysis does not consider the implications that such fluctuations could have on the overall economic activity that could exist in such an environment in the U.S. or the foreign countries or on the results of operations of these foreign entities.

Inflation

Inflation is a factor in the economies in which we do business and we continue to seek ways to mitigate its effect.  Inflation has affected our performance in terms of higher costs for wages, salaries and equipment.  Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our broadcasting stations and outdoor display faces.

New Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  This ASU updates ASC Topic 350, Intangibles—Goodwill and Other, to amend the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010.  We do not currently have any reporting units with zero or negative carrying values.

In August 2010, the FASB issued ASU No. 2010-22, Accounting for Various Topics—Technical Corrections to SEC Paragraphs.  This ASU amends various SEC paragraphs and became effective upon issuance. The adoption of ASU No. 2010-22 did not have a material impact on our financial position or results of operations.

In August 2010, the FASB issued ASU No. 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules.  This ASU amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies and became effective upon issuance. We adopted the provisions of ASU 2010-21 upon issuance with no material impact to our financial position or results of operations.

In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-09 updates ASC Topic 855, Subsequent Events. ASU 2010-09 removes the requirement to disclose the date through which an entity has evaluated subsequent events. We adopted the provisions of ASU 2010-09 upon issuance with no material impact to our financial position or results of operations.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends ASC Topic 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for the interim and annual reporting periods beginning after December 15, 2009.  Additional new disclosures regarding the purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010 beginning with the first interim period. We adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010 and adopted certain other provisions on January 1, 2011.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period.  On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources.  Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material.  Our significant accounting policies are discussed in the notes to our consolidated financial statements, included in Item 8 of Part II of this Annual Report on Form 10-K.  Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.  The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors.  In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected.  For all other customers, we recognize reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our agings were to improve or deteriorate resulting in a 10% change in our allowance, we estimated that our bad debt expense for the year ended December 31, 2010, would have changed by approximately $7.5 million and our net loss for the same period would have changed by approximately $4.6 million.

Long-lived Assets

Long-lived assets, such as property, plant and equipment and definite-lived intangibles are reviewed for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.  When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the current fair market value of these assets, including future expected cash flows, industry growth rates and discount rates, as well as future salvage values.  Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations.

Indefinite-lived Assets

Indefinite-lived assets are reviewed annually for possible impairment using the direct valuation method as prescribed in ASC 805-20-S99.  Under the direct valuation method, the estimated fair value of the indefinite-lived assets was calculated at the market level as prescribed by ASC 350-30-35.  Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch.  Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value.  Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values.  This data is populated using industry normalized information representing an average asset within a market.

On October 1, 2010, we performed our annual impairment test in accordance with ASC 350-30-35 and recognized aggregate impairment charges of $0.5 million and $4.8 million related to FCC licenses and permits, respectively, in two of our markets.

In determining the fair value of our FCC licenses, the following key assumptions were used:

(i)	Market revenue growth, forecast and published by BIA Financial Network, Inc. (“BIA”), of 4.2% was used for the initial four-year period;
(ii)	2% revenue growth was assumed beyond the initial four-year period;
(iii)	Revenue was grown proportionally over a build-up period, reaching market revenue forecast by year 3;
(iv)	Operating margins of 12.5% in the first year gradually climb to the industry average margin in year 3 of up to 30%, depending on market size by year 3; and
(v)	Assumed discount rates of 9% for the 13 largest markets and 9.5% for all other markets.

In determining the fair value of our billboard permits, the following key assumptions were used:

(i)	Industry revenue growth forecast at 7% was used for the initial four-year period;
(ii)	3% revenue growth was assumed beyond the initial four-year period;
(iii)	Revenue was grown over a build-up period, reaching maturity by year 2;
(iv)	Operating margins gradually climb to the industry average margin of up to 51%, depending on market size, by year 3; and
(v)	Assumed discount rate of 10%.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our indefinite-lived assets, it is possible a material change could occur.  If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future.  The following table shows the decline in the fair value of our indefinite-lived intangibles that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands)
Description	Revenue growth rate	Profit margin	Discount rates
FCC licenses	$(335,390)	$(147,650)	$(458,595)
Billboard permits	$(548,200)	$(117,600)	$(554,900)

The estimated fair value of our FCC licenses and permits at October 1, 2010 was $3.1 billion and $1.9 billion, respectively, while the carrying value was $2.4 billion and $1.1 billion, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations.  We test goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired.  The fair value of our reporting units is used to apply value to the net assets of each reporting unit.  To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate.  Terminal values are also estimated and discounted to their present value.

On October 1, 2010, we performed our annual impairment test in accordance with ASC 350-30-35 and recognized an impairment charge of $2.1 million in one country.  In determining the fair value of our reporting units, we used the following assumptions:

•
Expected cash flows underlying our business plans for the periods 2011 through 2015. Our cash flow assumptions are based on detailed, multi-year forecasts performed by each of our operating segments, and reflect the improved advertising outlook across our businesses.

•	Cash flows beyond 2015 are projected to grow at a perpetual growth rate, which we estimated at 2% for radio broadcasting and 3% for our Americas outdoor and International outdoor segments.
•	In order to risk adjust the cash flow projections in determining fair value, we utilized a discount rate of approximately 10.5% to 11% for each of our reporting units.

Based on our annual assessment using the assumptions described above, a hypothetical 25% reduction in the estimated fair value in each of our reporting units would not result in a material impairment condition.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the estimated fair value of our reporting units, it is possible a material change could occur.  If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future.  The following table shows the decline in the fair value of each of our reportable segments that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands)
Reportable segment	Revenue growth rate	Profit margin	Discount rates
Radio Broadcasting	$(1,050,000)	$(270,000)	$(990,000)
Americas Outdoor	$(520,000)	$(130,000)	$(480,000)
International Outdoor	$(290,000)	$(170,000)	$(250,000)

Tax Accruals

The IRS and other taxing authorities routinely examine the consolidated tax returns filed by us.  From time to time, the IRS challenges certain of our tax positions.  We believe our tax positions comply with applicable tax law and we would vigorously defend these positions if challenged.  The final disposition of any positions challenged by the IRS could require us to make additional tax payments.  We believe that we have adequately accrued for any foreseeable payments resulting from tax examinations and consequently do not anticipate any material impact upon their ultimate resolution.

Our estimates of income taxes and the significant items giving rise to the deferred assets and liabilities are shown in the notes to our consolidated financial statements and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by Federal, state or foreign tax authorities.

We have considered these potential changes in accordance with ASC 740-10, which requires us to record reserves for estimates of probable settlements of Federal and state tax audits.

Litigation Accruals

We are currently involved in certain legal proceedings.  Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated.  Future results of operations could be materially affected by changes in these assumptions or the effectiveness of our strategies related to these proceedings.

Management’s estimates used have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Insurance Accruals

We are currently self-insured beyond certain retention amounts for various insurance coverages, including general liability and property and casualty.  Accruals are recorded based on estimates of actual claims filed, historical payouts, existing insurance coverage and projected future development of costs related to existing claims.  Our self-insured liabilities contain uncertainties because management must make assumptions and apply judgment to estimate the ultimate cost to settle reported claims and claims incurred but not reported as of December 31, 2010.

If actual results are not consistent with our assumptions and judgments, we may be exposed to gains or losses that could be material.  A 10% change in our self-insurance liabilities at December 31, 2010, would have affected our net loss by approximately $2.5 million for the year ended December 31, 2010.

Asset Retirement Obligations

ASC 410-20 requires us to estimate our obligation upon the termination or nonrenewal of a lease, to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition.

Due to the high rate of lease renewals over a long period of time, our calculation assumes all related assets will be removed at some period over the next 50 years.  An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site.  The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk-adjusted credit rate for the same period.  If our assumption of the risk-adjusted credit rate used to discount current year additions to the asset retirement obligation decreased approximately 1%, our liability as of December 31, 2010 would not be materially impacted.  Similarly, if our assumption of the risk-adjusted credit rate increased approximately 1%, our liability would not be materially impacted.

Share-based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award.  Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors.  If actual results differ significantly from these estimates, our results of operations could be materially impacted.

ITEM 7A.  Quantitative and Qualitative Disclosures about Market Risk

Required information is located within Item 7 of Part II of this Annual Report on Form 10-K.

ITEM 8.  Financial Statements and Supplementary Data

MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

The consolidated financial statements and notes related thereto were prepared by and are the responsibility of management.  The financial statements and related notes were prepared in conformity with U.S. generally accepted accounting principles and include amounts based upon management’s best estimates and judgments.

It is management’s objective to ensure the integrity and objectivity of its financial data through systems of internal controls designed to provide reasonable assurance that all transactions are properly recorded in our books and records, that assets are safeguarded from unauthorized use and that financial records are reliable to serve as a basis for preparation of financial statements.

The financial statements have been audited by our independent registered public accounting firm, Ernst & Young LLP, to the extent required by auditing standards of the Public Company Accounting Oversight Board (United States) and, accordingly, they have expressed their professional opinion on the financial statements in their report included herein.

The Board of Directors meets with the independent registered public accounting firm and management periodically to satisfy itself that they are properly discharging their responsibilities.  The independent registered public accounting firm has unrestricted access to the Board, without management present, to discuss the results of their audit and the quality of financial reporting and internal accounting controls.

/s/ Mark P. Mays
President and Chief Executive Officer

/s/ Thomas W. Casey
Executive Vice President and Chief Financial Officer

/s/ Scott D. Hamilton
Senior Vice President and Chief Accounting Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
CC Media Holdings, Inc.

We have audited the accompanying consolidated balance sheets of CC Media Holdings, Inc. (Holdings) as of December 31, 2010 and 2009, the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows of Holdings for the years ended December 31, 2010 and 2009 and for the period from July 31, 2008 through December 31, 2008, and the related consolidated statement of operations, shareholders’ equity, and cash flows of Clear Channel Communications, Inc. (Clear Channel) for the period from January 1, 2008 through July 30, 2008. Our audits also include the financial statement schedule listed in the index as Item 15(a)2. These financial statements and schedule are the responsibility of Holdings’ management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Holdings at December 31, 2010 and 2009, the consolidated results of Holdings’ operations and cash flows for the years ended December 31, 2010 and 2009 and for the period from July 31, 2008 through December 31, 2008, and the consolidated results of Clear Channel’s operations and cash flows for the period from January 1, 2008 through July 30, 2008, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Holdings’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 14, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas
February 14, 2011

CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31,	December 31,
	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$1,920,926	$1,883,994
Accounts receivable, net of allowance of $74,660 in 2010 and $71,650 in 2009	1,393,365	1,301,700
Prepaid expenses	124,114	132,118
Other current assets	184,253	341,033
Total Current Assets	3,622,658	3,658,845

PROPERTY, PLANT AND EQUIPMENT
Structures, net	2,007,399	2,143,972
Other property, plant and equipment, net	1,138,155	1,188,421

INTANGIBLE ASSETS
Definite-lived intangibles, net	2,288,149	2,599,244
Indefinite-lived intangibles – licenses	2,423,828	2,429,839
Indefinite-lived intangibles – permits	1,114,413	1,132,218
Goodwill	4,119,326	4,125,005

OTHER ASSETS
Other assets	765,939	769,557
Total Assets	$17,479,867	$18,047,101

CURRENT LIABILITIES
Accounts payable	$127,263	$132,193
Accrued expenses	849,089	726,311
Accrued interest	121,199	137,236
Current portion of long-term debt	867,735	398,779
Deferred income	152,778	149,617
Total Current Liabilities	2,118,064	1,544,136

Long-term debt	19,739,617	20,303,126
Deferred income taxes	2,050,196	2,220,023
Other long-term liabilities	776,676	824,554
Commitments and contingent liabilities (Note 10)

SHAREHOLDERS’ DEFICIT
Noncontrolling interest	490,920	455,648
Class A Common Stock, par value $.001 per share, authorized 400,000,000 shares, issued 24,118,358 and 23,428,807 shares in 2010 and 2009, respectively	24	23
Class B Common Stock, par value $.001 per share, authorized 150,000,000 shares, issued 555,556 shares in 2010 and 2009	1	1
Class C Common Stock, par value $.001 per share, authorized 100,000,000 shares, issued 58,967,502 shares in 2010 and 2009	58	58
Additional paid-in capital	2,130,871	2,109,110
Retained deficit	(9,555,173)	(9,076,084)
Accumulated other comprehensive loss	(268,816)	(333,309)
Cost of shares (487,126 in 2010 and 147,783 in 2009) held in treasury	(2,571)	(185)
Total Shareholders’ Deficit	(7,204,686)	(6,844,738)

Total Liabilities and Shareholders’ Deficit	$17,479,867	$18,047,101

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

	Post-Merger			Pre-Merger
(In thousands, except per share data)	Year Ended December 31,	Year Ended December 31,	Period from July 31 through December 31,	Period from January 1 through July 30,
	2010	2009	2008	2008
Revenue	$5,865,685	$5,551,909	$2,736,941	$3,951,742
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,442,167	2,583,263	1,198,345	1,706,099
Selling, general and administrative expenses (excludes depreciation and amortization)	1,509,692	1,466,593	806,787	1,022,459
Corporate expenses (excludes depreciation and amortization)	284,042	253,964	102,276	125,669
Depreciation and amortization	732,869	765,474	348,041	348,789
Merger expenses	―	―	68,085	87,684
Impairment charges	15,364	4,118,924	5,268,858	―
Other operating income (expense) - net	(16,710)	(50,837)	13,205	14,827
Operating income (loss)	864,841	(3,687,146)	(5,042,246)	675,869
Interest expense	1,533,341	1,500,866	715,768	213,210
Gain (loss) on marketable securities	(6,490)	(13,371)	(116,552)	34,262
Equity in earnings (loss) of nonconsolidated affiliates	5,702	(20,689)	5,804	94,215
Other income (expense) – net	46,455	679,716	131,505	(5,112)
Income (loss) before income taxes and discontinued operations	(622,833)	(4,542,356)	(5,737,257)	586,024
Income tax benefit (expense)	159,980	493,320	696,623	(172,583)
Income (loss) before discontinued operations	(462,853)	(4,049,036)	(5,040,634)	413,441
Income (loss) from discontinued operations, net	―	―	(1,845)	640,236
Consolidated net income (loss)	(462,853)	(4,049,036)	(5,042,479)	1,053,677
Less amount attributable to noncontrolling interest	16,236	(14,950)	(481)	17,152
Net income (loss) attributable to the Company	$(479,089)	$(4,034,086)	$(5,041,998)	$1,036,525
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	26,301	151,422	(382,760)	46,679
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	17,187	1,678	(95,669)	(52,460)
Unrealized holding gain (loss) on cash flow derivatives	15,112	(74,100)	(75,079)	―
Reclassification adjustment for realized (gain) loss on securities and derivatives included in net income	14,750	10,008	102,766	(29,791)
Comprehensive income (loss)	(405,739)	(3,945,078)	(5,492,740)	1,000,953
Less amount attributable to noncontrolling interest	8,857	20,788	(49,212)	19,210
Comprehensive income (loss) attributable to the Company	$(414,596)	$(3,965,866)	$(5,443,528)	$981,743
Net income (loss) per common share:
Basic:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80
Discontinued operations	―	―	(0.02)	1.29
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09
Weighted average common shares outstanding	81,653	81,296	81,242	495,044
Diluted:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80
Discontinued operations	―	―	(0.02)	1.29
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09
Weighted average common shares outstanding	81,653	81,296	81,242	496,519

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

					Controlling Interest
(In thousands, except share data)			Common Shares Issued	Non-controlling Interest	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Pre-merger Balances at December 31, 2007			498,075,417	$464,551	$49,808	$26,858,079	$(18,489,143)	$355,507	$(4,951)	$9,233,851
Net income				17,152			1,036,525			1,053,677
Exercise of stock options and other			82,645		30	4,963			(2,024)	2,969
Amortization of deferred compensation				10,767		57,855				68,622
Other				(39,813)				33,383		(6,430)
Comprehensive income:
Currency translation adjustment				22,367				24,312		46,679
Unrealized loss on investments				(3,125)				(49,335)		(52,460)
Reclassification adjustments				(32)				(29,759)		(29,791)
Pre-merger Balances at July 30, 2008			498,158,062	471,867	49,838	26,920,897	(17,452,618)	334,108	(6,975)	10,317,117
Elimination of pre-merger equity			(498,158,062)	(471,867)	(49,838)	(26,920,897)	17,452,618	(334,108)	6,975	(10,317,117)
	Class C Shares	Class B Shares	Class A Shares
Post-merger Balances at July 31, 2008	58,967,502	555,556	21,718,569	471,867	81	2,089,266	―	―	―	2,561,214
Net loss				(481)			(5,041,998)			(5,042,479)
Issuance of restricted stock			1,887,354		1				(1)	―
Amortization of deferred compensation				4,182		11,729				15,911
Other				(136)				1		(135)
Comprehensive income:
Currency translation adjustment				(50,010)				(332,750)		(382,760)
Unrealized loss on cash flow derivatives								(75,079)		(75,079)
Unrealized loss on investments				(6,856)				(88,813)		(95,669)
Reclassification adjustments				7,654				95,112		102,766
Post-merger Balances at December 31, 2008	58,967,502	555,556	23,605,923	426,220	82	2,100,995	(5,041,998)	(401,529)	(1)	(2,916,231)
Net loss				(14,950)			(4,034,086)			(4,049,036)
Issuance (forfeiture) of restricted stock			(177,116)			4			(184)	(180)
Amortization of deferred compensation				12,104		27,682				39,786
Other				11,486		(19,571)				(8,085)
Comprehensive income:
Currency translation adjustment				21,201				130,221		151,422
Unrealized loss on cash flow derivatives								(74,100)		(74,100)
Unrealized gain (loss) on investments				(1,140)				2,818		1,678
Reclassification adjustments				727				9,281		10,008
Post-merger Balances at December 31, 2009	58,967,502	555,556	23,428,807	$455,648	$82	$2,109,110	$(9,076,084)	$(333,309)	$(185)	$(6,844,738)
Net income (loss)				16,236			(479,089)			(462,853)
Shares issued through stock purchase agreement			706,215		1	4,999				5,000
Issuance (forfeiture) of restricted stock			(16,664)	792		478			(2,386)	(1,116)
Amortization of deferred compensation				12,046		22,200				34,246
Other				(2,659)		(5,916)				(8,575)
Comprehensive income:
Currency translation adjustment				7,360				18,941		26,301
Unrealized gain on cash flow derivatives								15,112		15,112
Unrealized gain (loss) on investments				(896)				18,083		17,187
Reclassification adjustments				2,393				12,357		14,750
Post-merger Balances at December 31, 2010	58,967,502	555,556	24,118,358	$490,920	$83	$2,130,871	$(9,555,173)	$(268,816)	$(2,571)	$(7,204,686)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Post-Merger			Pre-Merger
(In thousands)	Year Ended December 31,	Year Ended December 31,	Period from July 31 through December 31,	Period from January 1 through July 30,
	2010	2009	2008	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(462,853)	$(4,049,036)	$(5,042,479)	$1,053,677
Less: Income (loss) from discontinued operations, net	―	―	(1,845)	640,236
Net income (loss) from continuing operations	(462,853)	(4,049,036)	(5,040,634)	413,441

Reconciling Items:
Impairment charges	15,364	4,118,924	5,268,858	―
Depreciation and amortization	732,869	765,474	348,041	348,789
Deferred taxes	(211,180)	(417,191)	(619,894)	145,303
Provision for doubtful accounts	23,118	52,498	54,603	23,216
Amortization of deferred financing charges and note discounts, net	214,950	229,464	102,859	3,530
Share-based compensation	34,246	39,786	15,911	62,723
(Gain) loss on disposal of operating and fixed assets	16,710	50,837	(13,205)	(14,827)
(Gain) loss on securities	6,490	13,371	116,552	(36,758)
Equity in loss (earnings) of nonconsolidated affiliates	(5,702)	20,689	(5,804)	(94,215)
(Gain) loss on extinguishment of debt	(60,289)	(713,034)	(116,677)	13,484
Other reconciling items, net	26,090	46,166	12,089	11,629
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(119,860)	99,225	158,142	24,529
Decrease in Federal income taxes receivable	132,309	75,939	―	―
Increase (decrease) in accounts payable, accrued expenses and other liabilities	110,508	(27,934)	(130,172)	190,834
Increase (decrease) in accrued interest	87,053	33,047	98,909	(16,572)
Increase (decrease) in deferred income	796	2,168	(54,938)	51,200
Changes in other operating assets and liabilities, net of effects of acquisitions and dispositions	41,754	(159,218)	51,386	(91,048)
Net cash provided by operating activities	582,373	181,175	246,026	1,035,258

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of other investments	1,200	41,627	―	173,467
Purchases of property, plant and equipment	(241,464)	(223,792)	(190,253)	(240,202)
Proceeds from disposal of assets	28,637	48,818	16,955	72,806
Acquisition of operating assets	(16,110)	(8,300)	(23,228)	(153,836)
Cash used to purchase equity	―	―	(17,472,459)	―
Change in other - net	(12,460)	(102)	(42,718)	(268,486)
Net cash used for investing activities	(240,197)	(141,749)	(17,711,703)	(416,251)

CASH FLOWS FROM FINANCING ACTIVITIES:
Draws on credit facilities	198,670	1,708,625	180,000	692,614
Payments on credit facilities	(152,595)	(202,241)	(128,551)	(872,901)
Proceeds from long-term debt	145,639	500,000	557,520	5,476
Proceeds from issuance of subsidiary senior notes	―	2,500,000	―	―
Payments on long-term debt	(369,372)	(472,419)	(554,664)	(1,282,348)
Payments on senior secured credit facilities	―	(2,000,000)	―	―
Repurchases of long-term debt	(125,000)	(343,466)	(24,425)	―
Deferred financing charges	―	(60,330)	―	―
Debt proceeds used to finance the merger	―	―	15,382,076	―
Equity contribution used to finance the merger	―	―	2,142,830	―
Dividends paid	―	―	―	(93,367)
Change in other - net	(2,586)	(25,447)	(47)	(96,415)
Net cash provided by (used for) financing activities	(305,244)	1,604,722	17,554,739	(1,646,941)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used for) operating activities	―	―	2,429	(67,751)
Net cash provided by investing activities	―	―	―	1,098,892
Net cash provided by financing activities	―	―	―	―
Net cash provided by discontinued operations	―	―	2,429	1,031,141

Net increase in cash and cash equivalents	36,932	1,644,148	91,491	3,207

Cash and cash equivalents at beginning of period	1,883,994	239,846	148,355	145,148
Cash and cash equivalents at end of period	$1,920,926	$1,883,994	$239,846	$148,355

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest	$1,235,755	$1,240,322	$527,083	$231,163
Income taxes	―	―	37,029	138,187

See Notes to Consolidated Financial Statements

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

CC Media Holdings, Inc. (the “Company”) was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of Clear Channel Communications, Inc., a Texas company ("Clear Channel").  The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (the “Merger Agreement”).

Format of Presentation

The accompanying consolidated statements of operations, statements of cash flows and shareholders’ equity are presented for the post-merger and pre-merger periods.  The merger resulted in a new basis of accounting beginning on July 31, 2008 and the financial reporting periods are presented as follows:

•
The years ended December 31, 2010 and 2009, and the period from July 31 through December 31, 2008 reflect the post-merger period of the Company, including the merger of a wholly-owned subsidiary of the Company with and into Clear Channel.  Subsequent to the acquisition, Clear Channel became an indirect, wholly-owned subsidiary of the Company and the business of the Company became that of Clear Channel and its subsidiaries.

•
The period from January 1 through July 30, 2008 reflects the pre-merger period of Clear Channel.  Prior to its acquisition of Clear Channel, the Company had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition.  The consolidated financial statements for the pre-merger period were prepared using the historical basis of accounting for Clear Channel.  As a result of the merger and the associated purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts have been eliminated in consolidation.  Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the company are accounted for using the equity method of accounting.

Certain prior period amounts have been reclassified to conform to the 2010 presentation.

The Company owns certain radio stations which, under current FCC rules, are not permitted or transferable. These radio stations were placed in a trust in order to comply with FCC rules at the time of the closing of the merger that resulted in the Company’s acquisition of Clear Channel.  The Company is the beneficial owner of the trust, but the radio stations are managed by an independent trustee.  The Company will have to divest all of these radio stations unless any stations may be owned by the Company under then-current FCC rules, in which case the trust will be terminated with respect to such stations.  The trust agreement stipulates that the Company must fund any operating shortfalls of the trust activities, and any excess cash flow generated by the trust is distributed to the Company. The Company is also the beneficiary of proceeds from the sale of stations held in the trust.  The Company consolidates the trust in accordance with ASC 810-10, which requires an enterprise involved with variable interest entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in the variable interest entity, as the trust was determined to be a variable interest entity and the Company is its primary beneficiary.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors.  In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected.  For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.  The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Land Leases and Other Structure Licenses

Most of the Company’s outdoor advertising structures are located on leased land.  Americas outdoor land rents are typically paid in advance for periods ranging from one to 12 months.  International outdoor land rents are paid both in advance and in arrears, for periods ranging from one to 12 months.  Most international street furniture display faces are operated through contracts with municipalities for up to 20 years.  The leased land and street furniture contracts often include a percent of revenue to be paid along with a base rent payment.  Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and license and rent payments in arrears are recorded as an accrued liability.

Purchase Accounting

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.  Determining the fair value of assets acquired and liabilities assumed requires management's judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.  Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee.  The Company accounts for these payments in conformity with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

             Buildings and improvements  - 10 to 39 years
  Structures - 5 to 40 years
  Towers, transmitters and studio equipment - 7 to 20 years
Furniture and other equipment - 3 to 20 years
Leasehold improvements - shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate.  Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment whenever events and circumstances indicate that depreciable assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.  When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

The Company impaired outdoor advertising structures in its Americas outdoor segment by $4.0 million during 2010.

During 2009, the Company recorded a $21.0 million impairment to street furniture tangible assets in its International outdoor segment and an $11.3 million impairment of corporate assets.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Intangible Assets

The Company classifies intangible assets as definite-lived, indefinite-lived or goodwill.  Definite-lived intangibles include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows.  The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived assets.  These assets are recorded at cost.

The Company tests for possible impairment of definite-lived intangible assets whenever events and circumstances indicate that amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.  When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

The Company impaired certain definite-lived intangible assets primarily related to a talent contract in its Radio broadcasting segment by $3.9 million during 2010.

The Company impaired definite-lived intangible assets related to certain street furniture and billboard contract intangible assets in its Americas outdoor and International outdoor segments by $55.3 million during 2009.

The Company’s indefinite-lived intangibles include Federal Communications Commission (“FCC”) broadcast licenses in its Radio broadcasting segment and billboard permits in its Americas outdoor advertising segment.  The Company’s indefinite-lived intangibles are not subject to amortization, but are tested for impairment at least annually.  The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a significant reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed in ASC 805-20-S99.  The Company engages Mesirow Financial Consulting LLC (“Mesirow Financial”), a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits.

The Company performed its annual impairment test on its indefinite-lived intangible assets on October 1, 2010, which resulted in a non-cash impairment charge of $5.3 million related to its indefinite-lived FCC licenses and permits.  See Note 4 for further discussion.

The Company performed impairment tests during 2009 and 2008, which resulted in non-cash impairment charges of $935.6 million and $1.7 billion, respectively, on its indefinite-lived FCC licenses and permits.  See Note 4 for further discussion.

At least annually, the Company performs its impairment test for each reporting unit’s goodwill using a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit.  The Company identified its reporting units in accordance with ASC 350-20-55.  The U.S. radio markets are aggregated into a single reporting unit and the U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test.  The Company also determined that within its Americas outdoor segment, Canada, Mexico, Peru, and Brazil constitute separate reporting units and each country in its International outdoor segment constitutes a separate reporting unit.

The Company performed its annual goodwill impairment test on October 1, 2010, and recognized a non-cash impairment charge of $2.1 million related to a specific reporting unit in its International outdoor segment. See Note 4 for further discussion.

The Company performed impairment tests during 2009 and 2008, and recognized non-cash impairment charges of $3.1 billion and $3.6 billion, respectively. See Note 4 for further discussion.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method.  The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees.  The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in earnings (loss) of nonconsolidated affiliates” for any decline in value that is determined to be other-than-temporary.

For the years ended December 31, 2010 and 2009, the Company recorded non-cash impairment charges of $8.3 million and $22.9 million, respectively, related to certain equity investments in its International outdoor segment.

Others Investments

Other investments are composed primarily of equity securities.  These securities are classified as available-for-sale or trading and are carried at fair value based on quoted market prices.  Securities are carried at historical value when quoted market prices are unavailable.  The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported in accumulated other comprehensive loss as a component of shareholders’ equity.  In addition, the Company holds investments that do not have quoted market prices.  The Company periodically assesses the value of available-for-sale and non-marketable securities and records impairment charges in the statement of operations for any decline in value that is determined to be other-than-temporary.  The average cost method is used to compute the realized gains and losses on sales of equity securities.

The Company periodically assesses the value of its available-for-sale securities.  Based on these assessments, the Company concluded that other-than-temporary impairments existed at December 31, 2010, September 30, 2009 and December 31, 2008, and recorded non-cash impairment charges of $6.5 million, $11.3 million and $116.6 million, respectively, during each of these years. Such charges are recorded on the statement of operations in “Gain (loss) on marketable securities”.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at December 31, 2010 and 2009.

Income Taxes

The Company accounts for income taxes using the liability method.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.  Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or the entire asset will not be realized.  As all earnings from the Company’s foreign operations are permanently reinvested and not distributed, the Company’s income tax provision does not include additional U.S. taxes on foreign operations.  It is not practical to determine the amount of Federal income taxes, if any, that might become due in the event that the earnings were distributed.

Revenue Recognition

Radio broadcasting revenue is recognized as advertisements or programs are broadcast and is generally billed monthly.  Outdoor advertising contracts typically cover periods of a few weeks up to one year and are generally billed monthly.  Revenue for outdoor advertising is recognized ratably over the term of the contract.  Advertising revenue is reported net of agency commissions.  Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s broadcasting and outdoor operations.  Payments received in advance of being earned are recorded as deferred income.

Barter transactions represent the exchange of advertising spots or display space for merchandise or services.  These transactions are generally recorded at the fair market value of the advertising spots or display space or the fair value of the merchandise or services received, whichever is most readily determinable.  Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed.  Expenses are recorded ratably over a period that estimates when the merchandise or service received is utilized or the event occurs.  Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively.  Barter and trade revenues and expenses from continuing operations were:

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	Post-Merger			Pre-Merger
(In millions)	Year ended December 31,	Year ended December 31,	Period from July 31 through December 31,	Period from January 1 through July 30,
	2010	2009	2008	2008

Barter and trade revenues	$67.0	$71.9	$33.7	$40.2
Barter and trade expenses	66.4	86.7	35.0	38.9

Barter and trade expenses for 2009 include $14.9 million of trade receivables written off as it was determined they no longer had value to the Company.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award.  For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period.  For awards that will vest based on market or performance conditions, this cost will be recognized when it becomes probable that the performance conditions will be satisfied.  Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors.  If actual results differ significantly from these estimates, the Company’s results of operations could be materially impacted.

Derivatives Instruments and Hedging Activities

The provisions of ASC 815-10 require the Company to recognize its interest rate swap agreements as either assets or liabilities in the consolidated balance sheet at fair value.  The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship.  The interest rate swaps are designated and qualify as hedging instruments, and are characterized as cash flow hedges.  The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions.  The Company formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in either the fair value or cash flows of the hedged item.  If a derivative ceases to be a highly effective hedge, the Company discontinues hedge accounting.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year.  The assets and liabilities of those subsidiaries and investees are translated into U.S. dollars using the exchange rates at the balance sheet date.  The related translation adjustments are recorded in a separate component of shareholders’ equity, “Accumulated other comprehensive income (loss)”.  Foreign currency transaction gains and losses are included in operations.

 Adverstising Expense

The Company records advertising expense as it is incurred.  Advertising expenses from continuing operations were $82.0 million, $67.3 million and $107.9 million for the post-merger years ended December 31, 2010 and 2009 and the combined period ended December 31, 2008, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results could differ from those estimates.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

New Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  This ASU updates ASC Topic 350, Intangibles—Goodwill and Other, to amend the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010.  The Company does not currently have any reporting units with zero or negative carrying values.

In August 2010, the FASB issued ASU No. 2010-22, Accounting for Various Topics—Technical Corrections to SEC Paragraphs.  This ASU amends various SEC paragraphs and became effective upon issuance. The adoption of ASU No. 2010-22 did not have a material impact on the Company’s financial position or results of operations.

In August 2010, the FASB issued ASU No. 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules.  This ASU amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies and became effective upon issuance. The Company adopted the provisions of ASU 2010-21 upon issuance with no material impact to the Company’s financial position or results of operations.

In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-09 updates ASC Topic 855, Subsequent Events. ASU 2010-09 removes the requirement to disclose the date through which an entity has evaluated subsequent events. The Company adopted the provisions of ASU 2010-09 upon issuance with no material impact to the Company’s financial position or results of operations.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends ASC Topic 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for the interim and annual reporting periods beginning after December 15, 2009.  Additional new disclosures regarding the purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010 beginning with the first interim period. The Company adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010 and adopted certain other provisions on January 1, 2011.

NOTE 2 - BUSINESS ACQUISITIONS

2009 Purchases of Additional Equity Interests

During 2009, the Company’s Americas outdoor segment purchased the remaining 15% interest in its consolidated subsidiary, Paneles Napsa S.A., for $13.0 million and the Company’s International outdoor segment acquired an additional 5% interest in its consolidated subsidiary, Clear Channel Jolly Pubblicita SPA, for $12.1 million.

2008 Acquisitions

The Company completed its acquisition of Clear Channel on July 30, 2008.  The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force Issue 88-16, Basis in Leveraged Buyout Transactions. The Company allocated a portion of the consideration paid to the assets and liabilities acquired at their respective fair values with the remaining portion recorded at the continuing shareholders’ basis.  Excess consideration after this allocation was recorded as goodwill.  The purchase price allocation was complete as of July 30, 2009 in accordance with ASC 805-10-25, which requires that the allocation period not exceed one year from the date of acquisition.

The Company also acquired assets in its operating segments in addition to the merger described above.  The Company acquired FCC licenses in its radio segment for $11.7 million in cash during 2008.  The Company acquired outdoor display faces and additional equity interests in international outdoor companies for $96.5 million in cash during 2008.  The Company’s national representation business acquired representation contracts for $68.9 million in cash during 2008.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 – DISCONTINUED OPERATIONS

Sale of non-core radio stations and television business

Consistent with the provisions of ASC 360-10, the Company classified radio station assets as discontinued operations during 2008.

On March 14, 2008, Clear Channel completed the sale of its television business to Newport Television, LLC and recorded a gain of $662.9 million as a component of “Income (loss) from discontinued operations, net” in its consolidated statement of operations during the first quarter of 2008.

Summarized operating results for the year ended December 31, 2008 from these businesses classified as discontinued operations are as follows:

	Post-Merger	Pre-Merger
(In thousands)	Period from July 31 through December 31,	Period from January 1 through July 30,
	2008	2008
Revenue	$1,364	$74,783
Income (loss) before income taxes	$(3,160)	$702,698

Included in income (loss) from discontinued operations, net is an income tax benefit of $1.3 million for the period July 31 through December 31, 2008.  Included for the period from January 1 through July 30, 2008 is income tax expense of $62.4 million and a gain of $695.8 million related to the sale of Clear Channel’s television business and certain radio stations.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at December 31, 2010 and 2009, respectively.

(In thousands)	December 31,	December 31,
	2010	2009
Land, buildings and improvements	$652,575	$633,222
Structures	2,623,561	2,514,602
Towers, transmitters and studio equipment	397,434	381,046
Furniture and other equipment	282,385	234,101
Construction in progress	65,173	88,391
	4,021,128	3,851,362
Less: accumulated depreciation	875,574	518,969
Property, plant and equipment, net	$3,145,554	$3,332,393

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Definite-lived Intangible Assets

The following table presents the gross carrying amount and accumulated amortization for each major class of definite-lived intangible assets at December 31, 2010 and 2009, respectively:

(In thousands)	December 31, 2010		December 31, 2009
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture, and other outdoor contractual rights	$789,867	$241,461	$803,297	$166,803
Customer / advertiser relationships	1,210,205	289,824	1,210,205	169,897
Talent contracts	317,352	99,050	320,854	57,825
Representation contracts	231,623	101,650	218,584	54,755
Other	551,197	80,110	550,041	54,457
Total	$3,100,244	$812,095	$3,102,981	$503,737

Total amortization expense from continuing operations related to definite-lived intangible assets was $332.3 million, $341.6 million and $208.6 million for the post-merger years ended December 31, 2010 and 2009, and the combined period ended December 31, 2008, respectively.

As acquisitions and dispositions occur in the future, amortization expense may vary.  The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2011	$302,958
2012	289,694
2013	274,295
2014	253,772
2015	235,056

Goodwill and Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist of FCC broadcast licenses and billboard permits.  FCC broadcast licenses are granted to radio stations for up to eight years under the Telecommunications Act of 1996 (the “Act”).  The Act requires the FCC to renew a broadcast license if the FCC finds that the station has served the public interest, convenience and necessity, there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee, and there have been no other serious violations which taken together constitute a pattern of abuse.  The licenses may be renewed indefinitely at little or no cost.  The Company does not believe that the technology of wireless broadcasting will be replaced in the foreseeable future.

The Company’s billboard permits are granted for the right to operate an advertising structure at the specified location as long as the structure is in compliance with the laws and regulations of each jurisdiction.  The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements.  In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between 10 and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index.  If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use. Due to significant differences in both business practices and regulations, billboards in the International segment are subject to long-term, finite contracts unlike the Company’s permits in the United States and Canada.  Accordingly, there are no indefinite-lived assets in the International segment.

The impairment tests for indefinite-lived intangible assets consist of a comparison between the fair value of the indefinite-lived intangible at the market level with its carrying amount.  If the carrying amount of the indefinite-lived intangible exceeds its fair value, an impairment loss is recognized equal to that excess.  After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived asset is its new accounting basis.  The fair value of the indefinite-lived asset is determined using the direct valuation method as prescribed in ASC 805-20-S99.  Under the direct valuation method, the fair value of the indefinite-lived assets is calculated at the market level as prescribed by ASC 350-30-35. The Company engaged Mesirow Financial, a third-party valuation firm, to assist it in the development of the assumptions and the Company’s determination of the fair value of its indefinite-lived assets.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The application of the direct valuation method attempts to isolate the income that is properly attributable to the indefinite-lived asset alone (that is, apart from tangible and identified intangible assets and goodwill).  It is based upon modeling a hypothetical “greenfield” build-up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process.  The Company forecasts revenue, expenses, and cash flows over a ten-year period for each of its markets in its application of the direct valuation method.  The Company also calculates a “normalized” residual year which represents the perpetual cash flows of each market.  The residual year cash flow was capitalized to arrive at the terminal value of the licenses in each market.

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch.  Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value.  Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

The key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values.  This data is populated using industry normalized information representing an average FCC license or billboard permit within a market.

Annual Impairment Test to FCC Licenses and Billboard permits

The Company performs its annual impairment test on October 1 of each year.

The aggregate fair value of the Company’s FCC licenses on October 1, 2010 increased approximately 14% from the fair value at October 1, 2009.  The increase in fair value resulted primarily from improvements to general market conditions leading to increased advertising spending, which results in higher revenues for the industry.

The aggregate fair value of the Company’s permits on October 1, 2010 increased approximately 58% from the fair value at October 1, 2009.  The increase in fair value resulted primarily from improvements to general market conditions leading to increased advertising spending, which results in higher revenues for the industry.

Although the aggregate fair values of FCC licenses and billboard permits increased, certain markets experienced continuing declines.  As a result, impairment charges were recorded in 2010 for FCC licenses and billboard permits of $0.5 million and $4.8 million, respectively.

Interim Impairments to FCC Licenses

The Company performed interim impairment tests on its FCC licenses as of December 31, 2008 and again on June 30, 2009 as a result of the poor economic environment during those periods.  In determining the fair value of the Company’s FCC licenses, the following key assumptions were used:

(i)
Industry revenue forecast by BIA Financial Network, Inc. (“BIA”) of 1.9% and 1.8%, respectively, were used during the three year build-up period in the December 31, 2008 and June 30, 2009 impairment tests;

(ii)	Operating margin of 12.5% in the first year gradually climbs to the industry average margin in year 3 of 30% and 29%, respectively, in the December 31, 2008 and June 30, 2009 impairment tests;
(iii)	2% revenue growth was assumed beyond the discrete build-up projection period in both the December 31, 2008 and June 30, 2009 impairment tests; and
(iv)	Assumed discount rates of 10% for the 13 largest markets and 10.5% for all other markets in both the December 31, 2008 and June 30, 2009 impairment tests;

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The discount rate used in the December 31, 2008 impairment model increased 150 basis points compared to the discount rate used in the preliminary purchase price allocation as of July 30, 2008 which resulted in a decline in the fair value of the Company’s licenses.  As a result, the Company recognized a non-cash impairment charge at December 31, 2008 in approximately one-quarter of its markets, which totaled $936.2 million.

The BIA forecast for 2009 declined 8.7% and declined between 13.8% and 15.7% through 2013 compared to the BIA forecasts used in the 2008 impairment test.  Additionally, the industry profit margin declined 100 basis points from the 2008 impairment test.  These market driven changes were primarily responsible for the decline in fair value of the FCC licenses below their carrying value.  As a result, the Company recognized a non-cash impairment charge at June 30, 2009 in approximately one-quarter of its markets, which totaled $590.3 million.

In calculating the fair value of its FCC licenses, the Company primarily relied on the discounted cash flow models.  However, the Company relied on the stick method for those markets where the discounted cash flow model resulted in a value less than the stick method indicated. Approximately 17% and 23% of the fair value of the Company’s FCC licenses at December 31, 2008 and June 30, 2009, respectively, was determined using the stick method.

Interim Impairments to Billboard Permits

The Company performed interim impairment tests on its billboard permits as of December 31, 2008 and again on June 30, 2009 as a result of the poor economic environment during those periods.  In determining the fair value of the Company’s billboard permits, the following key assumptions were used:

(i)	Industry revenue growth of negative 9% and negative 16%, respectively, during the one year build-up period used in the December 31, 2008 and June 30, 2009 impairment tests;
(ii)
Cost structure reached a normalized level over a three year period and the operating margins gradually grew over that period to the industry average margins of 46% and 45%, respectively, in the December 31, 2008 and June 30, 2009 impairment tests.  The margin in year three was the lower of the industry average margin or the actual margin for the market;

(iii)	Industry average revenue growth of 3% beyond the discrete build-up projection period in the December 31, 2008 and June 30, 2009 impairment tests;
(iv)	Discount rates of 9.5% and 10%, respectively, in the December 31, 2008 and June 30, 2009 impairment tests.

The discount rate used in the December 31, 2008 impairment model increased approximately 100 basis points over the discount rate used to value the permits in the preliminary purchase price allocation as of July 30, 2008.  Industry revenue forecasts declined 10% through 2013 compared to the forecasts used in the preliminary purchase price allocation as of July 30, 2008.  These market driven changes were primarily responsible for the decline in fair value of the billboard permits below their carrying value.  As a result, the Company recognized a non-cash impairment charge at December 31, 2008 which totaled $722.6 million.

The discount rate used in the June 30, 2009 impairment model increased approximately 50 basis points over the discount rate used to value the permits at December 31, 2008.  Industry revenue forecasts declined 8% through 2013 compared to the forecasts used in the 2008 impairment test.  These market driven changes were primarily responsible for the decline in fair value of the billboard permits below their carrying value.  As a result, the Company recognized a non-cash impairment charge at June 30, 2009 in all but five of its markets in the United States and Canada, which totaled $345.4 million.

Annual Impairment Test to Goodwill

The Company performs its annual impairment test on October 1 of each year.  The Company engaged Mesirow Financial to assist the Company in the development of its assumptions and the Company’s determination of the fair value of its reporting units.

Each of the Company’s U.S. radio markets and outdoor advertising markets are components.  The U.S. radio markets are aggregated into a single reporting unit and the U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55.  The Company also determined that within its Americas outdoor segment, Canada, Mexico, Peru, and Brazil constitute separate reporting units and each country in its International outdoor segment constitutes a separate reporting unit.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The goodwill impairment test is a two-step process.  The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill.  If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate.  Terminal values were also estimated and discounted to their present value.  Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data.  There are inherent uncertainties related to these factors and management’s judgment in applying these factors.

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments.  The provisions of ASC 350-20-50-1 require the disclosure of cumulative impairment.  As a result of the merger, a new basis in goodwill was recorded in accordance with ASC 805-10.  All impairments shown in the table below have been recorded subsequent to the merger and, therefore, do not include any pre-merger impairment.

(In thousands)	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Other	Consolidated
Post-Merger
Balance as of December 31, 2008	$5,579,190	$892,598	$287,543	$331,290	$7,090,621
Impairment	(2,420,897)	(390,374)	(73,764)	(211,988)	(3,097,023)
Acquisitions	4,518	2,250	110	—	6,878
Dispositions	(62,410)	—	—	(2,276)	(64,686)
Foreign currency	—	16,293	17,412	—	33,705
Purchase price adjustments - net	47,086	68,896	45,042	(482)	160,542
Other	(618)	(4,414)	—	—	(5,032)
Balance as of December 31, 2009	$3,146,869	$585,249	$276,343	$116,544	$4,125,005
Impairment	—	—	(2,142)	—	(2,142)
Acquisitions	—	—	—	342	342
Dispositions	(5,325)	—	—	—	(5,325)
Foreign currency	—	285	3,299	—	3,584
Other	(1,346)	—	(792)	—	(2,138)
Balance as of December 31, 2010	$3,140,198	$585,534	$276,708	$116,886	$4,119,326

The balance at December 31, 2008 is net of cumulative impairments of $1.1 billion, $2.3 billion, and $173.4 million in the Radio broadcasting, Americas outdoor and International outdoor segments, respectively.

The fair value of the Company’s reporting units on October 1, 2010 increased from the fair value at October 1, 2009.  The increase in the fair value of the Company’s radio reporting unit was primarily the result of a 50 basis point decline in the discount rate and a $210.0 million increase related to industry projections.  The increase in the fair value of the Company’s Americas outdoor reporting unit was primarily the result of a $638.6 million increase related to forecast revenues and operating margins.  As a result of increase in fair value across the radio and Americas outdoor reporting units, no goodwill impairments were recognized in these segments.  Within the Company’s International outdoor segment, one country experienced a decline in fair value which resulted in a $2.1 million non-cash impairment to goodwill.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Interim Impairment Tests to Goodwill

The discounted cash flow model indicated that the Company failed the first step of the impairment test for certain of its reporting units as of December 31, 2008 and June 30, 2009, which required it to compare the implied fair value of each reporting unit’s goodwill with its carrying value.

The Company forecasted revenue, expenses, and cash flows over a ten-year period for each of its reporting units.  Historically, revenues in its industries have been highly correlated to economic cycles.  Based on this consideration, among others, the assumed 2008 and 2009 revenue growth rates used in the December 31, 2008 and June 30, 2009 impairment models were negative followed by assumed revenue growth with an anticipated economic recovery in 2009 and 2010, respectively.  The Company also calculated a “normalized” residual year which represents the perpetual cash flows of each reporting unit.  The residual year cash flow was capitalized to arrive at the terminal value of the reporting unit.

The Company calculated the weighted average cost of capital (“WACC”) as of December 31, 2008 resulting in WACCs of 11%, 12.5% and 12.5% for each of the reporting units in the Radio, Americas outdoor and International outdoor segments, respectively.  As of June 30, 2009, the Company calculated WACCs of 11%, 12.5% and 13.5% for each of the reporting units in the Radio, Americas outdoor and International outdoor segments, respectively.

The Company also utilized the market approach to provide a test of reasonableness to the results of the discounted cash flow model.  The market approach indicates the fair value of the invested capital of a business based on a company’s market capitalization (if publicly traded) and a comparison of the business to comparable publicly traded companies and transactions in its industry.  This approach can be estimated through the quoted market price method, the market comparable method, and the market transaction method. The three variations of the market approach indicated that the fair value determined by the Company’s discounted cash flow model was within a reasonable range of outcomes as of December 31, 2008 and June 30, 2009.

The revenue forecasts for 2009 declined 18%, 21% and 29% for Radio, Americas outdoor and International outdoor, respectively, compared to the forecasts used in the July 30, 2008 preliminary purchase price allocation primarily as a result of the revenues realized for the year ended December 31, 2008.  These market driven changes were primarily responsible for the decline in fair value of the reporting units below their carrying value.  As a result, the Company recognized a non-cash impairment charge to reduce its goodwill of $3.6 billion at December 31, 2008.

The revenue forecasts for 2009 declined 8%, 7% and 9% for Radio, Americas outdoor and International outdoor, respectively, compared to the forecasts used in the 2008 impairment test primarily as a result of the revenues realized during the first six months of 2009.  These market driven changes were primarily responsible for the decline in fair value of the reporting units below their carrying value.  As a result, the Company recognized a non-cash impairment charge to reduce its goodwill of $3.1 billion at June 30, 2009.

NOTE 5 – INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Australian Radio Network

The Company owns a fifty-percent (50%) interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand.

Grupo ACIR Comunicaciones

Clear Channel sold a portion of its investment in Grupo ACIR for approximately $47.0 million on July 1, 2008 and recorded a gain of $9.2 million in “equity in earnings of nonconsolidated affiliates” during the pre-merger period ended July 30, 2008.  Effective January 30, 2009 the Company sold 57% of its remaining 20% interest in Grupo ACIR.  The Company sold the remainder of its interest on July 28, 2009.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Summarized Financial Information

The following table summarizes the Company's investments in nonconsolidated affiliates:

(In thousands)	ARN	Grupo ACIR		All Others	Total
Balance at December 31, 2008	$290,808		$41,518	$51,811	$384,137
Reclass to cost method investments and other	―		(17,469)	1,283	(16,186)
Dispositions of investments, net	―		(19,153)	(19)	(19,172)
Cash advances (repayments)	(17,263)		3	4,402	(12,858)
Equity in net earnings (loss)	15,191		(4,372)	(31,508)	(20,689)
Foreign currency transaction adjustment	(10,354)		―	―	(10,354)
Foreign currency translation adjustment	42,396		(527)	819	42,688
Fair value adjustments	―		―	(2,217)	(2,217)
Balance at December 31, 2009	$320,778	$	―	$24,571	$345,349
Reclass to cost method investments and other	―		―	1,574	1,574
Dispositions of investments, net	―		―	(987)	(987)
Cash advances	―		―	2,556	2,556
Equity in net earnings (loss)	15,685		―	(9,983)	5,702
Foreign currency transaction adjustment	(6,881)		―	―	(6,881)
Foreign currency translation adjustment	21,589		―	(434)	21,155
Distributions received	(8,386)		―	(2,331)	(10,717)
Balance at December 31, 2010	$342,785	$	―	$14,966	$357,751

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Other assets.”  The Company's interests in their operations are recorded in the statement of operations as “Equity in earnings (loss) of nonconsolidated affiliates”.

Other Investments

Other investments of $75.3 million and $44.7 million at December 31, 2010 and 2009, respectively, include marketable equity securities and other investments classified as follows:

(In thousands)		Gross Unrealized		Gross Unrealized	Fair
Investments	Cost	Losses		Gains	Value
2010
Available-for sale	$12,614	$	―	$57,945	$70,559
Other cost investments	4,773		―	―	$4,773
Total	$17,387	$	―	$57,945	$75,332

2009
Available-for sale	$19,104		$(12,237)	$32,035	$38,902
Other cost investments	5,783		―	―	5,783
Total	$24,887		$(12,237)	$32,035	$44,685

The Company’s available-for-sale security, Independent News & Media PLC (“INM”), was in an unrealized loss position for an extended period of time in 2008 and 2009.  As a result, the Company considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer.  After this assessment, the Company concluded that the impairment was other than temporary and recorded a non-cash impairment charge of $11.3 million and $59.8 million in “Gain (loss) on marketable securities” for the years ended December 31, 2009 and 2008, respectively.  The fair value of this investment has continued to decline throughout 2010 and the Company has concluded based on the guidance in ASC 320-10-S99 that such decline is other than temporary.  Accordingly, the Company recorded a non-cash impairment charge of $6.5 million in 2010 to write the investment down to fair value, recorded in “Gain (loss) on marketable securities.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In addition, the fair value of the Company’s available-for-sale security, Sirius XM Radio, Inc., was below its cost for an extended period of time in 2008.  After considering ASC 320-10-S99 guidance, the Company concluded that the impairment was other than temporary and recorded a non-cash impairment charge of $56.7 million in “Gain (loss) on marketable securities” for the year ended December 31, 2008.

Clear Channel sold its American Tower Corporation securities in the second quarter of 2008 and recorded a gain of $30.4 million on the statement of operations in “Gain (loss) on marketable securities”.

Other cost investments include various investments in companies for which there is no readily determinable market value.

NOTE 6 - ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease.  Asset retirement obligations are also recorded as necessary for other structures residing on leased property.  When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value.  Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 50 years.  An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site.  The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)	Years Ended December 31,
	2010	2009
Beginning balance	$51,301	$55,592
Adjustment due to change in estimate of related costs	(1,839)	(6,721)
Accretion of liability	5,202	5,209
Liabilities settled	(2,565)	(2,779)
Ending balance	$52,099	$51,301

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - LONG-TERM DEBT

Long-term debt at December 31, 2010 and 2009 consisted of the following:

(In thousands)	December 31, 2010	December 31, 2009
Senior Secured Credit Facilities:
Term loan A Facility Due 2014 (1)	$1,127,657	$1,127,657
Term loan B Facility Due 2016	9,061,911	9,061,911
Term loan C - Asset Sale Facility Due 2016 (1)	695,879	695,879
Revolving Credit Facility Due 2014	1,842,500	1,812,500
Delayed Draw Facilities Due 2016	1,013,227	874,432
Receivables Based Facility Due 2014	384,232	355,732
Other Secured Long-term Debt	4,692	5,225
Total Consolidated Secured Debt	14,130,098	13,933,336

Senior Cash Pay Notes	796,250	796,250
Senior Toggle Notes	829,831	915,200
Clear Channel Senior Notes:
7.65% Senior Notes Due 2010	—	116,181
4.5% Senior Notes Due 2010	—	239,975
6.25% Senior Notes Due 2011	692,737	692,737
4.4% Senior Notes Due 2011	140,241	140,241
5.0% Senior Notes Due 2012	249,851	249,851
5.75% Senior Notes Due 2013	312,109	312,109
5.5% Senior Notes Due 2014	541,455	541,455
4.9% Senior Notes Due 2015	250,000	250,000
5.5% Senior Notes Due 2016	250,000	250,000
6.875% Senior Debentures Due 2018	175,000	175,000
7.25% Senior Debentures Due 2027	300,000	300,000
Subsidiary Senior Notes:
9.25% Series A Senior Notes Due 2017	500,000	500,000
9.25% Series B Senior Notes Due 2017	2,000,000	2,000,000
Other long-term debt	63,115	77,657
Purchase accounting adjustments and original issue discount	(623,335)	(788,087)
	20,607,352	20,701,905
Less: current portion	867,735	398,779
Total long-term debt	$19,739,617	$20,303,126

(1)	These facilities are subject to an amortization schedule with the final payment on the Term Loan A and Term Loan C due 2014 and 2016, respectively.

The Company’s weighted average interest rate at December 31, 2010 was 5.8%. The aggregate market value of the Company’s debt based on quoted market prices for which quotes were available was approximately $18.7 billion and $17.7 billion at December 31, 2010 and 2009, respectively.

The Company and its subsidiaries have from time to time repurchased certain debt obligations of Clear Channel and may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of Clear Channel or its subsidiaries or the Company’s outstanding equity securities or outstanding equity securities of Clear Channel Outdoor Holdings, Inc., in tender offers, open market purchases, privately negotiated transactions or otherwise.  The Company or its subsidiaries may also sell certain assets or properties and use the proceeds to reduce its indebtedness.  These purchases or sales, if any, could have a material positive or negative impact on the Company’s liquidity available to repay outstanding debt obligations or on the Company’s consolidated results of operations.  These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in the Company’s leverage or other financial ratios, which could have a material positive or negative impact on the Company’s ability to comply with the covenants contained in its debt agreements.  These transactions, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors.  The amounts involved may be material.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Senior Secured Credit Facilities

Borrowings under Clear Channel’s senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities and revolving credit facility are the following percentages per annum:

•	with respect to loans under the term loan A facility and the revolving credit facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans; and
•
with respect to loans under the term loan B facility, term loan C - asset sale facility and delayed draw term loan facilities, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon Clear Channel’s leverage ratio.

Clear Channel is required to pay each revolving credit lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is currently 0.50% per annum, but subject to adjustment based on Clear Channel’s leverage ratio.  The delayed draw term facilities are fully drawn, therefore there are currently no commitment fees associated with any unused commitments thereunder.

Prepayments

The senior secured credit facilities require Clear Channel to prepay outstanding term loans, subject to certain exceptions, with:

•
50% (which percentage may be reduced to 25% and to 0% based upon Clear Channel’s leverage ratio) of Clear Channel’s annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of term loans and revolving credit loans (to the extent accompanied by a permanent reduction of the commitment) and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;
•
100% (which percentage may be reduced to 75% and 50% based upon Clear Channel’s leverage ratio) of the net cash proceeds of sales or other dispositions by Clear Channel or its wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions; and

•
100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under Clear Channel’s senior secured credit facilities. (ii) certain securitization financing and (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities).

The foregoing prepayments with the net cash proceeds of certain incurrences of debt and annual excess cash flow will be applied (i) first to the term loans other than the term loan C - asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C - asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity.  The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C - asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

Clear Channel may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Amortization of Term Loans

Clear Channel is required to repay the loans under the term loan facilities, after giving effect to the December 2009 prepayment of $2.0 billion of term loans with proceeds from the issuance of subsidiary senior notes discussed elsewhere in this MD&A, as follows:

•
The term loan A facility amortizes in quarterly installments commencing on the third interest payment date after the fourth anniversary of the closing date of the merger, in annual amounts equal to 4.7% of the original funded principal amount of such facility in year five, 10% thereafter, with the balance being payable on the final maturity date (July 2014) of such term loans;

•	The term loan B facility and the delayed draw facilities will be payable in full on the final maturity date (January 2016) of such term loans; and
•
The term loan C – asset sale facility amortizes in quarterly installments on the first interest payment date after the third anniversary of the closing date of the merger, in annual amounts equal to 2.5% of the original funded principal amount of such facilities in years four and five and 1% thereafter, with the balance being payable on the final maturity date (January 2016) of such term loans.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by the Company and each of the Company’s existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the Clear Channel senior notes, and other exceptions, by:

•	a lien on the capital stock of Clear Channel;
•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the Clear Channel senior notes;
•	certain assets that do not constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes);
•
certain specified assets of Clear Channel and the guarantors that constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the Clear Channel senior notes; and

•
a lien on the accounts receivable and related assets securing Clear Channel’s receivables based credit facility that is junior to the lien securing Clear Channel’s obligations under such credit facility.

The obligations of any foreign subsidiaries that are borrowers under the revolving credit facility are also guaranteed by certain of their material wholly-owned restricted subsidiaries, and secured by substantially all assets of all such borrowers and guarantors, subject to permitted liens and other exceptions.

Certain Events of Default

The senior secured credit facilities contain a financial covenant that requires Clear Channel to comply on a quarterly basis with a maximum consolidated senior secured net debt to adjusted EBITDA ratio (maximum of 9.5:1). This financial covenant becomes more restrictive over time.  Clear Channel’s senior secured debt consists of the senior secured facilities, the receivables based credit facility and certain other secured subsidiary debt.  The Company was in compliance with this covenant as of December 31, 2010.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to, among other things:

• incur additional indebtedness;
• create liens on assets;
• engage in mergers, consolidations, liquidations and dissolutions;
• sell assets;
• pay dividends and distributions or repurchase Clear Channel’s capital stock;
• make investments, loans, or advances;
• prepay certain junior indebtedness;
• engage in certain transactions with affiliates;
• amend material agreements governing certain junior indebtedness; and
• change lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of the Company’s subordinated debt and a change of control.  If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

As of December 31, 2010, the Company had a total of $384.2 million outstanding under Clear Channel’s receivables based credit facility.

The receivables based credit facility provides revolving credit of $783.5 million, subject to a borrowing base. The borrowing base at any time equals 85% of the Company’s and certain of its subsidiaries’ eligible accounts receivable. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.  The maturity of the receivables based credit facility is July 2014.

All borrowings under the receivables based credit facility are subject to the absence of any default, the accuracy of representations and warranties and compliance with the borrowing base. In addition, borrowings under the receivables based credit facility, excluding the initial borrowing, are subject to compliance with a minimum fixed charge coverage ratio of 1.0:1.0 if at any time excess availability under the receivables based credit facility is less than $50 million, or if aggregate excess availability under the receivables based credit facility and revolving credit facility is less than 10% of the borrowing base.

Clear Channel and certain subsidiary borrowers are the borrowers under the receivables based credit facility. Clear Channel has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans and letters of credit are available in U.S. dollars.

Borrowings under the receivables based credit facility bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentage applicable to the receivables based credit facility is (i) 1.40%, in the case of base rate loans and (ii) 2.40% in the case of Eurocurrency rate loans subject to adjustment if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 7 to 1.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Clear Channel is required to pay each lender a commitment fee in respect of any unused commitments under the receivables based credit facility, which is currently 0.375% per annum, subject to adjustment based on Clear Channel’s leverage ratio.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility (including the letter of credit outstanding amounts and swingline loans thereunder) exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the receivables based credit facility, Clear Channel will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess.

Clear Channel may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Collateral and Guarantees

The receivables based credit facility is guaranteed by, subject to certain exceptions, the guarantors of the senior secured credit facilities.  All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of the Company’s and all of the guarantors’ accounts receivable and related assets and proceeds thereof, that is senior to the security interest of the senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing the Clear Channel senior notes, and certain exceptions.

The receivables based credit facility includes negative covenants, representations, warranties, events of default, and termination provisions substantially similar to those governing the senior secured credit facilities.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2010, the Company had outstanding $796.3 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $829.8 million aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

The senior cash pay notes and senior toggle notes are unsecured and are guaranteed by the Company and each of its existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.  The senior toggle notes mature on August 1, 2016 and may require a special redemption of up to $30.0 million on August 1, 2015.  Clear Channel may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”).  Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Clear Channel may redeem some or all of the senior cash pay notes and senior toggle notes at any time prior to August 1, 2012, at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and an “applicable premium,” as described in the indenture governing such notes. Clear Channel may redeem some or all of the senior cash pay notes and senior toggle notes at any time on or after August 1, 2012 at the redemption prices set forth in the indenture governing such notes. In addition, Clear Channel may redeem up to 40% of any series of the outstanding senior cash pay notes and senior toggle notes at any time on or prior to August 1, 2011 with the net cash proceeds raised in one or more equity offerings. If Clear Channel undergoes a change of control, sells certain of the Company’s assets, or issues certain debt, it may be required to offer to purchase the senior cash pay notes and senior toggle notes from holders.

The senior cash pay notes and senior toggle notes are senior unsecured debt and rank equal in right of payment with all of the Company’s existing and future senior debt. Guarantors of obligations under the senior secured credit facilities and the receivables based credit facility guarantee the senior cash pay notes and senior toggle notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities and the receivables based credit facility. In addition, the senior cash pay notes and senior toggle notes and the guarantees are structurally senior to the Clear Channel senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the senior cash pay notes and senior toggle notes. The senior cash pay notes and senior toggle notes and the guarantees are effectively subordinated to the Company’s existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the senior cash pay notes and senior toggle notes.

On July 16, 2010, Clear Channel made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010.Assuming the cash interest election remains in effect for the remaining term of the notes, Clear Channel will be contractually obligated to make a payment to bondholders of $57.4 million on August 1, 2013.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Clear Channel Senior Notes

As of December 31, 2010, Clear Channel’s senior notes and debentures represented approximately $2.9 billion of aggregate principal amount of indebtedness outstanding.

The senior notes and debentures were the obligations of Clear Channel prior to the merger. The senior notes and debentures are senior, unsecured obligations that are effectively subordinated to the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and the guarantees of such indebtedness from the Company’s existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.  The senior notes and debentures rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness. The senior notes and debentures are not guaranteed by Clear Channel’s subsidiaries.

Subsidiary Senior Notes

As of December 31, 2010, the Company had outstanding $2.5 billion aggregate principal amount of subsidiary senior notes, which consisted of $500.0 million aggregate principal amount of Series A Senior Notes due 2017 (the “Series A Notes”) and $2.0 billion aggregate principal amount of Series B Senior Notes due 2017 (the “Series B Notes”).  The subsidiary senior notes were issued by Clear Channel Worldwide Holdings, Inc. (“CCWH”) and are guaranteed by Clear Channel Outdoor Holdings, Inc. (“CCOH”), Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries.

The subsidiary senior notes bear interest on a daily basis and contain customary provisions, including covenants requiring the Company to maintain certain levels of credit availability and limitations on incurring additional debt.

The subsidiary senior notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the subsidiary senior notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors.

The indentures governing the subsidiary senior notes require the Company to maintain at least $100 million in cash or other liquid assets or have cash available to be borrowed under committed credit facilities consisting of (i) $50.0 million at the issuer and guarantor entities (principally the Americas outdoor segment) and (ii) $50.0 million at the non-guarantor subsidiaries (principally the International outdoor segment) (together the “Liquidity Amount”), in each case under the sole control of the relevant entity. In the event of a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding of Clear Channel, for the period thereafter that is the shorter of such proceeding and 60 days, the Liquidity Amount shall be reduced to $50.0 million, with a $25.0 million requirement at the issuer and guarantor entities and a $25.0 million requirement at the non-guarantor subsidiaries.

In addition, interest on the subsidiary senior notes accrues daily and is payable into an account established by the trustee for the benefit of the bondholders (the “Trustee Account”). Failure to make daily payment on any day does not constitute an event of default so long as (a) no payment or other transfer by CCOH or any of its subsidiaries shall have been made on such day under the cash management sweep with Clear Channel and (b) on each semiannual interest payment date the aggregate amount of funds in the Trustee Account is equal to at least the aggregate amount of accrued and unpaid interest on the subsidiary senior notes.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The indenture governing the Series A Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel and its subsidiaries (other than CCOH) or issue certain preferred stock;
•	create liens on its restricted subsidiaries’ assets to secure such debt;
•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;
•	enter into certain transactions with affiliates;
•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and
•	sell certain assets, including capital stock of its subsidiaries, to persons other than Clear Channel and its subsidiaries (other than CCOH).

The indenture governing the Series A Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;
•	redeem, repurchase or retire CCOH’s subordinated debt;
•	make certain investments;
•	create liens on its or its restricted subsidiaries’ assets to secure debt;
•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the subsidiary senior notes;
•	enter into certain transactions with affiliates;
•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;
•	sell certain assets, including capital stock of its subsidiaries;
•	designate its subsidiaries as unrestricted subsidiaries;
•	pay dividends, redeem or repurchase capital stock or make other restricted payments; and
•
purchase or otherwise effectively cancel or retire any of the Series B Notes if after doing so the ratio of (a) the outstanding aggregate principal amount of the Series A Notes to (b) the outstanding aggregate principal amount of the Series B Notes shall be greater than 0.250. This stipulation ensures, among other things, that as long as the Series A Notes are outstanding, the Series B Notes are outstanding.

The Series A Notes indenture and Series B Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively.  The Series A Notes indenture does not limit CCOH’s ability to pay dividends.  The Series B Notes indenture contains certain exceptions that allow CCOH to incur additional indebtedness and pay dividends, including a $500.0 million exception for the payment of dividends.  CCOH was in compliance with these covenants as of December 31, 2010.

A portion of the proceeds of the subsidiary senior notes offering were used to (i) pay the fees and expenses of the offering, (ii) fund $50.0 million of the Liquidity Amount (the $50.0 million liquidity amount of the non-guarantor subsidiaries was satisfied) and (iii) apply $2.0 billion of the cash proceeds (which amount is equal to the aggregate principal amount of the Series B Notes) to repay an equal amount of indebtedness under Clear Channel’s senior secured credit facilities. In accordance with the senior secured credit facilities, the $2.0 billion cash proceeds were applied ratably to the term loan A, term loan B, and both delayed draw term loan facilities, and within each such class, such prepayment was applied to remaining scheduled installments of principal.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The balance of the proceeds is available to CCOI for general corporate purposes.  In this regard, all of the remaining proceeds could be used to pay dividends from CCOI to CCOH.  In turn, CCOH could declare a dividend to its shareholders of which Clear Channel would receive its proportionate share.  Payment of such dividends would not be prohibited by the terms of the subsidiary senior notes or any of the loan agreements or credit facilities of CCOI or CCOH.

Refinancing Transactions

Clear Channel announced on February 7, 2011 that it intends to offer, subject to market and customary conditions, $750 million in aggregate principal amount of priority guarantee notes due 2021 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended.  Clear Channel intends to use the proceeds of the Notes together with cash on hand to repay $500 million of the indebtedness outstanding under its senior secured credit facilities, to repay at maturity $250 million in aggregate principal amount of its 6.25% senior notes due 2011, to pay fees and expenses incurred in connection with concurrent amendments to its senior secured credit facilities and its receivables based credit facility, the receipt of which is a condition to completion of the offering, and to pay fees and expenses in connection with the offering.

The concurrent amendments to its senior secured credit facilities and its receivables based credit facility would, among other things, permit Clear Channel to request future extensions of the maturities of its senior secured credit facilities, provide Clear Channel with greater flexibility in the use of its accordion provisions, provide Clear Channel with greater flexibility to incur new debt, provided that such new debt is used to pay down senior secured credit facility indebtedness, and provide greater flexibility for Clear Channel’s indirect subsidiary, CCOH, and its subsidiaries to incur new debt (provided the incurrence of that new debt is otherwise permitted to be incurred by such subsidiaries).

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This disclosure is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering circular.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Debt Repurchases, Tender Offers, Maturities and Other

Between 2008 and 2010, CC Investments, Inc. (“CC Investments”), CC Finco, LLC and Clear Channel Acquisition, LLC (previously known as CC Finco II, LLC), indirect wholly-owned subsidiaries of the Company, repurchased certain of Clear Channel’s outstanding senior notes, senior cash pay notes and senior toggle notes through open market repurchases, privately negotiated transactions and tenders as shown in the table below.  Notes repurchased and held by CC Investments, CC Finco, LLC and Clear Channel Acquisition, LLC are eliminated in consolidation.

(In thousands)	Post-Merger Periods Ended December 31,
	2010	2009	2008
CC Investments
Principal amount of debt repurchased	$185,185	$—	$—
Deferred loan costs and other	104	—	—
Gain recorded in “Other income (expense) – net” (2)	(60,289)	—	—
Cash paid for repurchases of long-term debt	$125,000	$—	$—

CC Finco, LLC
Principal amount of debt repurchased	$—	$801,302	$102,241
Purchase accounting adjustments (1)	—	(146,314)	(24,367)
Deferred loan costs and other	—	(1,468)	—
Gain recorded in “Other income (expense) – net” (2)	—	(368,591)	(53,449)
Cash paid for repurchases of long-term debt	$—	$284,929	$24,425

Clear Channel Acquisition, LLC
Principal amount of debt repurchased (3)	$—	$433,125	$—
Deferred loan costs and other	—	(813)	—
Gain recorded in “Other income (expense) – net” (2)	—	(373,775)	—
Cash paid for repurchases of long-term debt	$—	$58,537	$—

(1)	Represents unamortized fair value purchase accounting discounts recorded as a result of the merger.
(2)
CC Investments, CC Finco, LLC and Clear Channel Acquisition, LLC, repurchased certain of Clear Channel’s senior notes, senior cash pay notes and senior toggle notes at a discount, resulting in a gain on the extinguishment of debt.

(3)	Clear Channel Acquisition, LLC immediately cancelled these notes subsequent to the purchase.

During 2010, Clear Channel repaid its remaining 7.65% senior notes upon maturity for $138.8 million, including $5.1 million of accrued interest, with proceeds from its delayed draw term loan facility that was specifically designated for this purpose.  Also during 2010, Clear Channel repaid its remaining 4.50% senior notes upon maturity for $240.0 million with available cash on hand.

During 2009, Clear Channel repaid the remaining principal amount of its 4.25% senior notes at maturity with a draw under the $500.0 million delayed draw term loan facility that was specifically designated for this purpose.

On November 24, 2008, Clear Channel announced that it commenced a cash tender offer to purchase its outstanding 7.65% Senior Notes due 2010. The tender offer and consent payment expired on December 23, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $252.4 million. The Company recorded an aggregate gain on the extinguishment of debt of $74.7 million in “Other income (expense) — net” during the post-merger period as a result of this tender offer.

Clear Channel repurchased $639.2 million aggregate principal amount of the AMFM Operating Inc. 8% senior notes pursuant to a tender offer and consent solicitation in connection with the merger. The remaining 8% senior notes were repaid at maturity on November 1, 2008. The aggregate loss on the extinguishment of debt recorded in “Other income (expense) — net” in 2008 as a result of the tender offer for the AMFM Operating Inc. 8% senior notes was $8.0 million.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On August 7, 2008, Clear Channel announced that it commenced a cash tender offer and consent solicitation for its outstanding $750.0 million principal amount of 7.65% senior notes due 2010. The tender offer and consent payment expired on September 9, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $363.9 million. Clear Channel recorded a $21.8 million loss in “Other income (expense) — net” during the pre-merger period as a result of the tender.

Clear Channel terminated its cross currency swaps on July 30, 2008 by paying the counterparty $196.2 million from available cash on hand.

On January 15, 2008, Clear Channel repaid its 4.625% senior notes at their maturity for $500.0 million with proceeds from its bank credit facility. On June 15, 2008, Clear Channel repaid its 6.625% Senior Notes at their maturity for $125.0 million with available cash on hand.

Future maturities of long-term debt at December 31, 2010 are as follows:

(In thousands)
2011	$885,087
2012	292,819
2013	459,778
2014	3,775,159
2015	254,173
Thereafter	15,563,671
Total (1)	$21,230,687

____________
(1)	Excludes a negative purchase accounting fair value adjustment of $623.3 million, which is amortized through interest expense over the life of the underlying debt obligations.

NOTE 8 - FINANCIAL INSTRUMENTS

Interest Rate Swaps

The Company’s $2.5 billion notional amount interest rate swap agreement is designated as a cash flow hedge and the effective portion of the gain or loss on the swap is reported as a component of other comprehensive income.  Ineffective portions of a cash flow hedging derivative’s change in fair value are recognized currently in earnings.  No ineffectiveness was recorded in earnings related to this interest rate swap.

The Company entered into its swap agreement to effectively convert a portion of its floating-rate debt to a fixed basis, thus reducing the impact of interest rate changes on future interest expense.  The Company assesses at inception, and on an ongoing basis, whether its interest rate swap agreement is highly effective in offsetting changes in the interest expense of its floating rate debt.  A derivative that is not a highly effective hedge does not qualify for hedge accounting.

The Company continually monitors its positions with, and credit quality of, the financial institution which is counterparty to its interest rate swap.  The Company may be exposed to credit loss in the event of nonperformance by its counterparty to the interest rate swap.  However, the Company considers this risk to be low.  If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in other comprehensive income is recognized currently in income.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 – FAIR VALUE MEASUREMENTS

The Company adopted FASB Statement No. 157, Fair Value Measurements, codified in ASC 820-10, on January 1, 2008 and began to apply its recognition and disclosure provisions to its financial assets and financial liabilities that are remeasured at fair value at least annually.  ASC 820-10-35 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s marketable equity securities and interest rate swap are measured at fair value on each reporting date.

The marketable equity securities are measured at fair value using quoted prices in active markets.  Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1.  The fair value of these securities at December 31, 2010 and 2009 was $70.6 million and $38.9 million, respectively.

The swap agreement is valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing interest rates and credit spread. Due to the fact that the inputs are either directly or indirectly observable, the Company classified the fair value measurement of the agreement as Level 2.

In accordance with ASC 815-20-35-9, as the critical terms of the swap and the floating-rate debt being hedged were the same at inception and remained the same during the current period, no ineffectiveness was recorded in earnings.

The fair value of the Company’s $2.5 billion notional amount interest rate swap designated as a hedging instrument and recorded in “Other long-term liabilities” was $213.1 million at December 31, 2010.

As of December 31, 2009, the Company had an aggregate $6.0 billion notional amount of interest rate swap agreements with an aggregate fair value of $237.2 million recorded in “Other long-term liabilities”.  In October of 2010, $3.5 billion notional amount of interest rate swap agreements matured.

The following table provides the beginning and ending accumulated other comprehensive loss and the current period activity related to the interest rate swap agreements:

(In thousands)	Accumulated other comprehensive loss
Balance at January 1, 2009	$75,079
Other comprehensive loss	74,100
Balance at December 31, 2009	149,179
Other comprehensive income	15,112
Balance at December 31, 2010	$134,067

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC 840.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, trains, bus shelters, etc. to be leases in accordance with the guidance in ASC 840-10.  These contracts may contain minimum annual franchise payments which generally escalate each year.  The Company accounts for these minimum franchise payments on a straight-line basis.  If the rental increases are not scheduled in the lease, for example an increase based on the CPI, those rents are considered contingent rentals and are recorded as expense when accruable.  Other contracts may contain a variable rent component based on revenue.  The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-10.  The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed.  Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases.  The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboards, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract.  The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract.  Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures.  Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

As of December 31, 2010, the Company's future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, and capital expenditure commitments consist of the following:

(In thousands)	Non-Cancelable Operating Leases	Non-Cancelable Contracts	Capital Expenditure Commitments
2011	$369,012	$541,186	$48,059
2012	316,789	419,836	28,501
2013	291,769	351,403	15,486
2014	257,064	307,978	7,395
2015	249,459	281,004	4,344
Thereafter	1,325,325	624,004	3,322
Total	$2,809,418	$2,525,411	$107,107

Rent expense charged to continuing operations for the years ended December 31, 2010 and 2009 was $1.10 billion and $1.13 billion, respectively. Rent expense charged to continuing operations for the post-merger period from July 31, 2008 to December 31, 2008 and the pre-merger period from January 1, 2008 to July 30, 2008 was $526.6 million and $755.4 million, respectively.

The Company and its subsidiaries are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, the Company has accrued its estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings.

In 2006, two of the Company’s operating businesses (L&C Outdoor Ltda. (“L&C”) and Publicidad Klimes Sao Paulo Ltda. (“Klimes”), respectively) in the Sao Paulo, Brazil market received notices of infraction from the state taxing authority, seeking to impose a value added tax (“VAT”) on such businesses, retroactively for the period from December 31, 2001 through January 31, 2006. The taxing authority contends that the Company’s businesses fall within the definition of “communication services” and as such are subject to the VAT.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company has filed petitions to challenge the imposition of this tax against each of its businesses, which are proceeding separately. The Company’s challenge for L&C was unsuccessful at the first administrative level, but successful at the second administrative level. The state taxing authority filed an appeal to the third and final administrative level, which required consideration by a full panel of 16 administrative law judges. On September 27, 2010, the Company received an unfavorable ruling at this final administrative level concluding that the VAT applied to L&C and intends to appeal this ruling to the judicial level. The Company has filed a petition to have the case remanded to the second administrative level for consideration of the reasonableness of the amount of the penalty assessed against it.  The amounts allegedly owed by L&C are approximately $9.3 million in taxes, approximately $18.6 million in penalties and approximately $25.8 million in interest (as of December 31, 2010 at an exchange rate of .58).

The Company’s challenge for Klimes was unsuccessful at the first administrative level, and denied at the second administrative level on or about September 24, 2009.  On January 5, 2011, the administrative law judges at the third administrative level published a ruling that the VAT applies to Klimes as well but did reduce the penalty assessed by the state taxing authority.  With the penalty reduction, the amounts allegedly owed by Klimes are approximately $10.5 million in taxes, approximately $5.2 million in penalties and approximately $16.1 million in interest (as of December 31, 2010 at an exchange rate of .58).  In mid-January 2011, the taxing authority filed an extraordinary appeal to the third administrative level, asking that it reconsider the decision to reduce the penalty assessed against Klimes.  The president of the third administrative level must decide whether to accept that appeal before it can proceed.    Based on the Company’s review of the law in similar cases in other Brazilian states, the Company has not accrued any costs related to these claims and believes the occurrence of loss is not probable.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed.  The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller typically involving the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays.  At December 31, 2010, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $35.0 million.  As the contingencies have not been met or resolved as of December 31, 2010, these amounts are not recorded.  If future payments are made, amounts will be recorded as additional purchase price.

NOTE 11 - GUARANTEES

At December 31, 2010, the Company guaranteed $39.9 million of credit lines provided to certain of its international subsidiaries by a major international bank.  Most of these credit lines related to intraday overdraft facilities covering participants in the Company’s European cash management pool.  As of December 31, 2010, no amounts were outstanding under these agreements.

As of December 31, 2010, the Company had outstanding commercial standby letters of credit and surety bonds of $128.4 million and $46.9 million, respectively.  Letters of credit in the amount of $15.7 million are collateral in support of surety bonds and these amounts would only be drawn under the letters of credit in the event the associated surety bonds were funded and the Company did not honor its reimbursement obligation to the issuers.

These letters of credit and surety bonds relate to various operational matters including insurance, bid, and performance bonds as well as other items.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 - INCOME TAXES

 Significant components of the provision for income tax benefit (expense) are as follows:

(In thousands)	Post-Merger			Pre-Merger
	Year ended December 31, 2010	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008
Current - Federal	$(4,534)	$104,539	$100,578	$6,535
Current - foreign	(41,388)	(15.301)	(15,755)	(24,870)
Current - state	(5,278)	(13,109)	(8,094)	(8,945)
Total current benefit (expense)	(51,200)	76,129	76,729	(27,280)

Deferred - Federal	211,137	366,024	555,679	(145,149)
Deferred - foreign	(3,859)	30,399	17,762	12,662
Deferred - state	3,902	20,768	46,453	(12,816)
Total deferred benefit (expense)	211,180	417,191	619,894	(145,303)
Income tax benefit (expense)	$159,980	$493,320	$696,623	$(172,583)

Current tax expense of $51.2 million was recorded for 2010 as compared to current tax benefits of $76.1 million for 2009 primarily due to the Company’s ability to carry back certain net operating losses in 2009 to prior years.  On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) was enacted into law.  The Act amended Section 172 of the Internal Revenue Code to allow net operating losses realized in a tax year ended after December 31, 2007 and beginning before January 1, 2010 to be carried back for up to five years (such losses were previously limited to a two-year carryback).  This change allowed the Company to recognize current tax benefits of $126.4 million in 2009 related to the projected Federal income tax refund available upon the carryback of its fiscal 2009 taxable losses to prior periods.  The 2009 Federal income tax return and related net operating loss carryback claim was filed in 2010 and resulted in an actual refund of approximately $132.3 million, which was received in 2010.

For the year ended December 31, 2010, deferred tax benefits decreased $206.0 million as compared to 2009 primarily due to larger impairment charges recorded in 2009 related to tax deductible intangibles.  This decrease was partially offset by increases in deferred tax expense in 2009 as a result of the deferral of certain discharge of indebtedness income, for income tax purposes, resulting from the reacquisition of business indebtedness, as provided by the American Recovery and Reinvestment Act of 2009 signed into law on February 17, 2009.  In addition, in 2010 the Company recorded additional deferred tax expenses related to excess tax over book depreciation resulting from the accelerated tax depreciation provisions available under the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 that was signed into law on December 17, 2010.

Current tax benefits for 2009 increased $26.7 million compared to the full year for 2008 primarily due to the Company’s ability to carry back certain net operating losses to prior years as mentioned above.

For the year ended December 31, 2009, deferred tax benefits decreased $57.4 million as compared to 2008 primarily due to larger impairment charges recorded in 2008 related to the tax deductible intangibles.  This decrease was partially offset by increases in deferred tax expense in 2009 as a result of the deferral of certain discharge of indebtedness income, for income tax purposes, resulting from the reacquisition of business indebtedness, as provided by the American Recovery and Reinvestment Act of 2009 signed into law on February 17, 2009.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Significant components of the Company's deferred tax liabilities and assets as of December 31, 2010 and 2009 are as follows:

(In thousands)	2010	2009
Deferred tax liabilities:
Intangibles and fixed assets	$2,202,702	$2,074,925
Long-term debt	523,846	530,519
Foreign	55,102	62,661
Investments in nonconsolidated affiliates	48,880	36,955
Other investments	7,012	18,067
Other	18,488	17,310
Total deferred tax liabilities	2,856,030	2,740,437

Deferred tax assets:
Accrued expenses	123,225	117,041
Unrealized gain in marketable securities	22,229	22,126
Net operating losses	658,352	365,208
Bad debt reserves	12,244	11,055
Deferred Income	700	717
Other	32,241	27,701
Total gross deferred tax assets	848,991	543,848
Less: Valuation allowance	17,434	3,854
Total deferred tax assets	831,557	539,994
Net deferred tax liabilities	$2,024,473	$2,200,443

Included in the Company’s net deferred tax liabilities are $25.7 million and $19.6 million of current net deferred tax assets for 2010 and 2009, respectively.  The Company presents these assets in “Other current assets” on its consolidated balance sheets.  The remaining $2.0 billion and $2.2 billion of net deferred tax liabilities for 2010 and 2009, respectively, are presented in “Deferred tax liabilities” on the consolidated balance sheets.

For the year ended December 31, 2009, the Company recorded certain impairment charges that are not deductible for tax purposes and resulted in a reduction of deferred tax liabilities of approximately $379.6 million.  Additional decreases in net deferred tax liabilities are a result of increases in deferred tax assets associated with current period net operating losses.  The Company is able to utilize those losses through either carrybacks to prior years as a result of the November 6, 2009 tax law change and expanded loss carryback provisions provided by the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) or based on our expectations as to future taxable income from deferred tax liabilities that reverse in the relevant carryforward period for those net operating losses that cannot be carried back.  Increases in 2009 deferred tax liabilities of approximately $338.9 million are a result of the deferral of certain discharge of indebtedness income, for income tax purposes, resulting from the reacquisition of business indebtedness (see Note 7).  These gains are allowed to be deferred for tax purposes and recognized in future periods beginning in 2014 through 2019, as provided by the American Recovery and Reinvestment Act of 2009 signed into law on February 17, 2009.

At December 31, 2010, net deferred tax liabilities include a deferred tax asset of $27.5 million relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation.  Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date.  Accordingly, there can be no assurance that the stock price of the Company’s common stock will rise to levels sufficient to realize the entire tax benefit currently reflected in its balance sheet.

The deferred tax liability related to intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired FCC licenses, permits and tax deductible goodwill created from the Company’s various stock acquisitions.  In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize FCC licenses and permits.  As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its FCC licenses, permits and tax deductible goodwill or sells its FCC licenses or permits.  As the Company continues to amortize its tax basis in its FCC licenses, permits and tax deductible goodwill, the deferred tax liability will increase over time.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax benefit (expense) is:

	Post-Merger						Pre-Merger
	Year Ended December 31,		Year Ended December 31,		Period from July 31 through December 31,		Period from January 1 through July 30,
(In thousands)	2010		2009		2008		2008
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Income tax benefit (expense) at statutory rates	$217,991	35%	$1,589,825	35%	$2,008,040	35%	$(205,108)	35%
State income taxes, net of Federal tax benefit	(1,376)	0%	7,660	0%	38,359	1%	(21,760)	4%
Foreign taxes	(30,967)	(5%)	(92,648)	(2%)	(95,478)	(2%)	29,606	(5%)
Nondeductible items	(3,165)	(0%)	(3,317)	(0%)	(1,591)	(0%)	(2,464)	0%
Changes in valuation allowance and other estimates	(16,263)	(3%)	54,579	1%	(53,877)	(1%)	32,256	(6%)
Impairment charge	―	0%	(1,050,535)	(23%)	(1,194,182)	(21%)	―	―
Other, net	(6,240)	(1%)	(12,244)	(0%)	(4,648)	(0%)	(5,113)	1%
	$159,980	26%	$493,320	11%	$696,623	12%	$(172,583)	29%

A tax benefit was recorded for the year ended December 31, 2010 of 26%.  Foreign income before income taxes was approximately $40.8 million for 2010.  The effective tax rate for 2010 was impacted by the Company’s inability to benefit from tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years.  In addition, the Company recorded a valuation allowance of $13.6 million against deferred tax assets in foreign jurisdictions due to the uncertainty of the ability to realize those assets in future periods.

A tax benefit was recorded for the year ended December 31, 2009 of 11%.  The effective tax rate for the post-merger period was primarily impacted by the goodwill impairment charges which are not deductible for tax purposes (see Note 4).  In addition, the Company was unable to benefit tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years.  These impacts were partially offset by the reversal of valuation allowances on certain net operating losses as a result of the Company’s ability to utilize those losses through either carrybacks to prior years or based on our expectations as to future taxable income from deferred tax liabilities that reverse in the relevant carryforward period for those net operating losses that cannot be carried back.

A tax benefit was recorded for the post-merger period ended December 31, 2008 of 12% and reflects the Company’s ability to recover a limited amount of the Company’s prior period tax liabilities through certain net operating loss carrybacks.  The effective tax rate for the 2008 post-merger period was primarily impacted by the goodwill impairment charges which are not deductible for tax purposes (see Note 4).  In addition, the Company recorded a valuation allowance on certain net operating losses generated during the post-merger period that are not able to be carried back to prior years.  The effective tax rate for the 2008 pre-merger period was primarily impacted by the tax effect of the disposition of certain radio broadcasting assets and investments.

The remaining Federal net operating loss carryforwards of $1.805 billion expires in various amounts from 2020 to 2030.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense.  The total amount of interest accrued at December 31, 2010 and 2009 was $87.5 million and $70.7 million, respectively.  The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2010 and 2009 was $312.9 million and $308.3 million, respectively, of which $269.3 million and $301.5 million is included in “Other long-term liabilities”, and $35.3 million and $6.8 million is included in “Accrued Expenses” on the Company’s consolidated balance sheets.  In addition, $8.3 million of unrecognized tax benefits are recorded net with the Company’s deferred tax assets for its net operating losses as opposed to being recorded in “Other long-term liabilities” at December 31, 2010. The total amount of unrecognized tax benefits at December 31, 2010 and 2009 that, if recognized, would impact the effective income tax rate is $312.9 million and $308.3 million, respectively.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Years Ended December 31,
Unrecognized Tax Benefits	2010	2009
Balance at beginning of period	$237,517	$214,309
Increases for tax position taken in the current year	5,222	3,347
Increases for tax positions taken in previous years	22,990	33,892
Decreases for tax position taken in previous years	(20,705)	(4,629)
Decreases due to settlements with tax authorities	(14,462)	(203)
Decreases due to lapse of statute of limitations	(5,093)	(9,199)
Balance at end of period	$225,469	$237,517

The Company and its subsidiaries file income tax returns in the United States Federal jurisdiction and various state and foreign jurisdictions.  During 2010, the Company settled the Internal Revenue Service (“IRS”) exam for the tax years 2005 and 2006.  As a result of the settlement the Company will pay approximately $14.3 million, inclusive of interest, to the IRS and reverse the excess liabilities related to the effectively settled tax years.  In addition, the Company effectively settled several state and foreign tax audits that resulted in a decrease to the liabilities recorded. During 2009, the Company increased its unrecognized tax benefits for issues in prior years as a result of certain ongoing examinations in both the United States and certain foreign jurisdictions. In addition, the Company released certain unrecognized tax benefits in certain foreign jurisdictions as a result of the lapse of the statute of limitations for certain tax years.  The IRS is currently auditing the Company’s 2007 and 2008 pre and post merger periods.  The company is currently in U.S. Tax Court for the 2003 and 2004 tax years.  The Company expects to settle the 2003 and 2004 U.S. tax years and certain state examinations during the next twelve months.  Substantially all material state, local, and foreign income tax matters have been concluded for years through 2000.

NOTE 13 - SHAREHOLDERS’ EQUITY

In connection with the merger, the Company issued approximately 23.6 million shares of Class A common stock, approximately 0.6 million shares of Class B common stock and approximately 59.0 million shares of Class C common stock.  Every holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock.  Every holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the record date for such vote and the number of shares of Class C common stock outstanding as of the record date for such vote by (b) the number of shares of Class B common stock outstanding as of the record date for such vote.  Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any matters presented to our stockholders.

Except with respect to voting as described above, and as otherwise required by law, all shares of Class A common stock, Class B common stock and Class C common stock have the same powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and are identical to each other in all respects.

Vesting of certain Clear Channel stock options and restricted stock awards was accelerated upon closing of the merger.  As a result, except for certain executive officers and holders of certain options that could not, by their terms, be cancelled prior to their stated expiration date, holders of stock options received cash or, if elected, an amount of Company Class A common stock, in each case equal to the intrinsic value of the awards based on a market price of $36.00 per share.  Holders of restricted stock awards received $36.00 per share in cash or a share of Company Class A common stock per share of Clear Channel restricted stock.  Approximately $39.2 million of share-based compensation was recognized in the pre-merger period as a result of the accelerated vesting of the stock options and restricted stock awards.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Dividends

Clear Channel did not declare dividends in 2008, 2009 or 2010.  The Company has never paid cash dividends on its Class A common stock, and currently does not intend to pay cash dividends on its Class A common stock in the future.  Clear Channel’s debt financing arrangements include restrictions on its ability to pay dividends thereby limiting the Company’s ability to pay dividends.

Prior to the merger, Clear Channel’s Board of Directors declared a quarterly cash dividend of $93.4 million on December 3, 2007 and paid on January 15, 2008.

Share-Based Compensation

Stock Options

The Company has granted options to purchase its Class A common stock to certain key executives under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant.  These options are granted for a term not to exceed ten years and are forfeited, except in certain circumstances, in the event the executive terminates his or her employment or relationship with the Company or one of its affiliates.  Approximately one-third of the options granted vest based solely on continued service over a period of up to five years with the remainder becoming eligible to vest over five years if certain predetermined performance targets are met.  The equity incentive plan contains antidilutive provisions that permit an adjustment of the number of shares of the Company’s common stock represented by each option for any change in capitalization.

The Company accounts for its share-based payments using the fair value recognition provisions of ASC 718-10.  The fair value of the portion of options that vest based on continued service is estimated on the grant date using a Black-Scholes option-pricing model and the fair value of the remaining options which contain vesting provisions subject to service, market and performance conditions is estimated on the grant date using a Monte Carlo model.  Expected volatilities were based on implied volatilities from traded options on peer companies, historical volatility on peer companies’ stock, and other factors.  The expected life of the options granted represents the period of time that the options granted are expected to be outstanding.  The Company used historical data to estimate option exercises and employee terminations within the valuation model.  The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option.  The following assumptions were used to calculate the fair value of these options:

	2010	2009
Expected volatility	58%	58%
Expected life in years	5.0 – 7.0	5.5 – 7.5
Risk-free interest rate	2.03% – 2.74%	2.30% –3.26%
Dividend yield	0%	0%

The following table presents a summary of the Company's stock options outstanding at and stock option activity during the year ended December 31, 2010 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2010	6,160	$35.15
Granted (1)	520	10.00
Exercised	–	n/a
Forfeited	(319)	36.00
Expired	(41)	52.44
Outstanding, December 31, 2010 (2)	6,320	32.93	7.7 years	$0
Exercisable	1,086	29.09	6.9 years	0
Expect to Vest	2,303	30.84	7.9 years	0
____________
(1)	The weighted average grant date fair value of options granted during the year ended December 31, 2010 was $4.79 per share.
(2)
Non-cash compensation expense has not been recorded with respect to 3.4 million shares as the vesting of these options is subject to performance conditions that have not yet been determined probable to meet.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A summary of the Company’s unvested options and changes during the year ended December 31, 2010 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2010	5,352	$19.29
Granted	520	4.79
Vested	(319)	14.02
Forfeited	(319)	16.75
Unvested, December 31, 2010	5,234	18.32

Restricted Stock Awards

Prior to the merger, Clear Channel granted restricted stock awards to its employees and directors and its affiliates under its various equity incentive plans.  These common shares held a legend which restricted their transferability for a term of up to five years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with Clear Channel prior to the lapse of the restriction.  Recipients of the restricted stock awards were entitled to all cash dividends as of the date the award was granted.

At July 30, 2008, there were 2,692,904 outstanding Clear Channel restricted stock awards held by Clear Channel’s employees and directors under Clear Channel’s equity incentive plans. Pursuant to the Merger Agreement, 1,876,315 of the Clear Channel restricted stock awards became fully vested and converted into the right to receive, with respect to each share of such restricted stock, a cash payment or equity in the Company equal to the value of $36.00 per share. The remaining 816,589 shares of Clear Channel restricted stock were converted on a one-for-one basis into restricted stock of the Company.  These converted shares continue to vest in accordance with their original terms.  Following the merger, Clear Channel restricted stock automatically ceased to exist and is no longer outstanding, and, following the receipt of the cash payment or equity, if any, described above, the holders thereof no longer have any rights with respect to Clear Channel restricted stock.

On July 30, 2008, the Company granted 555,556 shares of restricted stock to each its Chief Executive Officer and Chief Financial Officer under its 2008 Incentive Plan.  The aggregate fair value of these awards was $40.0 million, based on the market value of a share of the Company’s Class A common stock on the grant date, or $36.00 per share.  These Class A common shares are subject to restrictions on their transferability, which lapse ratably over a term of five years and will be forfeited, except in certain circumstances, in the event the employee terminates his employment or relationship with the Company prior to the lapse of the restriction.  The following table presents a summary of the Company's restricted stock outstanding at and restricted stock activity during the year ended December 31, 2010 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)
	Awards	Price
Outstanding January 1, 2010	1,377	$36.00
Granted	–	n/a
Vested (restriction lapsed)	(466)	36.00
Forfeited	(16)	36.00
Outstanding, December 31, 2010	895	36.00

On August 23, 2010, Mark P. Mays tendered 200,000 shares to the Company for purchase at $36.00 per share pursuant to a put option included in his amended employment agreement.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CCOH Share-Based Awards

CCOH Stock Options

The Company’s subsidiary, CCOH, grants options to purchase shares of its Class A common stock to its employees and directors and its affiliates under its equity incentive plan typically at no less than the fair market value of the underlying stock on the date of grant.  These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCOH or one of its affiliates.  These options vest over a period of up to five years.  A portion of the options granted vest based solely on continued service over a period of up to four years with the remainder becoming eligible to vest over five years if certain predetermined performance targets are met.  The incentive stock plan contains anti-dilutive provisions that permit an adjustment of the number of shares of CCOH’s common stock represented by each option for any change in capitalization.

The fair value of each option awarded on CCOH common stock is estimated on the date of grant using a Black-Scholes option-pricing model.  Expected volatilities are based on implied volatilities from traded options on CCOH’s stock, historical volatility on CCOH’s stock, and other factors.  The expected life of options granted represents the period of time that options granted are expected to be outstanding.  CCOH uses historical data to estimate option exercises and employee terminations within the valuation model.  CCOH includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards.  The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option.  The following assumptions were used to calculate the fair value of CCOH’s options on the date of grant:

	Post-Merger			Pre-Merger
	Years Ended December 31,		Period from July 31 through December 31,	Period from January 1 through July 30,
	2010	2009	2008	2008
Expected volatility	58%	58%	n/a	27%
Expected life in years	5.5 – 7.0	5.5 – 7.0	n/a	5.5 – 7.0
Risk-free interest rate	1.38% – 3.31%	2.31% – 3.25%	n/a	3.24% – 3.38%
Dividend yield	0%	0%	n/a	0%

The following table presents a summary of CCOH’s stock options outstanding at and stock option activity during the year ended December 31, 2010 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2010	9,040	$17.48
Granted (1)	2,092	9.87
Exercised (2)	(178)	5.26
Forfeited	(798)	13.03
Expired	(1,115)	23.72
Outstanding, December 31, 2010	9,041	15.55	6.2 years	$23,799
Exercisable	4,652	19.80	4.1 years	3,195
Expect to vest	3,890	11.20	8.4 years	15,867
____________
(1)
The weighted average grant date fair value of CCOH options granted during the post-merger years ended December 31, 2010 and 2009 was $5.65 per share and $3.38 per share, respectively.  The weighted average grant date fair value of CCOH options granted during the pre-merger prior from January 1, 2008 through July 30, 2008 was $7.10 per share.

(2)
Cash received from CCOH option exercises during the post-merger ended December 31, 2010 was $0.9 million.  The total intrinsic value of the CCOH options exercised during the post-merger year ended December 31, 2010 was $1.1 million.  No CCOH options were exercised during the post-merger year ended December 31, 2009.  Cash received from CCOH option exercises during the pre-merger period from January 1, 2008 through July 30, 2008, was $4.3 million.  The total intrinsic value of CCOH options exercised during the pre-merger period from January 1, 2008 through July 30, 2008 was $0.7 million.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A summary of CCOH’s unvested options at and changes during the year ended December 31, 2010 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2010	5,623	$5.71
Granted	2,092	5.65
Vested (1)	(2,528)	6.28
Forfeited	(798)	5.64
Unvested, December 31, 2010	4,389	5.31
____________
(1)
The total fair value of CCOH options vested during the years ended December 31, 2010 and 2009 was $15.9 million and $9.9 million, respectively.  The total fair value of CCOH options vested during the pre-merger period from January 1, 2008 through July 30, 2008 was $5.7 million.  The total fair value of CCOH options vested during the post-merger period from July 31 through December 31, 2008 was $2.3 million.

Restricted Stock Awards

CCOH has also granted both restricted stock awards and restricted stock units to employees and directors of CCOH and its affiliates.  The restricted stock awards represent shares of Class A common stock that hold a legend which restricts their transferability for a term of up to five years.  The restricted stock units represent the right to receive shares upon vesting, which is generally over a period of up to five years.  Both restricted stock awards and restricted stock units are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCOH prior to the lapse of the restriction.  Restricted stock awards and restricted stock unit awards are granted under the CCOH equity incentive plan.

The following table presents a summary of CCOH’s restricted stock and restricted stock units outstanding at and activity during the year ended December 31, 2010 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2010	365	$18.14
Granted	11	12.57
Vested (restriction lapsed)	(173)	19.89
Forfeited	(23)	22.96
Outstanding, December 31, 2010	180	15.36

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Share-Based Compensation Cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. The following table presents the amount of share-based compensation recorded during the years ended December 31, 2010 and 2009, five months ended December 31, 2008 and the seven months ended July 30, 2008:

(In thousands)	Post-Merger			Pre-Merger
	Years Ended December 31,		Five Months Ended	Seven Months Ended
	2010	2009	December 31, 2008	July 30, 2008
Direct operating expenses	$11,996	$11,361	$4,631	$21,162
Selling, general & administrative expenses	7,109	7,304	2,687	21,213
Corporate expenses	15,141	21,121	8,593	20,348
Total share based compensation expense	$34,246	$39,786	$15,911	$62,723

As of December 31, 2010, there was $40.6 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions.  This cost is expected to be recognized over two years.  In addition, as of December 31, 2010, there was $59.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions.  This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Additionally, the Company recorded compensation expense of $6.0 million in “Corporate expenses” related to shares tendered by Mark P. Mays to the Company on August 23, 2010 for purchase at $36.00 per share pursuant to a put option included in his amended employment agreement.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Reconciliation of Earnings (Loss) per Share

(In thousands, except per share data)	Post-Merger			Pre-Merger
	Year ended December 31, 2010	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008
NUMERATOR:
Net income (loss) attributable to the Company – common shares	$(479,089)	$(4,034,086)	$(5,041,998)	$1,036,525
Less: Participating securities dividends	5,916	6,799	―	―
Less: Income (loss) from discontinued operations, net	―	―	(1,845)	640,236
Income (loss) from continuing operations attributable to the Company	$(485,005)	(4,040,885)	(5,040,153)	396,289
Less: Income (loss) from continuing operations attributable to the Company – unvested shares	―	―	―	2,333
Income (loss) from continuing operations attributable to the Company per common share – basic and diluted	$(485,005)	$(4,040,885)	$(5,040,153)	$393,956

DENOMINATOR:
Weighted average common shares - basic	81,653	81,296	81,242	495,044

Effect of dilutive securities:
Stock options and common stock warrants (1)	―	―	―	1,475
Denominator for net income (loss) per common share – diluted	81,653	81,296	81,242	496,519

Net income (loss) per common share:
Basic:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80
Discontinued operations	―	―	(0.02)	1.29
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09

Diluted:
Income (loss) attributable to the Company before discontinued operations	$(5.94)	$(49.71)	$(62.04)	$0.80
Discontinued operations	―	―	(0.02)	1.29
Net income (loss) attributable to the Company	$(5.94)	$(49.71)	$(62.06)	$2.09
____________
(1)
7.2 million, 7.6 million, 7.6 million, and 7.8 million stock options and restricted shares were outstanding at December 31, 2010, December 31, 2009, July 30, 2008, and December 31, 2008, respectively, that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive as the respective options’ strike price was greater than the current market price of the shares.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 - EMPLOYEE STOCK AND SAVINGS PLANS

The Company has various 401(k) savings and other plans for the purpose of providing retirement benefits for substantially all employees.  Under these plans, an employee can make pre-tax contributions and the Company will match a portion of such an employee's contribution.  Employees vest in these Company matching contributions based upon their years of service to the Company.  Contributions from continuing operations to these plans of $29.8 million and $23.0 million for the years ended December 31, 2010 and 2009, respectively, $12.4 million for the post-merger period ended December 31, 2008 and $17.9 million for the pre-merger period ended July 30, 2008, were expensed. The Company suspended the matching contribution as of April 30, 2009.  Effective April 1, 2010, the Company reinstated the matching contribution retroactive to January 1, 2010.

The Company offers a non-qualified deferred compensation plan for its highly compensated executives, under which such executives are able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes.  The Company accounts for the plan in accordance with the provisions of ASC 710-10.  Matching credits on amounts deferred may be made in the Company’s sole discretion and the Company retains ownership of all assets until distributed.  Participants in the plan have the opportunity to allocate their deferrals and any Company matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan.  In accordance with the provisions of ASC 710-10, the assets and liabilities of the non-qualified deferred compensation plan are presented in “Other assets” and “Other long-term liabilities” in the accompanying consolidated balance sheets, respectively.  The asset and liability under the deferred compensation plan at December 31, 2010 was approximately $11.3 million recorded in “Other assets” and $11.3 million recorded in “Other long-term liabilities”, respectively. The asset and liability under the deferred compensation plan at December 31, 2009 was approximately $9.9 million recorded in “Other assets” and $9.9 million recorded in “Other long-term liabilities”, respectively.

NOTE 15 – OTHER INFORMATION

(In thousands)	Post-Merger			Pre-Merger
	Year ended December 31, 2010	Year ended December 31, 2009	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008
“Other income (expense) – net” includes:
Foreign exchange gain (loss)	$(12,783)	$(15,298)	$21,323	$7,960
Gain (loss) on early redemption of debt, net	60,289	713,034	108,174	(13,484)
Other	(1,051)	(18,020)	2,008	412
Total other income (expense) – net	$46,455	$679,716	$131,505	$(5,112)

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Post-Merger				Pre-Merger
	Year ended December 31, 2010	Year ended December 31, 2009	Period from July 31 through December 31, 2008		Period from January 1 through July 30, 2008
Deferred income tax (assets) liabilities on items of other comprehensive income (loss) include:
Foreign currency translation adjustments	$5,916	$16,569		$(20,946)	$(24,894)
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss)	14,475	$6,743	$	―	$(27,047)
Unrealized gain (loss) on cash flow derivatives	9,067	$(44,350)		$(43,706)	$ ―

(In thousands)	As of December 31,
	2010		2009
“Other current assets” include:
Income taxes receivable	$	―	$136,207
Inventory		22,517	25,838
Deferred tax asset		25,724	19,581
Deposits		30,966	20,064
Deferred loan costs		50,133	55,479
Other		54,913	83,864
Total other current assets		$184,253	$341,033

(In thousands)	As of December 31,
	2010	2009
“Other assets” include:
Investments in, and advances to, nonconsolidated affiliates	$357,751	$345,349
Other investments	75,332	44,685
Notes receivable	761	1,465
Prepaid expenses	794	988
Deferred loan costs	204,772	251,938
Deposits	13,804	11,225
Prepaid rent	79,683	87,960
Other prepayments	21,723	16,028
Non-qualified plan assets	11,319	9,919
Total other assets	$765,939	$769,557

(In thousands)	As of December 31,
	2010	2009
“Other long-term liabilities” include:
Unrecognized tax benefits	$269,347	$301,496
Asset retirement obligation	52,099	51,301
Non-qualified plan liabilities	11,319	9,919
Interest rate swap	213,056	237,235
Deferred income	13,408	17,105
Other	217,447	207,498
Total other long-term liabilities	$776,676	$824,554

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	As of December 31,
	2010	2009
“Accumulated other comprehensive income (loss)” includes:
Cumulative currency translation adjustment	$(179,639)	$(202,529)
Cumulative unrealized gain (losses) on securities	36,698	(85,995)
Reclassification adjustments and other	8,192	104,394
Cumulative unrealized gain (losses) on cash flow derivatives	(134,067)	(149,179)
Total accumulated other comprehensive income (loss)	$(268,816)	$(333,309)

NOTE 16 - SEGMENT DATA

The Company’s reportable operating segments, which it believes best reflects how the Company is currently managed, are radio broadcasting, Americas outdoor advertising and international outdoor advertising.  Revenue and expenses earned and charged between segments are recorded at fair value and eliminated in consolidation.  The radio broadcasting segment also operates various radio networks.  The Americas outdoor advertising segment consists of operations primarily in the United States, Canada and Latin America, with approximately 89% of its 2010 revenue in this segment derived from the United States.  The international outdoor segment primarily includes operations in Europe, Asia and Australia.  The Americas and international display inventory consists primarily of billboards, street furniture displays and transit displays.  The other category includes the Company’s media representation firm as well as other general support services and initiatives which are ancillary to the Company’s other businesses.  Corporate includes infrastructure and support including, information technology, human resources, legal, finance and administrative functions of each of the Company’s operating segments, as well as overall executive, administrative and support functions. Share-based payments are recorded by each segment in direct operating and selling, general and administrative expenses.

(In thousands)	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated

Post-Merger Year Ended December 31, 2010
Revenue	$2,898,087	$1,290,014	$1,507,980	$261,461	$—	$(91,857)	$5,865,685
Direct operating expenses	820,214	588,592	971,380	105,714	—	(43,733)	2,442,167
Selling, general and administrative expenses	981,094	218,776	275,880	82,066	—	(48,124)	1,509,692
Depreciation and amortization	256,673	209,127	204,461	52,965	9,643	—	732,869
Corporate expenses	—	—	—	—	284,042	—	284,042
Impairment charges	—	—	—	—	15,364	—	15,364
Other operating expense – net	—	—	—	—	(16,710)	—	(16,710)
Operating income (loss)	$840,106	$273,519	$56,259	$20,716	$(325,759)	$—	$864,841

Intersegment revenues	$28,863	$4,173	$—	$58,821	$—	$—	$91,857
Identifiable assets	$8,411,953	$4,597,615	$2,059,892	$812,189	$1,598,218	$—	$17,479,867
Capital expenditures	$35,463	$96,720	$98,553	$—	$10,728	$—	$241,464
Share-based compensation expense	$7,152	$9,207	$2,746	$—	$15,141	$—	$34,246

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising		Other	Corporate and other reconciling items	Eliminations	Consolidated

Post-Merger Year Ended December 31, 2009
Revenue	$2,736,404	$1,238,171		$1,459,853	$200,467	$—	$(82,986)	$5,551,909
Direct operating expenses	901,799	608,078		1,017,005	98,829	—	(42,448)	2,583,263
Selling, general and administrative expenses	933,505	202,196		282,208	89,222	—	(40,538)	1,466,593
Depreciation and amortization	261,246	210,280		229,367	56,379	8,202	—	765,474
Corporate expenses	—	—		—	—	253,964	—	253,964
Impairment charges	—	—		—	—	4,118,924	—	4,118,924
Other operating expense – net	—	—		—	—	(50,837)	—	(50,837)
Operating income (loss)	$639,854	$217,617		$(68,727)	$(43,963)	$(4,431,927)	$—	$(3,687,146)
			$
Intersegment revenues	$31,974	$2,767		$—	$48,245	$—	$—	$82,986
Identifiable assets	$8,601,490	$4,722,975		$2,216,691	$771,346	$1,734,599	$—	$18,047,101
Capital expenditures	$41,880	$84,440		$91,513	$322	$5,637	$—	$223,792
Share-based compensation expense	$8,276	$7,977		$2,412	$—	$21,121	$—	$39,786

Post-Merger Period from July 31, 2008 through December 31, 2008

Revenue	$1,355,894	$587,427	$739,797	$97,975	$—	$(44,152)	$2,736,941
Direct operating expenses	409,090	276,602	486,102	46,193	—	(19,642)	1,198,345
Selling, general and administrative expenses	530,445	114,260	147,264	39,328	—	(24,510)	806,787
Depreciation and amortization	90,166	90,624	134,089	24,722	8,440	—	348,041
Corporate expenses	—	—	—	—	102,276	—	102,276
Merger expenses	—	—	—	—	68,085	—	68,085
Impairment charges	—	—	—	—	5,268,858	—	5,268,858
Other operating income – net	—	—	—	—	13,205	—	13,205
Operating income (loss)	$326,193	$105,941	$(27,658)	$(12,268)	$(5,434,454)	$—	$(5,042,246)

Intersegment revenues	$15,926	$3,985	$—	$24,241	$—	$—	$44,152
Identifiable assets	$11,905,689	$5,187,838	$2,409,652	$1,016,073	$606,211	$—	$21,125,463
Capital expenditures	$24,462	$93,146	$66,067	$2,567	$4,011	$—	$190,253
Share-based compensation expense	$3,399	$3,012	$797	$110	$8,593	$—	$15,911

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated

Pre-Merger Period from January 1, 2008 through July 30, 2008

Revenue	$1,937,980	$842,831	$1,119,232	$111,990	$—	$(60,291)	$3,951,742
Direct operating expenses	570,234	370,924	748,508	46,490	—	(30,057)	1,706,099
Selling, general and administrative expenses	652,162	138,629	206,217	55,685	—	(30,234)	1,022,459
Depreciation and amortization	62,656	117,009	130,628	28,966	9,530	—	348,789
Corporate expenses	—	—	—	—	125,669	—	125,669
Merger expenses	—	—	—	—	87,684	—	87,684
Other operating income – net	—	—	—	—	14,827	—	14,827
Operating income (loss)	$652,928	$216,269	$33,879	$(19,151)	$(208,056)	$—	$675,869

Intersegment revenues	$23,551	$4,561	$—	$32,179	$—	$—	$60,291
Identifiable assets	$11,667,570	$2,876,051	$2,704,889	$558,638	$656,616	$—	$18,463,764
Capital expenditures	$37,004	$82,672	$116,450	$1,609	$2,467	$—	$240,202
Share-based compensation expense	$34,386	$5,453	$1,370	$1,166	$20,348	$—	$62,723

Revenue of $1.7 billion, $1.6 billion, $799.8 million and $1.2 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2010 and 2009, the post-merger period from July 31, 2008 through December 31, 2008 and the pre-merger period January 1, 2008 through July 30, 2008, respectively.  Revenue of $4.2 billion, $4.0 billion, $1.9 billion and $2.8 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2010 and 2009, the post-merger period from July 31, 2008 through December 31, 2008 and the pre-merger period January 1, 2008 through July 30, 2008, respectively.

Identifiable long-lived assets of $802.4 million, $863.8 million and $909.9 million derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2010, 2009 and 2008, respectively.  Identifiable long-lived assets of $2.3 billion, $2.5 billion and $2.6 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2010, 2009 and 2008, respectively.

CC MEDIA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17 - QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)
	March 31,		June 30,		September 30,		December 31,
	2010	2009	2010	2009	2010	2009	2010	2009
Revenue	$1,263,778	$1,207,987	$1,490,009	$1,437,865	$1,477,347	$1,393,973	$1,634,551	$1,512,084
Operating expenses:
Direct operating expenses	597,347	618,349	600,916	637,076	596,540	632,778	647,364	695,060
Selling, general and administrative expenses	349,296	377,536	376,637	360,558	365,555	337,055	418,204	391,444
Corporate expenses	64,496	47,635	64,109	50,087	80,518	79,723	74,919	76,519
Depreciation and amortization	181,334	175,559	184,178	208,246	184,079	190,189	183,278	191,480
Impairment charges	―	―	―	4,041,252	―	―	15,364	77,672
Other operating income (expense) - net	3,772	(2,894)	3,264	(31,516)	(29,559)	1,403	5,813	(17,830)
Operating income (loss)	75,077	(13,986)	267,433	(3,890,870)	221,096	155,631	301,235	62,079
Interest expense	385,795	387,053	385,579	384,625	389,197	369,314	372,770	359,874
Gain (loss) on marketable securities	―	―	—	—	—	(13,378)	(6,490)	7
Equity in earnings (loss) of nonconsolidated affiliates	1,871	(4,188)	3,747	(17,719)	2,994	1,226	(2,910)	(8)
Other income (expense) – net	58,035	(3,180)	(787)	430,629	(5,700)	222,282	(5,093)	29,985
Income (loss) before income taxes	(250,812)	(408,407)	(115,186)	(3,862,585)	(170,807)	(3,553)	(86,028)	(267,811)
Income tax (expense) benefit (1)	71,185	(19,592)	37,979	184,552	20,415	(89,118)	30,401	417,478
Consolidated net income (loss)	(179,627)	(427,999)	(77,207)	(3,678,033)	(150,392)	(92,671)	(55,627)	149,667
Amount attributable to noncontrolling interest	(4,213)	(9,782)	9,117	(4,629)	4,293	(2,816)	7,039	2,277
Net income (loss) attributable to the Company	$(175,414)	$(418,217)	$(86,324)	$(3,673,404)	$(154,685)	$(89,855)	$(62,666)	$147,390

Net income per common share:
Basic:	$(2.17)	$(5.15)	$(1.06)	$(45.23)	$(1.91)	$(1.12)	$(0.80)	$1.71
Diluted:	$(2.17)	$(5.15)	$(1.06)	$(45.23)	$(1.91)	$(1.12)	$(0.80)	$1.71

The Company's Class A common shares are quoted for trading on the OTC Bulletin Board under the symbol CCMO.

(1)	See Note 12 for further discussion of the tax benefits recorded in the fourth quarters of 2010 and 2009.

NOTE 18 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is party to a management agreement with certain affiliates of the Sponsors and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018.  These agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses.  For the years ended December 31, 2010 and 2009, the Company recognized management fees and reimbursable expenses of $17.1 million and $20.5 million, respectively.  For the post-merger period ended December 31, 2008, the Company recognized management fees and reimbursable expenses of $6.3 million.

ITEM 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not Applicable

ITEM 9A.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of management, including our Chief Executive Officer and our Chief Financial Officer, we have carried out an evaluation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).  Based on that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2010 to ensure that information we are required to disclose in reports that are filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC and is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting.  The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles.

As of December 31, 2010, management assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on the assessment, management determined that the Company maintained effective internal control over financial reporting as of December 31, 2010, based on those criteria.

Ernst & Young LLP, the independent registered public accounting firm that audited the consolidated financial statements of the Company included in this Annual Report on Form 10-K, has issued an attestation report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010.  The report, which expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, is included in this Item under the heading “Report of Independent Registered Public Accounting Firm.”

There were no changes in our internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
CC Media Holdings, Inc.

We have audited CC Media Holdings, Inc.’s (Holdings) internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Holdings’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Holdings maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Holdings as of December 31, 2010 and 2009, the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows of Holdings for the years ended December 31, 2010 and 2009 and for the period from July 31, 2008 through December 31, 2008, and the related consolidated statement of operations, shareholders’ equity, and cash flows of Clear Channel Communications, Inc. for the period from January 1, 2008 through July 30, 2008 and our report dated February 14, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas
February 14, 2011

ITEM 9B.  Other Information

Not Applicable

OTHER DATA

Executive Officers of the Registrant

The following information with respect to our executive officers is presented as of April 1, 2011:

Name	Age	Position
Thomas W. Casey	48	Office of the Chief Executive Officer, and Executive Vice President and Chief Financial Officer
Ronald H. Cooper	54	Chief Executive Officer—Clear Channel Outdoor—Americas
C. William Eccleshare	55	Chief Executive Officer—Clear Channel Outdoor—International
Scott D. Hamilton	41	Senior Vice President, Chief Accounting Officer and Assistant Secretary
John E. Hogan	54	President and Chief Executive Officer—Clear Channel Radio
Robert H. Walls, Jr.	50	Office of the Chief Executive Officer, and Executive Vice President, General Counsel and Secretary

The officers named above serve until the next Board of Directors meeting immediately following the Annual Meeting of Stockholders or until their respective successors are chosen and qualified, in each case unless the officer sooner dies, resigns, is removed or becomes disqualified.  We expect to retain the individuals named above as our executive officers at such next Board of Directors meeting immediately following the Annual Meeting of Stockholders.

Thomas W. Casey was appointed as our Executive Vice President and Chief Financial Officer, and as Executive Vice President and Chief Financial Officer of Clear Channel and Clear Channel Outdoor Holdings, Inc., effective as of January 4, 2010.  On March 31, 2011, Mr. Casey was appointed to serve in the newly-created Office of the Chief Executive Officer of CC Media Holdings, Inc., Clear Channel and Clear Channel Outdoor Holdings, Inc., in addition to his existing offices.  Prior to January 4, 2010, Mr. Casey served as Executive Vice President and Chief Financial Officer of Washington Mutual, Inc. from November 2002 until October 2008.  Washington Mutual, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2008.  Prior to November 2002, Mr. Casey served as Vice President of General Electric Company and Senior Vice President and Chief Financial Officer of GE Financial Assurance since 1999.

Ronald H. Cooper has been an executive officer of ours serving as our Chief Executive Officer—Clear Channel Outdoor—Americas since February 17, 2011.  He has served in the same capacity as an executive officer of Clear Channel Outdoor Holdings, Inc. since December 10, 2009.   Previously, Mr. Cooper was the President and Chief Operating Officer of Adelphia Communications Corporation from 2003 until 2006.  Prior thereto he served as the Chief Operating Officer of AT&T Broadband from 2001 to 2002 and as President and Chief Operating Officer of RELERA Data Centers & Solutions from 2000 to 2001.

C. William Eccleshare has been an executive officer of ours serving as our Chief Executive Officer—Clear Channel Outdoor—International since February 17, 2011.  He has served in the same capacity as an executive officer of Clear Channel Outdoor Holdings, Inc. since September 1, 2009.  Previously, he was Chairman and CEO of BBDO Europe from 2005 to 2009.  Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002.

Scott D. Hamilton was appointed as our Senior Vice President, Chief Accounting Officer and Assistant Secretary, and as Senior Vice President, Chief Accounting Officer and Assistant Secretary of Clear Channel and Clear Channel Outdoor Holdings, Inc., on April 26, 2010.  Previously, Mr. Hamilton served as Controller and Chief Accounting Officer of Avaya Inc. (“Avaya”), a multinational telecommunications company, from October 2008 to April 2010.  Prior thereto, Mr. Hamilton served in various accounting and finance positions at Avaya, beginning in October 2004.  Prior thereto, Mr. Hamilton was employed by PricewaterhouseCoopers from September 1992 until September 2004.

John E. Hogan was appointed as our President and Chief Executive Officer—Clear Channel Radio on July 30, 2008, and prior thereto he served as the Senior Vice President and President and CEO of Radio for Clear Channel since August 2002.

Robert H. Walls, Jr. was appointed as our Executive Vice President, General Counsel and Secretary, and as Executive Vice President, General Counsel and Secretary of Clear Channel and Clear Channel Outdoor Holdings, Inc., on January 1, 2010.  On March 31, 2011, Mr. Walls was appointed to serve in the newly-created Office of the Chief Executive Officer of CC Media Holdings, Inc., Clear Channel and Clear Channel Outdoor Holdings, Inc., in addition to his existing offices.  Prior to January 1, 2010, Mr. Walls was a founding partner of Post Oak Energy Capital, LP and served as Managing Director through December 31, 2009, and remains an advisor to and a partner of Post Oak Energy Capital, LP.  Prior thereto, Mr. Walls was Executive Vice President and General Counsel of Enron Corp., and a member of its Chief Executive Office since 2002.  Prior thereto, he was Executive Vice President and General Counsel of Enron Global Assets and Services, Inc. and Deputy General Counsel of Enron Corp.  Enron Corp. filed for protection under Chapter 11 of the United States Bankruptcy Code in December 2001.

CC Media Holdings, Inc.
Annual Meeting of Stockholders	May 17, 2011
9:00 a.m.
CC Media Holdings, Inc.
200 East Basse Road
San Antonio, Texas 78209	ADMIT ONE

CC Media Holdings, Inc.
Annual Meeting of Stockholders	May 17, 2011
9:00 a.m.
CC Media Holdings, Inc.
200 East Basse Road
San Antonio, Texas 78209	ADMIT ONE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

CC Media Holdings, Inc.

96326

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE 12 NOMINEES
NAMED BELOW, “FOR” ITEMS 2 AND 4 AND A VOTE TO HOLD FUTURE ADVISORY VOTES ONCE EVERY 3 YEARS IN ITEM 3.
						Please mark your votes as indicated in this example			☒

							FOR	AGAINST	ABSTAIN

1.	ELECTION OF DIRECTORS (Please vote FOR a total of only 12 Nominees)	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2.	Approval of the advisory (non-binding) resolution on executive compensation.	☐	☐	☐
	The Board recommends that you vote “FOR” all 12 Nominees listed below:	☐	☐	☐	The Board recommends that you vote “FOR” approval of the advisory resolution.
	Nominees:					1 year	2 years	3 years	ABSTAIN
01	David C. Abrams	07 Blair E. Hendrix
02 03	Irving L. Azoff Steven W. Barnes	08 Jonathon S. Jacobson 09 Ian K. Loring			3.	Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐
04	Richard J. Bressler	10 Mark P. Mays
05	Charles A. Brizius	11 Randall T. Mays
06	John P. Connaughton	12 Scott M. Sperling
The Board recommends a vote to hold future advisory votes once every 3 years.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
							FOR	AGAINST	ABSTAIN

*Exceptions					4.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

The Board recommends that you vote “FOR” ratification.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your CC Media Holdings, Inc. account online.

Access your CC Media Holdings, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for CC Media Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

●	View account status	●	Make address changes
●	View certificate history	●	Obtain a duplicate 1099 tax form
●	View book-entry information

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on May 17, 2011.

The Proxy Statement and Annual Report Materials are available at:
http://bnymellon.mobular.net/bnymellon/ccmo.

▼ FOLD AND DETACH HERE ▼

PROXY
CC Media Holdings, Inc.

2011 Meeting of Stockholders – May 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mark P. Mays, Thomas W. Casey and Robert H. Walls, Jr., and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CC Media Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held in San Antonio, Texas on May 17, 2011 at 9:00 a.m. local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	96326